1940 Act No. 811-21806

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 Form N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933	[ ]
Pre-Effective Amendment No.____
Post-Effective Amendment No.____

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 5	[X]

ASSET ALLOCATION TRUST
(Exact Name of Registrant as Specified in Charter)
200 Berkeley Street, Boston, Massachusetts 02116-5034
(Address of Principal Executive Offices)
(617) 210-3200
(Registrant's Telephone Number)

The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801
(Name and Address of Agent for Service)

PART A

ASSET ALLOCATION TRUST

PRIVATE PLACEMENT MEMORANDUM

ASSET ALLOCATION TRUST

Private Placement Memorandum, May 1, 2006 as supplemented July 31, 2006

INTRODUCTION

Asset Allocation Trust (the "Trust") is a no-load, open-end investment management company.  It was organized as a statutory trust under the laws of the state of Delaware on June 14, 2005. The Trust issues its shares of beneficial interest solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only Evergreen Asset Allocation Fund, a series of Evergreen Equity Trust, may currently invest in the Trust.  Evergreen Equity Trust is an open-end, management investment company, which was organized as a Delaware statutory trust on September 18, 1997.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

INVESTMENT OBJECTIVE

The Trust seeks total return. The Trust's investment objective is nonfundamental and may be changed by the Trust’s Board of Trustees without shareholder approval.

PRINCIPAL INVESTMENT STRATEGIES

The Trust seeks total return greater than the GMO Global Balanced Index, a composite benchmark computed by the Trust’s investment advisor, Grantham, Mayo, Van Otterloo & Co. LLC (GMO). The Trust invests in GMO-managed mutual funds (“underlying funds”) and may be exposed to U.S. and foreign equity securities (including both growth and value style equities and equities of any market capitalization), U.S. and foreign fixed income securities (including fixed income securities of any credit quality and having any maturity or duration), and, from time to time, other alternative asset classes. The underlying funds in which the Trust invests primarily consist of GMO U.S. Equity Funds,GMO International Equity Funds (including one or more of GMO's emerging markets funds), GMO Fixed Income Funds, and GMO Alpha Only Fund, all offered through separate prospectuses or private placement memoranda. For more information regarding the underlying funds, see Appendix A “Description of Underlying Funds.”

GMO uses proprietary quantitative models to determine the choice and weighting of the underlying funds. These models use rolling multi-year forecasts of relative value and risk among the asset classes (e.g. U.S. equity, foreign equity, emerging country equity, emerging country debt, U.S. fixed income, and foreign fixed income) in which the underlying funds invest.

GMO shifts investments in the underlying funds in response to changes in GMO’s investment outlook and market valuations and to accommodate cash flows and intends to expose at least 25% of the Trust's assets to fixed income investments and at least 25% of the Trust's assets to equity investments.

The Trust’s assets may also be invested in other investments, including cash or various cash equivalents, such as money market instruments, and other short-term instruments, including notes, certain short-term asset-backed securities, certificates of deposit, commercial paper, banker’s acceptances, bank deposits, U.S. government securities or shares of registered investment companies.

PRINCIPAL RISKS OF INVESTING IN THE TRUST

A significant risk to the Trust is that one or more underlying funds will not perform as expected.  In addition, the Trust will indirectly be exposed to all of the risks of an investment in the underlying funds.  Following are the some of the most important risk factors that may affect the underlying funds.

Note:  This private placement memorandum refers in many places to investments or investment practices of the "Trust." The Trust currently expects to invest primarily and directly in shares of the underlying funds.  The underlying funds themselves will make the investments and engage in the investment practices described in this private placement memorandum.

Stock Market Risk

An investment in the Trust will be affected by general economic conditions such as prevailing economic growth, inflation and interest rates. When economic growth slows, or interest or inflation rates increase, equity securities tend to decline in value. Such events could also cause companies to decrease the dividends they pay. If these events were to occur, the dividend yield, total return earned on, and the value of an investment in the Trust would likely decline. Even if general economic conditions do not change, the dividend yield, total return earned on and the value of an investment in the Trust could decline if the particular industries, companies or sectors in which the Trust invests do not perform well.

Interest Rate Risk

When interest rates go up, the value of debt securities and certain dividend paying stocks tends to fall. If the Trust invests in debt securities or stocks purchased primarily for dividend income, and interest rates rise, then the value of an investment in the Trust may decline. If interest rates go down, interest earned by the Trust on its debt investments may also decline, which could cause the Trust to reduce the dividends it pays. The longer the term of a debt security held by the Trust, the more the Trust is subject to interest rate risk.

Market Capitalization Risk

Stocks fall into three broad market capitalization categories -- large, medium and small. Investing primarily in one category carries the risk that, due to current market conditions, that category may be out of favor with investors. Small and midsized companies tend to be more vulnerable to adverse developments and more volatile than larger companies. Investments in small and midsized companies may involve special risks, including those associated with dependence on a small management group, little or no operating history, little or no track record of success, and limited product lines, markets and financial resources. Also, there may be less publicly available information about the issuers of the securities or less market interest in such securities than in the case of larger companies, each of which can cause significant price volatility. The securities of small and midsized companies may be illiquid, restricted as to resale, or may trade less frequently and in smaller volume than more widely held securities, which may make it difficult for the Trust to establish or close out a position in these securities at prevailing market prices.

Foreign Investment Risk

Since the Trust invests in non-U.S. securities, it is exposed to certain unique risks of foreign investing. For example, political turmoil and economic instability in the countries in which the Fund invests could adversely affect the value of, dividend yield of and total return earned on your investment. In addition, if the value of any foreign currency in which the Trust’s investments are denominated declines relative to the U.S. dollar, the dividend yield of, the total return earned on and the value of an investment in the Trust may decline as well. Foreign securities may be subject to withholding taxes, reducing the yield to the Trust. Certain foreign countries have less developed, less liquid and less regulated securities markets and accounting systems than the U.S. This may make it harder to get accurate information about a security or company, and increase the likelihood that an investment will not perform as well as expected.

Credit Risk

The value of a debt security is directly affected by the issuer's ability to repay principal and pay interest on time. Since the Trust invests in debt securities, then the value of an investment in the Trust may decline if an issuer fails to pay an obligation on a timely basis. If the credit quality of the Trust’s investments deteriorates or is perceived to deteriorate, the value of those investments could drop and the value of the Trust’s shares could drop. The Trust may also be subject to credit risk to the extent it engages in financial transactions with third parties, such as repurchase agreements or dollar rolls. These transactions are subject to the risk that a third party may be unwilling or unable to honor its financial obligations to the Trust.

Investment Style Risk

Different types of securities -- such as growth style or value style securities -- tend to shift into and out of favor with investors depending on changes in market and economic conditions. As a result, the Trust’s performance may at times be worse than the performance of other mutual funds that invest more broadly or that have different investment styles.

Emerging Market Risk

The Trust may invest in securities of companies in "emerging market" countries, which entails special risks. Emerging market countries may rely on international trade and could be adversely affected by the economic conditions in the countries with which they trade. The risks of investing in emerging markets also include greater political and economic uncertainties than in developed foreign markets, the risk of nationalization, diplomatic developments (including war), social instability, currency transfer restrictions, and a more limited number of potential buyers for investments. Such countries may experience high levels of inflation or deflation and currency devaluation. Additionally, the securities markets and legal systems in emerging market countries may only be in a developmental stage and may provide few, or none, of the advantages and protections of markets or legal systems available in more developed countries. Investments in emerging markets are considered to be speculative and may be highly volatile.

Derivatives Risk

The Trust may use derivatives, which are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index. Derivatives may relate to stocks, bonds, interest rates, currencies, currency exchange rates, commodities, related indexes or other assets. The use of derivative instruments involves risks different from, or greater than, the risks associated with investing directly in securities and other more traditional investments. Derivatives are subject to a number of risks described elsewhere in this section, including market risk, liquidity risk and the credit risk of the counterparty to the derivatives contract. Derivative transactions typically involve leverage and may be highly volatile. When the Trust uses a derivative instrument, it could lose more than the principal amount invested. Since their value is calculated and derived from the value of other assets, instruments or references, there is greater risk that derivatives will be improperly valued. Derivatives also involve the risk that changes in the value of the derivative may not correlate perfectly with relevant assets, rates or indexes they are designed to hedge or to closely track, and the risk that a derivative transaction may not have the effect the Trust’s investment adviser anticipated. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Trust will engage in these transactions to reduce exposure to other risks when that would be beneficial. The use of derivatives may also increase the amount of taxes payable by shareholders.

Leverage Risk

The Trust may borrow money temporarily to meet redemption requests and/or to settle investment transactions. The Trust may also enter into reverse repurchase agreements and invest in other derivatives to enhance its investment return, which may result in leverage. Leverage may disproportionately increase the Trust’s losses and reduce opportunities for gain when interest rates, stock prices or currency rates are changing.

Fund-of-Funds Risk

The Trust is exposed to the risk that one or more underlying funds will not perform as expected or will underperform other similar funds or that the combinations of underlying funds selected by GMO will not perform as it expected. In addition, the Trust will indirectly be exposed to all of the risks of an investment in the underlying funds. The Trust will also indirectly bear a proportionate share of the total fund operating expenses (including investment management, shareholder servicing, custody, transfer agency, audit and other fund expenses) of the underlying funds in which it invests, as well as any purchase premiums or redemption fees charged by such underlying funds. Since GMO will receive fees from the underlying funds, GMO has a financial incentive to invest the assets of the Trust in underlying funds with higher fees, despite the investment interests of the Trust. However, GMO is legally obligated to disregard that incentive in selecting among shares of the underlying funds.

Market Disruption and Geopolitical Risk

The Trust is subject to the risk that geopolitical events may disrupt securities markets and adversely affect global economies and markets generally. The war with Iraq and its aftermath have had a substantial effect on economies and securities markets in the U.S. and worldwide, and the nature, scope, and duration of the war and the continuing occupation of Iraq cannot be predicted with any certainty. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks of September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar future events cannot be ruled out. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Trust's investments. At such times, the Trust's exposure to a number of other risks described elsewhere in this section, including stock market risk and credit risk, can increase.

     The value of the Trust's investments may be adversely affected as a result of acts of terrorism and other changes in foreign and domestic economic and political conditions. In addition, market disruptions might make it difficult for the underlying funds to stay fully invested in the relevant asset class, such as domestic equities, foreign equities, or implement their investment programs for a period of time. For example, a disruption may cause the underlying funds' derivative counterparties to discontinue offering derivatives on certain underlying securities, reference rates, or indices or to offer such products on a more limited basis.

Large Shareholder Risk

To the extent that shares of an underlying fund are held by large shareholders (e.g., institutional investors or asset allocation funds) and because shares of the Trust are currently held by a single shareholder, they are subject to the risk that these shareholders will reallocate or rebalance their investments. These transactions will affect the underlying funds and the Trust, since they may have to sell portfolio securities in order to satisfy redemption requests or purchase portfolio securities in order to invest cash. This risk will be particularly pronounced if one shareholder owns a substantial portion of an underlying fund.  These transactions could adversely affect the underlying funds’ or the Trust's performance to the extent that the underlying funds or the Trust is required to sell investments or invest cash at times when they would not otherwise do so. These transactions could also accelerate the realization of taxable income to the shareholder if such sales of investments resulted in gains, and could also increase transaction costs.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

The Trust is also indirectly subject to the following risks through its investments in the underlying funds.

The underlying funds in which the Trust invests (the “Underlying Funds”) may invest in foreign securities, which may include foreign currency transactions. As a result, the value of the Underlying Funds’ shares will be affected by changes in exchange rates. To manage this risk, the Underlying Funds may enter into currency futures contracts and forward currency exchange contracts. Although the Underlying Funds use these contracts to hedge the U.S. dollar value of a security they already own, the Underlying Funds could lose money if they fail to predict accurately the future exchange rates. The Underlying Funds may engage in hedging with respect to foreign currencies to protect themselves against a possible decline in the value of another foreign currency in which certain of the Underlying Funds’ investments are denominated. Use of this hedging technique cannot protect against exchange rate risk perfectly. If the Underlying Funds’ investment advisor is incorrect in its judgment of future exchange rate relationships, the Underlying Funds could be in a less advantageous position than if such a hedge had not been established. The Underlying Funds may purchase a foreign currency on a spot or a forward basis in order to benefit from potential appreciation of such currency relative to the U.S. dollar or to other currencies in which the Underlying Funds’ holdings are denominated. The Underlying Funds may also engage in a type of foreign currency forward transaction called “proxy hedging” or “synthetic currency hedging”. In these types of transactions, the currency which is sold on a forward basis against another acts as a “proxy” for a different underlying currency which is less liquid but typically moves in concert with the proxy currency. For example, several Asian currencies typically trade similarly to the U.S. dollar. If the investment view is that the U.S. dollar will decline versus the Euro, the Underlying Funds may sell forward U.S. dollar currency contracts against the Euro as a way of protecting the currency value of their Asian equities. Thus the U.S. dollar has been sold forward as a proxy for Asian currencies. The success of this technique is dependent on the Underlying Funds’ investment advisor’s ability to accurately predict the movement of the exchange rates. “Proxy hedging” is subject to the risk that the underlying currency ceases to correlate with its proxy currency.

The Underlying Funds may invest in futures and options, which are forms of derivatives. Derivatives are financial contracts whose value is based on an underlying asset, such as a stock or a bond, or an underlying economic factor, such as an index, an interest rate or a currency. Small price movements in the underlying asset can result in immediate and substantial gains or losses in the value of derivatives. Such practices are used to hedge an Underlying Fund’s portfolio to protect against market decline, to maintain an Underlying Fund’s exposure to its market, to manage cash or to attempt to increase income. Although this is intended to increase returns, these practices may actually reduce returns or increase volatility.

The Trust may, but will not necessarily, temporarily invest up to 100% of its assets in high quality money market instruments in order to protect the value of the Trust in response to adverse economic, political or market conditions. This strategy is inconsistent with the Trust's principal investment strategies and investment goals and, if employed, could result in a lower return and loss of market opportunity.

DISCLOSURE OF PORTFOLIO HOLDINGS

A complete listing of portfolio holdings for the Trust as of each calendar quarter end is made available to the public approximately 15 calendar days after the quarter end at EvergreenInvestments.com. Once released to the web, there are no restrictions on providing the data to any shareholder or external party. No other dissemination of portfolio holdings will be allowed to any shareholder, potential shareholder or party external to the Trust except (i) as required by law, or (ii) to institutional investment consultants or mutual fund analytical firms and, in such cases, only where there are signed confidentiality agreements in place. See "Policy for Dissemination of Portfolio Holdings" in the SAI for a more detailed description of this policy.

MANAGEMENT

The Trustees of the Trust are responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Trustees may determine, the investment advisor furnishes a continuing investment program for the Trust and makes investment decisions on its behalf.

THE TRUST’S INVESTMENT ADVISOR

GMO is the investment advisor to the Trust.  GMO is located at 40 Rowes Wharf, Boston, Massachusetts 02110.  GMO is a private company founded in 1977. As of December 31, 2005, GMO managed on a worldwide basis more than $110 billion for institutional investors such as pension plans, endowments, foundations and the funds of the GMO Trust.

As investment advisor, GMO manages the Trust’s investments in the underlying funds on a day-to-day basis. GMO also currently serves as the investment advisor to each of the underlying funds. The Trust does not pay a fee to GMO for its advisory services. However, the Trust bears indirectly the expenses of the underlying funds, including a share of management and other fees paid to GMO.

THE TRUST'S PORTFOLIO MANAGER

Day-to-day management of the Trust is the responsibility of GMO’s U.S. Asset Allocation Division (the “Division”). The Division's members work collaboratively to manage the Trust's portfolio, and no one person is primarily responsible for day-to-day management of the Trust.

Ben Inker is a senior member of the Division who allocates the responsibility for portions of the Trust's portfolio to various members of the Division, oversees the implementation of the trades on behalf of the Trust, reviews the overall composition of the portfolio, including compliance with stated investment objectives and strategies, and monitors cash flows.

Mr. Inker has served as the senior member of the Division responsible for coordinating the portfolio management of the Trust since the Trust's inception. Mr. Inker is the Director of GMO’s Asset Allocation Division.  He has been responsible for overseeing the portfolio management of asset allocation portfolios since 1996.

The Trust’s SAI contains other information about how GMO determines the compensation of Mr. Inker, other accounts he manages, and his ownership of Trust shares.

CALCULATING THE SHARE PRICE

The value of one share of the Trust, also known as the net asset value, or NAV, is calculated by adding up the Trust’s total assets, subtracting all liabilities, then dividing the result by the total number of shares outstanding. The Trust’s NAV is calculated at 4:00 p.m. Eastern time on each day the New York Stock Exchange is open or as of the time the Exchange closes, if earlier.

The price per share received by the Trust for a purchase of shares or the amount paid by the Trust for a redemption of shares is based on the next price calculated after the order is received and all required information is provided.

Shares become entitled to income distributions declared generally on the first business day following receipt by the Trust's transfer agent of payment for the shares.

Because the Trust invests in other investment companies, the Trust’s NAV is calculated based on the NAV of the investment company in which it invests. The Trust does not anticipate that it will fair value its securities often due to the fact that it invests directly in other investment companies. The underlying funds' fair value pricing policies and procedures are explained in the underlying funds' prospectuses.

If the Trust were to hold investments in certain types of government securities and short-term paper as described in the section entitled “PRINCIPAL INVESTMENT STRATEGIES” of the Trust, the following would apply:

Each security held by the Trust is typically valued at its market value when market value quotations are readily available using the most current market price quotations for that security. However, the Trust will "fair value" securities when (i) quotations are not available from any outside source; (ii) quotations are stale and there is no current trading activity in the security; or (iii) closing quotations as received from an outside source do not reflect the current market value. The Trust will price these securities at a fair value according to policies established and reviewed periodically by the Trust’s Board of Trustees.

Pricing a security at a fair value involves relying on a good faith value judgment made by individuals rather than on price quotations obtained in the marketplace. Although intended to reflect the actual value at which securities could be sold in the market, the fair value of one or more of the securities in the portfolio, which is used to determine the Trust’s NAV, could be different from the actual value at which those securities could be sold in the market. Therefore, if the shareholder purchases or redeems shares in the Trust while the Trust is holding securities priced at a fair value, this may have the unintended effect of increasing or decreasing the number of shares received in a purchase or the value of the proceeds received upon a redemption.

Short-term securities with maturities of 60 days or less will be valued on the basis of amortized cost, which approximates market value. Portfolio debt securities acquired with more than 60 days to maturity are fair valued using matrix pricing methods determined by an independent pricing service which takes into consideration such factors as similar security prices, yields, maturities, liquidity and ratings.

HOW TO BUY AND REDEEM THE TRUST’S SHARES

The Trust issues its shares of beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.  Only Evergreen Asset Allocation Fund, a series of Evergreen Equity Trust, may currently invest in the Trust. The shareholder pays no sales charges to purchase shares of the Trust.  There is no minimum initial and no minimum subsequent investment amount for purchases of shares of the Trust.

Complete the account application and deliver to:

Postal Service Address:                                  Overnight Address:

Evergreen Investments                          Evergreen Investments

P.O. Box 8400                                                 66 Brooks Drive, Suite 8400

Boston, MA 02266-8400                                 Braintree, MA 02184-3800

Shares become entitled to income distributions declared on the first business day following receipt by the Trust’s transfer agent of payment for the shares.  The Trust or your investment dealer must receive your purchase order no later than the close of regular business (normally 4:00pm EST) in order for your purchase to be effected at that day’s net asset value.  The Trust reserves the right to adjust the closing time to coincide with an earlier closing of the market or due to other unusual circumstances.

All authorized redemption requests made before 4:00 p.m. Eastern time on market trading days will be processed at that day’s closing price.  Requests made after 4:00 p.m. Eastern time will be processed the next market trading day.

Deliver redemption requests to:

Postal Service Address:                                              Overnight Address:

Evergreen Investments                                      Evergreen Investments

P.O. Box 8400                                                             66 Brooks Drive, Suite 8400

Boston, MA 02266-8400                                             Braintree, MA 02184-3800

Short-Term Trading

Excessive short-term trading in a fund’s shares by investors can be detrimental to the interests of long-term shareholders.  Excessive short-term trading may disrupt portfolio management of a fund, harm fund performance, create transaction and other administrative costs that are borne by all shareholders and, ultimately, result in a dilution of or otherwise have a negative impact on the value of a fund’s shares.

To limit the negative effects of short-term trading on the funds, the Evergreen funds, including the Trust, have adopted certain restrictions on trading by investors.  These restrictions are described below.  Evergreen Asset Allocation Fund is the Trust's sole shareholder.  There are no restrictions on trading by Evergreen Asset Allocation Fund in shares of the Trust.

Investors are limited to three “round-trip” exchanges per calendar quarter and five “round-trip” exchanges per calendar year.  A “round trip” exchange occurs when an investor exchanges from one fund to another fund and back to the original fund.  If a fund discovers that an investor has exceeded these “round trip” exchange limitations, the fund will reject the purchase or exchange or terminate the investor’s investment or exchange privileges.  In addition, a fund reserves the right to reject any purchase or exchange, and to terminate an investor’s investment or exchange privileges, if the fund determines in its sole discretion that trading activity by the investor may be materially detrimental to the interests of long-term shareholders.  A fund may reject purchases or exchanges, or terminate investment or exchange privileges, even if the investor has not exceeded the three-per-quarter/five-per-year limits described above.  In considering whether trading activity may be materially detrimental to the interests of long-term shareholders, the funds consider a number of factors, such as the frequency of trading by the investor, the amount involved in the investor’s trades, and the length of time the investment is held, along with other factors.

The Evergreen funds attempt to enforce the foregoing trading restrictions by monitoring purchases, sales and exchanges on a daily basis.  However, there are certain limitations on the fund’s ability to detect and prevent trading that would violate these restrictions.  For example, while the fund has access to trading information relating to investors who trade and hold their shares directly with the fund, the fund may not have access to such information for investors who trade through financial intermediaries such as broker-dealers and financial advisors or through retirement plans.  Certain financial intermediaries and retirement plans hold their shares or those of their clients through omnibus accounts maintained with the fund.  In the case of omnibus accounts, the fund does not have access to information regarding trading activity by individual investors, and therefore is unable to monitor for excessive short-term trading or violations of the fund’s trading restrictions.  A majority of the fund’s shares may be held in omnibus accounts.  For these and other reasons, it is possible that excessive short-term trading or trading in violation of the fund’s trading restrictions may occur despite the fund’s efforts to prevent them.

THE TAX CONSEQUENCES OF INVESTING IN THE TRUST; DISTRIBUTIONS

Trust Distributions

The Trust will distribute two types of taxable income to shareholders:

  Dividends. Generally, a regulated investment company qualifying under Subchapter M of the Code that invests in the Trust (a “RIC Shareholder”) will be treated in the same manner as Trust shareholders who are natural persons would be, and, as such, the RIC Shareholder will have ordinary income from the receipt of dividends from the underlying funds’ investment income and short-term capital gains. If the Trust receives dividends from an underlying fund that qualifies as a regulated investment company, and the underlying fund designates such dividends as “qualified dividend income,” then the Trust may, in turn, designate a portion of its distributions as “qualified dividend income” as well, provided the Trust meets the holding period and other requirements with respect to shares of the underlying fund. RIC Shareholders may themselves designate such distributions as “qualified dividend income,” eligible for the current 15% rate of tax for individuals, provided that the RIC Shareholders meet certain holding period requirements with respect to their shares of the Trust.
  Capital Gains. When the underlying fund or the Trust sells a security it owns for a profit, the result is a capital gain. The Trust generally distributes capital gains, if any, at least once a year, near the end of calendar year. Gains on securities held longer than 12 months and capital gain income from the receipt of capital gain dividends from underlying funds are considered long-term capital gains when they are designated as such and distributed to shareholders. For federal tax purposes, RIC Shareholders must include such capital gain dividends when calculating their net long-term capital gains. RIC Shareholders can designate and distribute such net long-term capital gains as capital gain dividends, taxable to their shareholders at rates applicable to long-term capital gains.

The Trust’s investment in underlying funds could affect the amount, timing and character of distributions. Because the Trust generally will invest all of its assets in shares of underlying funds, its distributable income and gains will normally consist entirely of distributions from underlying funds and gains and losses on the disposition of share of underlying funds. To the extent that an underlying fund realizes net loses on its investment for a given taxable year, the Trust will not be able to recognize its shares of those losses (so as to offset distributions of net income or capital gains from other underlying funds) until it disposes of shares of the underlying fund. Moreover, even when the Trust does make such a disposition, a portion of its loss may be recognized as a long-term capital loss, which will not be treated as favorably for federal income tax purposes as a short-term capital loss or an ordinary deduction. In particular, the Trust will not be able to offset any capital losses from its dispositions of underlying fund shares against its ordinary income (including distributions of any net short-term capital gains realized by an underlying fund). As a result of the foregoing rules, and certain other special rules, the amounts of net investment income and net capital gains that the Trust will be required to distribute to shareholders may be greater than such amounts would have been had the Trust invested directly in the securities held by the underlying funds, rather than investing in shares of the underlying funds. For similar reasons, the character of distributions from the Trust (e.g., long-term capital gain, exempt interest, eligibility for dividends-received deduction, etc.) will not necessarily be the same as it would have been had the Trust invested directly in the securities held by the underlying funds.

Profits Shareholders Realize Upon Redemption of Shares

When shareholders sell shares in the Trust, whether by redeeming or exchanging, they have created a taxable event. Shareholders must report any gain or loss on their tax return.

Dividend and Capital Gain Reinvestment

All dividend and capital gain payments received by the Trust from the underlying funds will be reinvested to buy additional shares.

No sales loads, including deferred loads, are applied to purchases of the Trust’s shares.

DESCRIPTION OF UNDERLYING FUNDS

The following is a brief summary of each of the underlying funds in which the Trust may directly or indirectly invest. The summaries are based solely on information in the prospectus or private placement memoranda of each underlying fund. These summaries are qualified in their entirety by reference to the prospectus or private placement memoranda and SAI of each underlying fund.

	Investment Goal/Strategy	Benchmark
U.S. EQUITY FUNDS
GMO U.S. Core Equity Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies that issue stocks included in the S&P 500 Index, a U.S. stock index, and in companies with similar size characteristics. Under normal circumstances, invests at least 80% of its assets in equity investments tied economically to the U.S. The Manager uses proprietary quantitative models to seek out stocks it believes are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value) or stocks it believes have improving fundamentals and positive sentiment. The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), position size, industry and sector weights, and market capitalization.  Generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

S&P 500 Index
GMO U.S. Quality Equity Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies that issue stocks included in the S&P 500 Index, a U.S. stock index, and in companies with similar size characteristics. Under normal circumstances, invests at least 80% of its assets in equity investments tied economically to the U.S. Typically holds fewer than 100 stocks. The Manager uses proprietary models to evaluate an issuer's quality based on several factors, including, but not limited to, expected earnings volatility(as measured by the volatility of profitability), profits (return on equity), and operational and financial leverage(fixed operating costs and total outstanding debt, each in relation to equity). The Manager also uses proprietary quantitative models to seek out stocks it believes are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value) or stocks it believes have improving fundamentals, and uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), position size, industry and sector weights, and market capitalization.  Reserves the right to make tactical allocations of up to 20% of its assets to investments in cash and other high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

S&P 500 Index
GMO U.S. Value Fund

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies that issue stocks included in the Russell 1000 Index, a U.S. stock index, and in companies with similar size characteristics. As of May 31, 2006, the market capitalization of companies that issue stocks included in the Russell 1000 Index ranged from approximately $660 million to $388 billion. Under normal circumstances, invests at least 80% of its assets in investments tied economically to the U.S. Typically holds fewer than 100 stocks. The Manager uses proprietary quantitative models to identify an initial group of stocks trading at prices below what the Manager believes to be their fundamental value. The Manager then applies traditional fundamental analysis to evaluate the financial, operational, and management strength of the issuers of those stocks. The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), position size, industry and sector weights, and market capitalization.  Generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other  high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Russell 1000® Value Index
GMO U.S. Intrinsic Value Fund

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies that issue stocks included in the Russell 1000 Index, a U.S. stock index, and in companies with similar size characteristics. As of May 31, 2006, the market capitalization of companies that issue stocks included in the Russell 1000 Index ranged from approximately $660 million to $388 billion. Under normal circumstances, invests at least 80% of its assets in investments tied economically to the U.S. The Manager uses proprietary quantitative models to seek out stocks it believes are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value) or stocks it believes have improving fundamentals and positive sentiment. The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), position size, industry and sector weights, and market capitalization.  Generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Russell 1000® Value Index
GMO U.S. Growth Fund

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies that issue stocks included in the Russell 1000 Index, a U.S. stock index, and in companies with similar size characteristics. As of May 31, 2006, the market capitalization of companies that issue stocks included in the Russell 1000 Index ranged from approximately $660 million to $388 billion. Under normal circumstances, invests at least 80% of its assets in investments tied economically to the U.S. The Manager uses proprietary quantitative models to seek out stocks it believes have improving fundamentals and positive sentiment or stocks it believes are undervalued (generally, stocks the Manager believes trade at prices below what the Manager believes to be their fundamental value). The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), position size, industry and sector weights, and market capitalization.  Generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Russell 1000® Growth Index
GMO U.S. Small/Mid Cap Value Fund

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies that issue stocks included in the Russell 2500 Index, a U.S. stock index, and in companies with similar size characteristics("small- and mid-cap companies"). As of May 31, 2006, the market capitalization of companies that issue stocks included in the Russell 2500 Index ranged from approximately $23 million to $13 billion, with an average market capitalization of approximately $2.6 billion and a median market capitalization of approximately $2.3 billion. Under normal circumstances, invests at least 80% of its assets in investments in small- and mid-cap companies tied economically to the U.S. The Manager uses proprietary quantitative models to seek out small- and mid-cap company stocks it believes are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value) or stocks it believes have improving fundamentals and positive sentiment. The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), position size, industry and sector weights, and market capitalization.  Generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Russell 2500® Value Index
GMO U.S. Small/Mid Cap Growth Fund

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies that issue stocks included in the Russell 2500 Index, a U.S. stock index, and in companies with similar size characteristics ("small and mid-cap companies"). As of May 31, 2006, the market capitalization of companies that issue stocks included in the Russell 2500 Index ranged from approximately $23 million to $13 billion, with an average market capitalization of approximately $2.6 billion and a median market capitalization of approximately $2.3 billion. Under normal circumstances, invests at least 80% of its assets in investments in small and mid-cap companies tied economically to the U.S. The Manager uses proprietary quantitative models to seek out small- and mid-cap company stocks it believes have improving fundamentals and positive sentiment or stocks it believes are undervalued (generally, stocks the Manager believes are undervalued trade at prices below what the Manager believes to be their fundamental value). The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), position size, industry and sector weights, and market capitalization.Generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Russell 2500® Growth Index
GMO Real Estate Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies that issue stocks included in the MSCI U.S. REIT Index, and in companies with similar characteristics. Under normal circumstances, invests at least 80% of its assets in real estate investment trusts ("REITs") and other real estate-related investments. REITs are managed vehicles that invest in real estate or real estate-related investments.  For this purpose, the term "real estate-related investments" includes REITs and companies that derive at least 50% of their revenues and profits from, or have at least 50% of their assets invested in, (i) the development, ownership, construction, management, or sale of real estate, (ii) real estate holdings, or (iii) products or services related to the real estate industry. Typically invests in equity REITs and real estate-related operating companies that own real estate directly; mortgage REITs, which make construction, development, or long-term mortgage loans; and hybrid REITs, which share characteristics of both equity REITs and mortgage REITs. The Manager uses proprietary quantitative models to seek out stocks it believes are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), or stocks it believes have improving fundamentals. The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), position size, and industry and sector weights.  Generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

MSCI U.S. REIT Index (formerly the Morgan Stanley REIT Index)
FIXED INCOME FUNDS
GMO Domestic Bond Fund

Seeks total returnin excess of its benchmark. Under normal circumstances, invests at least 80% of its assets in bond investments tied economically to the U.S. Invests most of its assets in: (i) shares of the GMO Short-Duration Collateral Fund (see description below); (ii) U.S. investment-grade bonds, including asset-backed securities and U.S. government securities (including securities neither guaranteed nor insured by the U.S. government); and (iii) derivatives (including synthetic debt instruments) whose value is related to U.S. investment-grade bonds. Also may invest a portion of its assets in foreign bonds and lower-rated securities. The Manager employs fundamental investment techniques and quantitative models to identify bond investments the Manager believes are undervalued. The Manager considers issue-specific risk in the selection process.  The Manager normally seeks to cause the duration of the fund to approximate that of its benchmark (4.57 years as of 5/31/06).  Some investors may invest in the fund for short-term purposes (e.g., pending investment in another GMO fund), causing the fund to incur higher transactions costs.

Lehman Brothers U.S. Government Index
GMO Core Plus Bond Fund

Seeks total returnin excess of its benchmark. Typically invests in fixed income securities included in the fund's benchmark and in securities with similar characteristics. Seeks additional returns by investing in global interest rate, currency, and emerging country debt markets. Under normal circumstances, invests at least 80% of its assets in bond investments. The Manager may implement its strategies (i) directly by purchasing U.S. and foreign bonds and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter derivatives.  To do so, the fund may invest in or use: (i) U.S. and foreign investment-grade bonds, including U.S. and foreign government securities and asset-backed securities issued by U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government)and foreign governments, corporate bonds, and asset-backed securities issued by private issuers; (ii) shares of GMO Short-Duration Collateral Fund (to gain exposure to high quality U.S. and foreign floating rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers, and/or to generate a cash-like return for the fund's synthetic positions); (iii) shares of GMO World Opportunity Overlay Fund (to gain exposure to global interest rate markets, mainly through World Opportunity Overlay Fund's use of interest rate swaps); (iv) futures contracts, currency forwards, swap contracts and other types of derivatives (to gain exposure to the global interest rate and currency markets); (v) sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investment in shares of GMO Emerging Country Debt Fund, (limited to 5% of the fund's total assets); and (vi) credit default swaps to a significant extent to take an active long or short position with respect to the likelihood of default by corporate or sovereign issuers. The Manager employs fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or may provide downside protection. Takes active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark, including through the use of derivatives, adjusting its foreign currency exposure independently of its exposure to interest rate markets.The Manager normally seeks to maintain the fund's portfolio duration within +/- 20% of the benchmark's duration (4.79 years as of 5/31/06).

Lehman Brothers U.S. Aggregate Index
GMO International Bond Fund

Seeks total returnin excess of its benchmark. Typically invests in fixed income securities included in the fund's benchmark and in securities with similar characteristics. Seeks additional returns by investing in global interest rate, currency, and emerging country debt markets. Under normal circumstances, invests at least 80% of its assets in bond investments. The Manager may implement its strategies (i) directly by purchasing bondsdenominated in various currenciesand/or (ii) synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter  derivatives. To do so, the fund may invest in or use: (i) investment-grade bondsdenominated in various currencies, including U.S. and foreign government securities and asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and asset-backed securities issued by private issuers; (ii) shares of GMO Short-Duration Collateral Fund (to generate a cash-like return to the fund's synthetic positions, and/or to gain exposure to high quality U.S. and foreign floating rate fixed income securities, in particular asset-back securities, issued by a wide range of private and government issuers); (iii) shares of GMO World Opportunity Overlay Fund (to gain exposure to global interest rate markets, mainly through World Opportunity Overlay Fund's use of interest rate swaps); (iv) futures contracts, currency forwards, swap contracts, and other types of derivatives (to gain exposure to the global interest rate and currency markets); and (v) sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investment in shares of GMO Emerging Country Debt Fund, (limited to 5% of the fund's total assets). The Manager employs fundamental investment techniques and quantitative models to determine the relative values of interest rate and currency markets, to determine currency and interest rate exposurse, and to identify investments the Manager believes are undervalued or may provide downside protection. Takes active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark, including through the use of derivatives adjusting its foreign currency exposure independently of its exposure to interest rate markets.The Manager normally seeks to maintain the fund's portfolio duration within +/- 20% of the benchmark's duration (6.27 years as of 5/31/06).

JPMorgan Non-U.S. Government Bond Index
GMO Currency Hedged International Bond Fund

Seeks total returnin excess of its benchmark. Typically invests in fixed income securities included in the fund's benchmark and in securities with similar characteristics. Seeks additional returns by investing in global interest rate, currency, and emerging country debt markets. Under normal circumstances, invests at least 80% of its assets in bond investments. The Manager may implement its strategies (i) directly by purchasing bondsdenominated in various currencies and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter derivatives. To do so, the fund may invest in or use: (i) investment-grade bondsdenominated in various currencies, including U.S. and foreign government securities and asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and asset-backed securities issued by private issuers; (ii) shares of GMO Short-Duration Collateral Fund (to generate a cash-like return for the fund's synthetic positions, and/or to gain exposure to high quality U.S. and foreign floating rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers); (iii) shares of GMO World Opportunity Overlay Fund (to gain exposure to global interest rate markets, mainly through World Opportunity Overlay Fund's use of interest rate swaps); (iv) futures contracts, currency forwards, swap contracts, and other types of derivatives (to gain exposure to the global interest rate and currency markets); and (v) sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investment in shares of GMO Emerging Country Debt Fund, (limited to 5% of the fund's total assets). Generally attempts to hedge at least 75% of its net foreign currency exposure back to the U.S. dollar. The Manager employs fundamental investment techniques and quantitative models to determine the relative values of interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or may provide downside protection. Takes active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark, including through the use of derivatives, adjusting its foreign currency exposure independently of its exposure to interest rate markets.  The Manager normally seeks to maintain the fund's portfolio duration within +/- 20% of the benchmark's duration (6.15 years as of 5/31/06).

JPMorgan Non-U.S. Government Bond Index(Hedged) (ex-Japan)
GMO Global Bond Fund

Seeks total return in excess of its benchmark. Typically invests in fixed income securities included in the fund's benchmark and in securities with similar characteristics. Seeks additional returns by investing in global interest rate, currency, and emerging country debt markets. Under normal circumstances, invests at least 80% of its assets in bond investments. The manager may implement its strategies (i) directly by purchasing bonds denominated in various currencies and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter   derivatives. To do so, the fund may invest in or use: (i) investment-grade bonds denominated in various currencies, including U.S. and foreign government securities and asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and asset-backed securities issued by private issuers; (ii) shares of GMO Short-Duration Collateral Fund (to generate a cash-like return for the fund's synthetic positions, and/or to gain exposure to high quality U.S. and foreign floating rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers); (iii) shares of GMO World Opportunity Overlay Fund (to gain exposure to global interest rate markets, mainly through World Opportunity Overlay Fund's use of interest rate swaps); (iv) futures contracts, currency forwards, swap contracts and other types of derivatives (to gain exposure to the global interest rate and currency markets); and (v) sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investment in shares of GMO Emerging Country Debt Fund, (limited to 5% of the fund's total assets). The Manager employs fundamental investment techniques and quantitative models to determine the relative values of interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or may provide downside protection. Takes active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark, including through the use of derivatives, adjusting its foreign currency exposure independently of its exposure to interest rate markets.  The Manager normally seeks to maintain the fund's portfolio duration within +/- 20% of the benchmark's duration (6.05 years as of 5/31/06).

JPMorgan Global Government Bond Index
GMO Emerging Country Debt Fund

Seeks high total return. Invests primarily in sovereign debt of emerging countries. These investments may include Brady bonds, Euro bonds and bank loans to emerging countries. In addition, may invest a portion of its assets in debt investments issued by companies tied economically to emerging countries and other foreign fixed income securities, including asset-backed securities issued by foreign governments and private issuers. Under normal circumstances, invests at least 80% of its assets in debt investments tied economically to emerging countries. The fund typically uses credit default swaps, and may do so to a significant extent, to take an active long or short position with respect to the likelihood of default by corporate or sovereign issuers.  A substantial portion of the fund's holdings are typically below investment grade. The fund may acquire or hold issues that are in default and therefore not making any payments of principal or interest. Generally, at least 75% of the fund's assets are denominated in, or hedged into, U.S. dollars. In pursuing its investment objective, the fund also typically uses exchange-traded and over-the-counter derivatives, including options, swap contracts (in addition to credit default swaps) and futures.  The Manager emphasizes a "bottom-up" approach to examining and selecting emerging country debt investments, and uses analytical techniques to identify inefficiencies in the pricing of emerging country debt investments and to identify debt investments the Manager believes are undervalued.Manager also determines country allocations based on its fundamental outlook for those countries.  The Manager normally seeks to cause the interest rate duration of the fund's portfolio to approximate that of its benchmark (6.70 years as of 5/31/06).

JPMorgan Emerging Markets Bond Index Global (EMBIG)
GMO Short-Duration Investment Fund

Seeks to provide current income to the extent consistent with the preservation of capital and liquidity. The fund seeks to achieve this objective by investing a substantial portion of its assets in the GMO Short-Duration Collateral Fund, which primarily invests in high quality U.S. and foreign floating rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers.  In addition, the fund makes investments in high quality fixed income securities, which may include high quality asset-backed securities issued by private issuers, U.S. government and agency securities (including securities neither guaranteed nor insured by the U.S. government), corporate debt securities, money market instruments, prime commercial paper and master demand notes, and certificates of deposit, bankers' acceptances and other bank obligations. May also enter into repurchase agreements and use exchange-traded and over-the-counter derivatives, including futures contracts. While the fund makes investments in high quality securities, it may choose not to dispose of a security whose rating is lowered after purchase.  The Manager employs fundamental investment techniques and quantitative models to seek to identify securities with total return opportunities that are high relative to other fixed income securities with similar credit qualities and average lives.  The Manager normally seeks to maintain a duration of 365 days or less for the fund's portfolio. The fund may maintain that portfolio duration, for example, by investing in bonds with longer durations, but shortening the effective duration by hedging the interest rate exposure through the use of derivatives.  The fund's dollar-weighted average portfolio maturity may be substantially longer than the fund's dollar-weighted average portfolio duration.  The fund is NOT a money market fund and is not subject to the portfolio quality, maturity, and other requirements of money market funds.      Some investors may invest in the fund for short-term purposes (e.g., pending investment in another GMO fund), causing the fund to incur higher transaction costs.

JPMorgan U.S. 3 Month Cash Index
GMO Inflation Indexed Bond Fund

Seeks total returncorresponding to the total return of its benchmark. Primarily makes investments in securities that are indexed or otherwise "linked" to general measures of inflation in the country of issue. Under normal circumstances, invests at least 80% of its assets in inflation indexed bond investments. For this purpose, "inflation indexed bond investments" include instruments that are "linked" to general measures of inflation because their principal and/or interest components change with general movements of inflation in the country of issue.  The Manager may implement its strategies (i) directly by purchasing inflation indexed bonds and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded or over-the-counter derivatives. To do so, the fund may invest in or use : (i)  inflation indexed bonds issued by the U.S. and foreign governments and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government), including Inflation-Protected Securities issued by the U.S. Treasury (TIPS), and inflation indexed bonds issued by corporations; (ii) shares of the GMO Short-Duration Collateral Fund (to gain exposure to non-inflation  indexed (or nominal) high quality U.S.  and foreign floating-rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers, and/or to generate cash-like return for the fund's synthetic positions); (iii) derivatives, including futures and swap contracts(including to gain synthetic exposure to inflation indexed bonds); and (iv) non-inflation indexed (or nominal) fixed income securities issued by the U.S. and foreign governments and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government) and by corporations. May also invest a portion of its assets in below investment grade securities (also known as “junk bonds”). The Manager seeks to identify investments that, in the opinion of the Manager, represent favorable values relative to their market prices.  May take overweighted and underweighted positions in particular groups of bonds relative to its benchmark in order to take advantage of market inefficiencies.  The Manager normally seeks to maintain the fund’s portfolio duration within +/- 20% of the benchmark’s duration (6.15 years as of 5/31/06).

Lehman Brothers U.S. TIPS Index
GMO Inflation Indexed Plus Bond Fund

Seeks total return in excess of its benchmark. Primarily makes investments that are indexed or otherwise "linked" to general measures of inflation in the country of issue.  Seeks additional returns by investing in global interest rate, currency, and emerging country debt markets.  Under normal circumstances, invests at least 80% of its assets in inflation indexed bond investments. For this purpose, "inflation indexed bond investments" include  instruments that are "linked" to general measures of inflation because their principal and/or interest components change with general movements of inflation in the country of issue.  The Manager may implement its strategies: (i) directly by purchasing inflation indexed bonds and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded or over-the-counter  derivatives. To do so, the fund may invest in or use: (i)  inflation indexed bonds issued by the U.S. and foreign governments and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government), including Inflation-Protected Securities issued by the U.S. Treasury (TIPS), and inflation indexed bonds issued by corporations; (ii) shares of the GMO Short-Duration Collateral Fund (to gain exposure to non-inflation  indexed (or nominal) high quality U.S.  and foreign floating-rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers, and/or to generate cash-like return for the Fund's synthetic positions); (iii) shares of GMO World Opportunity Overlay Fund  (to gain exposure to global interest rate markets, mainly through World Opportunity Overlay Fund's use of interest rate swaps); (iv) futures contracts, swap contracts, currency forwards, and other types of  derivatives (to gain synthetic exposure to inflation indexed bonds and/or global interest rate and currency markets); (v) sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investment in shares of GMO Emerging Country Debt Fund, (limited to 5% of the fund's total assets); and (iv) non-inflation indexed (or nominal) fixed income securities issued by the U.S. and foreign governments and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government) and by corporations. The Manager seeks to identify investments that, in the opinion of the Manager, represent favorable values relative to their market prices.  The Manager employs fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets and to determine currency and interest rate exposures.  Takes active overweighted and underweighted positions in particular interest rate markets and currencies outside those of its benchmark, including through the use of derivatives, adjusting its foreign currency exposure independently of its exposure to interest rate markets.

Lehman Brothers U.S. Treasury Inflation Notes Index
GMO Short-Duration Collateral Fund

Seeks total return in excess of its benchmark. The fund is a non-diversified investment company within the meaning of the 1940 Act.  Seeks to achieve its investment objective by investing primarily in high quality U.S. and foreign floating rate fixed income securities. Fixed income securities in which the fund invests include securities issued by a wide range of private issuers and, to a lesser extent, securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). May invest a substantial portion of its assets in  asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, may invest in government securities, corporate debt securities, money market instruments, and commercial paper, and enter into reverse repurchase agreements and repurchase agreements.  The fund's fixed income securities primarily have floating interest rates (or may be hedged using derivatives to convert the fixed rate interest payments into floating rate interest payments), but may also include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, and payment-in-kind features.  From time to time, may acquire or hold fixed income securities that are rated below investment grade.  The fund also may use exchange-traded and over-the-counter derivatives, including swap contracts, futures, options on futures, options on swaps (or "swaptions"), and other types of options, and forward currency contracts.   In selecting fixed income securities for the fund's portfolio, the Manager employs fundamental investment techniques and quantitative models to seek to identify securities with total return opportunities that are high relative to other fixed income securities with similar credit qualities and average lives.  Under normal circumstances, the Manager expects that the fund's dollar-weighted average portfolio duration will be 365 days or less.  May maintain that portfolio duration, for example, by investing in bonds with longer durations, but shortening the effective duration by hedging interest rate exposure through the use of derivatives. The fund's dollar-weighted average portfolio maturity may be substantially longer than the fund's dollar-weighted average portfolio duration.  Shares of the fund are not publicly offered.

JPMorgan U.S. 3-Month Cash Index
GMO Short-Duration Collateral Share Fund

Seeks total return in excess of its benchmark. Invests substantially all of its assets in GMO Short-Duration Collateral Fund, another series of GMO Trust (“SDCF”) (see description above), and, to a limited extent, in cash and cash equivalents. Its investment objective and principal investment strategies, therefore, are identical to those of SDCF. SDCF invests primarily in high quality U.S. and foreign floating rate fixed income securities. Fixed income securities in which SDCF invests include securities issued by a wide range of private issuers and, to a lesser extent, securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). SDCF may invest a substantial portion of its assets in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations.  In addition, SDCF may invest ingovernment securities, corporate debt securities, money market instruments, and commercial paper, and enter into reverse repurchase agreements and repurchase agreements. SDCF's fixed income securities primarily have floating interest rates (or may be hedged using derivatives to convert the fixed rate interest payments into floating rate interest payments), but may also include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, and payment-in-kind features.  From time to time, SDCF may acquire or hold fixed income securities that are rated below investment grade.  SDCF may also use exchange-traded and over-the-counter derivatives, including swap contracts, futures, options on futures,options on swaps (or "swaptions") and other types of options, and forward currency contracts.  The Manager employs fundamental investment techniques and quantitative models to seek to identify securities with total return opportunities that are high relative to other fixed income securities with similar credit qualities and average lives.  Under normal circumstances, the Manager expects that SDCF's dollar-weighted average portfolio duration will be 365 days or less.  SDCF may maintain that portfolio duration, for example by investing in bonds with longer durations, but shortening the effective duration by hedging interest rate exposure through the use of derivatives. SDCF's dollar-weighted average portfolio maturity may be substantially longer than SDCF's dollar-weighted average portfolio duration.  Some investors may invest in the fund for short-term purposes (e.g., pending investment in another GMO fund), causing the fund to incur higher transaction costs.  In addition, as a result of such short-term trading, the fund may hold more cash than other GMO funds and its performance may not match that of SDCF.

JPMorgan U.S. 3-Month Cash Index
GMO World Opportunity Overlay Fund

Seeks  total return in excess of its benchmark. The fund is a non-diversified investment company within the meaning of the 1940 Act.  The fund's investment program has two principal components. One component of the fund's investment program involves the use of derivatives, primarily interest rate swap contracts, to seek to exploit misvaluations in world interest rates and to add value relative to the fund's benchmark. The other component of the fund's investment program involves making direct investments primarily in high quality U.S. and foreign fixed income securities, in particular asset-backed securities, to gain exposure to the fund's benchmark (and to securities with similar characteristics to those in the benchmark) and to generate a core return.  The Manager employs proprietary quantitative models to seek to identify and estimate the relative misvaluation of interest rates within and across world interest rate markets.  In selecting fixed income securities for the fund'sportfolio, the Manager employs fundamental investment techniques and quantitative models to seek to identify securities with total return opportunities that are high relative to other fixed income securities with similar credit qualities and average lives.  Shares of the fund are not publicly offered.

JPMorgan U.S. 3-Month Cash Index
INTERNATIONAL EQUITY FUNDS
GMO International Core Equity Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies from developed countries, other than the U.S. Under normal circumstances, invests at least 80% of its assets in equity investments. The Manager uses proprietary quantitative models to evaluate and select individual stocks, countries, and currenciesbased on several factors, including: (i) stocks – valuation (including quality factors) and momentum; (ii) countries – aggregate stock market valuation, GDP and stock market trends, and positive market sentiment; and (iii) currencies – export and producer price parity, balance of payments, and interest rate differentials. When evaluating stocks, the Manager ranks stocks based on a blend of valuation and momentum factors, generally demonstrating a bias for stocks it believes are of higher quality, as measured by sustained high levels of profitability and lower levels of debt. The Manager's valuation analysis also may utilize quantitative models to predict a company's future free cash flow.  The Manager uses momentum measures to help it identify stocks with strong fundamentals that the Manager believes are likely to outperform regardless of their valuation.  The Manager seeks to select stocks that score highly on valuation and/or momentum measures.  In using these models to construct the portfolio,the Manager seeks to produce a style-balanced portfolio, although stock selection normally reflects a slight bias for value stocks over growth stocks.  Generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure and/or (iv) adjust its foreign currency exposure.  The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments.  In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

MSCI EAFE Index (Europe, Australasia, and Far East)
GMO International Intrinsic Value Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies from developed countries, other than the U.S. The Manager uses proprietary quantitative models to evaluate and select individual stocks, countries, and currenciesbased on several factors, including: (i) stocks – valuation (including quality factors) and momentum; (ii) countries – aggregate stock market valuation, GDP and stock market trends, and positive market sentiment; and (iii) currencies – export and producer price parity, balance of payments, and interest rate differentials. The Manager ranks stocks based on valuation measures, generally demonstrating a bias for stocks it believes are of higher quality, as measured by sustained high levels of profitability and lower levels of debt. The Manager's valuation analysis also may utilize quantitative models to predict a company's future free cash flow.  The Manager uses momentum measures to rank stocks that have been pre-screened for value characteristics.  The Manager seeks to select stocks that score highly on valuation and momentum measures.  In using these models to construct the portfolio, the Manager expects that stock selection normally will reflect a significant bias for value stocks over growth stocks.  Generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure.  The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments.  In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

S&P/Citigroup Primary Market Index ("PMI"), Europe, Pacific, Asia Composite ("EPAC") Value Style Index
GMO International Growth Equity Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies from developed countries, other than the U.S. Under normal circumstances, invests at least 80% of its assets in equity investments. The Manager, using proprietary quantitative models, seeks to add value by capitalizing on inefficiencies it perceives in the pricing of growth stocks. When evaluating stocks, the Manager begins with a universe of stocks that are either included in the fund's growth-oriented benchmark or are believed to have similar growth characteristics to such stocks.   The Manager uses momentum measures to help identify stocks that the Manager believes have superior growth potential that is not fully captured in their current prices. The Manager also uses valuation measures, which include quality factors, to help identify stocks the Manager believes are able to sustain high growth farther into the future. The Manager tilts the fund’s portfolio in favor of countries that the Manager believes have the highest growth prospects or that the Manager believes are most undervalued. The Manager also considers factors that may influence the growth potential of a particular country, such as currency valuation.  When constructing the fund's portfolio, the Manager uses quantitative models that take into account risk, liquidity, and trading costs.  Generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure.  The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments.  In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

S&P/Citigroup Primary Market Index ("PMI"), Europe, Pacific, Asia Composite ("EPAC") Growth Style Index
GMO Global Growth Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies from the world's developed countries, including the U.S. The Manager, using proprietary quantitative models, seeks to add value by capitalizing on inefficiencies it perceives in the pricing of growth stocks. When evaluating stocks, the Manager begins with a universe of stocks that are either included in the fund's growth-oriented benchmark or are believed to have similar growth characteristics to such stocks.  The Manager uses momentum measures to help identify stocks that the Manager believes have superior growth potential that is not fully captured in their current prices. The Manager also uses valuation measures, which include quality factors, to help identify stocks the Manager believes are able to sustain high growth farther into the future.   The Manager tilts the portfolio in favor of countries that the Manager believes have the highest growth prospects or that the Manager believes are most undervalued. The Manager also considers factors that may influence the growth potential of a particular country, such as currency valuation.  When constructing the fund's portfolio, the Manager uses quantitative models that take into account risk, liquidity, and trading costs.  Generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivative); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure.  The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments.  In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

S&P/Citigroup Primary Market Index (“PMI”) World Growth Style Index
GMO Developed World Stock Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies  from the world's developed markets, including the U.S. Under normal circumstances, invests at least 80% of its assets in stocks tied economically to developed markets. For this purpose, the term "stocks" refers to investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities and depository receipts, and the term "developed markets" refers to those countries included in the MSCI World Index, a global developed markets equity index, and countries with similar characteristics. The Manager uses proprietary quantitative models to evaluate and select individual stocks, countries, and currencies based on several factors, including: (i) stocks – valuation(including quality factors) and momentum; (ii) countries - equity market valuation, positive momentum, GDP trends, and strong industrial competitiveness(as defined through currency valuation); and (iii) currencies - export and producer price parity, balance of payments, and interest rate differentials. When evaluating stocks, the Manager ranks stocks based on a blend of valuation and momentum factors, generally demonstrating a bias for stocks it believes are of higher quality, as measured by sustained high levels of profitability and lower levels of debt. The Manager's valuation analysis also may utilize quantitative models to predict a company's future free cash flow.  The Manager uses momentum measures to help it identify stocks with strong fundamentals that the Manager believes are likely to outperform regardless of their valuation.  The Manager seeks to select stocks that score highly on valuation and/or momentum measures.  The factors considered and models used by the Manager may change over time.  In using these models to construct the fund's portfolio, the Manager seeks to produce a style-balanced portfolio, although stock selection normally reflects a slight bias for value stocks over growth stocks. Generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure.  The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments.  In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

MSCI World Index
GMO Currency Hedged International Equity Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. May invest to varying extents in GMO International Core Equity Fund, GMO International Intrinsic Value Fund, GMO International Growth Equity Fund, and GMO International Small Companies Fund (collectively, "underlying funds"). Under normal circumstances, invests at least 80% of its assets in equity investments. The Manager allocates the Fund's assets among the underlying funds based on its analysis of the relative attractiveness of value versus growth investing styles. The Manager uses proprietary quantitative models to measure the discount at which value stocks trade relative to growth stocks generally, as well as to analyze the predicted returns of the two styles in the markets. In a value/growth neutral position, the Manager allocates assets among the underlying funds based on its evaluation of the underlying funds' investments in individual stocks and weightings of investments in particular countries or regions, as well as its evaluation of the expected costs of investment alternatives. The Manager also creates forecasted returns for currencies, considering factors such as relative valuations, export and producer price parity, balance of payments, and interest rates. The Manager looks at the underlying funds' holdings to measure base currency exposure and then attempts to hedge at least 70% of the foreign currency exposure in the underlying funds' investments relative to the U.S. dollar. While the fund’s benchmark is fully hedged, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.  Generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts.

MSCI EAFE Index (Europe, Australasia, and Far East) (Hedged)
GMO Foreign Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in non-U.S. companies, including the companies that issue stocks included in the MSCI international developed country universe (the universe of securities from which the MSCI EAFE Index is constructed) and companies in emerging countries. Under normal circumstances, invests at least 80% of its assets in investments tied economically to countries outside the U.S. The Manager selects stocks using fundamental analysis that is informed by a disciplined quantitative screening process. The Manager separates companies with valuations it believes are deservedly low from those it believes represent investment opportunities. The Manager analyzes companies for financial, operational, and managerial strength and compares them to their global, regional, and local industry peers. Company visits by the Manager to evaluate management and production facilities and other meetings with management are an integral part of the investment process. Country selections relative to its benchmark are determined by a cumulative quantitative value score for each country together with the Manager's evaluation of the country's fundamentals. May take significant overweighted or underweighted positions in particular countries relative to the fund's benchmark.   Generally seeks to be fully invested and generally will not take temporary defensive positions, but may hold up to 10% of its total assets in cash and other high quality investments in order to manage cash inflows and outflows as a result of shareholder purchases and redemptions.  May make investments in emerging countries, but these investments generally will represent 10% or less of the fund's total assets.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts to adjust its foreign currency exposure.

MSCI EAFE Index (Europe, Australasia, and Far East)
GMO Foreign Small Companies Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies located or doing business outside of the U.S. that are in the smallest 30% of companies in a particular country as measured by total market capitalization ("small companies"). Under normal circumstances, invests at least 80% of its assets in securities of small companies that are tied economically to countries outside the U.S. The market capitalization range of investments held by the fund is generally within the market capitalization range of companies in the fund's benchmark.  Depending upon the country, as of May 31, 2006, the market capitalization of the largest company (in a particular country) included within the fund's definition of small companies ranged from approximately $ 692 million (Slovenia) to $ 33 billion (Switzerland) (based on exchange rates as of May 31, 2006).  The Manager selects stocks using fundamental analysis that is informed by a disciplined quantitative screening process. The Manager separates companies with valuations it believes are deservedly low from those it believes represent investment opportunities. The Manager analyzes companies for financial, operational, and managerial strength and compares them to their global, regional, and local industry peers. Company visits by the Manager to evaluate management and production facilities and other meetings with management are an integral part of the investment process. Country selections relative to its benchmark are determined by a cumulative quantitative value score for each country together with the Manager's evaluation of the country's fundamentals. May take significant overweighted or underweighted positions in particular countries relative to the fund's benchmark.  Generally seeks to be fully invested and generally will not take temporary defensive positions, but may hold up to 10% of its total assets in cash and other high quality investments in order to manage cash inflows and outflows as a result of shareholder purchases and redemptions.  May make investments in emerging countries, but these investments (excluding investments in companies from emerging countries included in the fund's benchmark) generally will represent 10% or less of the fund's total assets.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts to adjust its foreign currency exposure.

S&P/Citigroup Extended Markets Index ("EMI") World ex-U.S. Index
GMO International Small Companies Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in non-U.S. companies, including non-U.S. companies in developed and emerging countries, but excluding the largest 500 non-U.S. companies in developed countries based on full, non-float adjusted market capitalization and any company in an emerging country with a full, non-float adjusted market capitalization that is greater than or equal to that of any of the 500 excluded developed country companies (“small companies”). A company’s full, non-float adjusted market capitalization includes all of the company’s equity issues. As of May 31, 2006, the market capitalization of the largest company included within the fund’s definition of small companies was approximately $7.6 billion. Under normal circumstances, invests at least 80% of its assets in securities of small companies. The Manager uses proprietary quantitative models to evaluate and select individual stocks, countries, and currenciesbased on several factors, including: (i) stocks – valuation (including quality factors) and momentum; (ii) countries – aggregate stock market valuation, GDP and stock market trends, and positive market sentiment; and (iii) currencies – export and producer price parity, balance of payments, and interest rate differentials.   When evaluating stocks, the Manager ranks stocks based on a blend or valuation and momentum factors, generally demonstrating a bias for stocks it believes are of higher quality, as measured by sustained high levels of profitability and lower levels of debt. The Manager's valuation analysis also may utilize quantitative models to predict a company's future free cash flow.  The Manager uses momentum measures to help it identify stocks with strong fundamentals that the Manager believes are likely to outperform regardless of their valuation.   The Manager seeks to select stocks that score highly on valuation and/or momentum measures.  The fund may make investments in emerging countries, but these investments generally will represent 10% or less of the fund's total assets.  The factors considered and models used by the Manager may change over time.  Generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure.  The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments.  In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

S&P/Citigroup Extended Markets Index ("EMI") World ex-U.S. Index
GMO Emerging Markets Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies whose stocks are traded in the securities markets of the world's non-developed markets, which excludes countries that are included in the MSCI EAFE Index, a developed markets index ("emerging markets"). Under normal circumstances, invests at least 80% of its assets in investments tied economically to emerging markets. The Manager uses proprietary quantitative models and fundamental analysis to evaluate and select individual countries and stocks. Country selection generally is the most significant factor affecting its performance relative to its benchmark. The Manager's evaluation and selection decisions for countries and stocks are based on several factors and models, including: (i) countries – value, momentum, and macroeconomic models; and (ii) stocks – earnings and price momentum, price to earnings ratios, price to book ratios, and quality.Has a value bias relative to many other traditional emerging markets funds.Generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure.  The fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments.  In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

S&P/IFCI (Investable) Composite Index
GMO Emerging Countries Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies whose stocks are traded in the securities markets of the world's non-developed countries, which excludes countries that are included in the MSCI EAFE Index, a developed markets index ("emerging countries"). Under normal circumstances, invests at least 80% of its assets in investments tied economically to emerging countries. The Manager uses proprietary quantitative models and fundamental analysis to evaluate and select individual countries and stocks. Country selection generally is the most significant factor affecting its performance relative to its benchmark.    The Manager's evaluation and selection decisions for countries and stocks are based on several factors and models, including: (i) countries – value, momentum, and macroeconomic models; and (ii) stocks – earnings and price momentum, price to earnings ratios, price to book ratios, and quality.  Has a value bias relative to many other traditional emerging countries funds.  Generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure.  The fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments.  In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

S&P/IFCI (Investable) Composite Index
GMO Emerging Markets Quality Fund
Seeks broad exposure to the higher quality companies in its benchmark. Typically makes equity investments in companies whose stocks are traded in the securities markets of the world's non-developed markets, which excludes countries that are included in the MSCI EAFE Index, a developed markets index("emerging markets"). Under normal circumstances, invests at least 80% of its assets in investments tied to economically emerging markets. The Manager uses proprietary models to evaluate an issuer's quality based on several factors, which may include, but are not limited to, expected earnings volatility (as measured by the volatility of profitability), profits (return on equity), and operational and financial leverage (fixed operating costs and total outstanding debt, each in relation to equity).The fund's portfolio typically is more liquid than the portfolio of GMO Emerging Markets Fund, and the fund typically is less "actively" managed than GMO Emerging Markets Fund. In addition, the fund invests in stocks that the Manager believes to be of higher quality than the average stock in its benchmark, and it may take overweighted or underweighted positions in particular countries and sectors relative to the benchmark. The Manager seeks to manage the fund with low portfolio turnover. Under normal circumstances, invests at least 80% of its net assets plus any borrowings made for investment purposes in investments tied economically to emerging markets. The fund may achieve exposure to emerging markets through direct investments or indirect investments.  Generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure.  The fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments.  In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

S&P/IFCI (Investable) Composite Index
ASSET ALLOCATION FUNDS
GMO Alpha Only Fund

Seeks to outperform its benchmark. Invests primarily in shares of the GMO U.S. Equity Funds and GMO International Equity Funds (which may include one or more of the GMO emerging markets funds) and also may invest in shares of GMO Emerging Country Debt Fund (collectively, the "underlying funds").  In addition, may invest directly  in securities of the type in which those funds invest.  Implements its strategy with either direct or indirect investments in a combination of U.S., foreign, and emerging country equities, and emerging country debt. The Manager forecasts returns for a broad range of global asset classes (e.g., foreign equity, U.S. equity, emerging country equity, and emerging country debt) and sub-asset classes (e.g., small-to-mid cap stocks in the foreign equity asset class and quality stocks in the U.S. equity and emerging country equity classes), using quantitative models to evaluate current economic and corporate fundamentals in relation to global market prices for each asset class over a rolling multi-year period. Based on these forecasts, the Manager invests in sub-asset classes that it expects to outperform the relevant broader asset class, and seeks to hedge some or all of the expected return (and foreign currency exposure) of the broader asset class by using futures, swap contracts, and currency forwards and by making short sales of securities. To the extent its hedges are effective, the performance of the fund's portfolio is expected to have a low correlation to the performance of the broader global asset classes in which the fund invests. Instead, it is expected to perform more like a short-term fixed income fund, with variation in return (alpha) resulting from aggregate outperformance or underperformance of the sub-asset classes in which the fund invests relative to the relevant broader asset classes.

Citigroup 3-Month Treasury Bill Index

GMO may change the investment policies and/or programs of the underlying funds at any time without notice to shareholders of the Trust. Each of the underlying funds is subject to some or all of the risks detailed at the front of this Private Placement Memorandum under “Principal Risks of Investing in the Trust”.  For a more detailed explanation of each underlying fund’s principal investments, investment methodology and risks, see “Underlying Funds” in the Trust’s Statement of Additional Information.

FINANCIAL HIGHLIGHTS

This section looks in detail at the results for one share of the Trust – how much income it earned, how much of this income was passed along as a distribution and how much the return was reduced by expenses. The table has been derived from financial information audited by KPMG LLP, the Trust’s independent registered public accounting firm. For a more complete picture of the Trust’s financial statements, please see the Trust’s Annual Report as well as the Trust’s SAI, which are available upon request.

Asset Allocation Trust

  (For a share outstanding throughout the period)

                                                                                                            Period Ended

                                                                                                            December 31, 20051

Net asset value, beginning of period                                                $10.00

Income from investment operations

Net investment income (loss)                                                                 0.222

Net realized and unrealized gains or losses on investments                      0.03

Total from investment operations                                                           0.25

Distributions to shareholders from

Net investment income                                                                          (0.21)

Net realized gains                                                                                 (0.19)

Total distributions to shareholders                                                         (0.40)

Net asset value, end of period                                                          $9.85

Total return                                                                                        2.47%

Ratios and supplemental data

Net assets, end of period (thousands)                                                    $7,731,034

Ratios to average net assets

Expenses including reimbursements3                                                0%4

Expenses excluding reimbursements3                                               0%4

Net investment income (loss)                                                           7.64%4

Portfolio turnover rate                                                                           5%

1 For the period from September 16, 2005 (commencement of operations), to December 31, 2005

2 Net investment income (loss) per share is based on average shares outstanding during the period

3 Excludes expenses incurred indirectly through investment in underlying funds

4 Annualized

PART B

ASSET ALLOCATION TRUST

STATEMENT OF ADDITIONAL INFORMATION (SAI)

ASSET ALLOCATION TRUST

200 Berkeley Street

Boston, Massachusetts 02116

1.800.343.2898

STATEMENT OF ADDITIONAL INFORMATION

May 1, 2006, as supplemented July 31, 2006

Asset Allocation Trust is an open-end investment management company (the “Trust”)

This Statement of Additional Information (SAI) pertains to shares of the Trust. It should be read in conjunction with the private placement memorandum dated May 1, 2006, as supplemented July 31, 2006, as amended from time to time, for the Trust.  The Trust is only offered to Evergreen Asset Allocation Fund, a diversified series of Evergreen Equity Trust, an open-end, management investment company, which was organized as a Delaware statutory trust on September 18, 1997.

Certain information may be incorporated into this document by reference to the Trust’s Annual Report dated December 31, 2005.  You may obtain a copy of the Trust’s Annual Report without charge by calling 1.800.343.2898 or by downloading it off our Web site at EvergreenInvestments.com.

TABLE OF CONTENTS

PART 1

TRUST HISTORY............................................................................................................................. 1-1

INVESTMENT POLICIES.................................................................................................................. 1-1

OTHER SECURITIES AND PRACTICES............................................................................................. 1-3

PRINCIPAL HOLDERS OF TRUST SHARES...................................................................................... 1-4

EXPENSES..................................................................................................................................... 1-4

SERVICE PROVIDERS.................................................................................................................... 1-4

SPECIAL TAX CONSIDERATIONS..................................................................................................... 1-5

FINANCIAL STATEMENTS................................................................................................................ 1-6

UNDERLYING FUNDS...................................................................................................................... 1-7

PART 2

PURCHASE AND REDEMPTION OF SHARES................................................................................... 2-1

PRICING OF SHARES...................................................................................................................... 2-1

PRINCIPAL UNDERWRITER............................................................................................................. 2-2

TAX INFORMATION.......................................................................................................................... 2-2

BROKERAGE.................................................................................................................................. 2-2

ORGANIZATION............................................................................................................................... 2-2

INVESTMENT ADVISORY AGREEMENT........................................................................................... 2-3

PORTFOLIO MANAGERS................................................................................................................. 2-4

MANAGEMENT OF THE TRUST....................................................................................................... 2-6

POLICY FOR DISSEMINATION OF PORTFOLIO HOLDINGS............................................................. 2-12

ADDITIONAL INFORMATION........................................................................................................... 2-13

PROXY VOTING POLICY AND PROCEDURES.................................................................................. A-1

PART 1

TRUST HISTORY

            The Trust is an open-end management investment company, which was organized as a Delaware statutory trust on June 14, 2005.

INVESTMENT POLICIES

FUNDAMENTAL INVESTMENT RESTRICTIONS

            The Trust has adopted the fundamental investment restrictions set forth below which may not be changed without the vote of a majority of the Trust's outstanding shares, as defined in the Investment Company Act of 1940 (the “1940 Act”).  Where necessary, an explanation beneath a fundamental policy describes the Trust’s practices with respect to that policy, as allowed by current law.  If the law governing a policy changes, the Trust’s practices may change accordingly without a shareholder vote.  Unless otherwise stated, all references to the assets of the Trust are in terms of current market value.

            1. Diversification

            The Trust may not make any investment that is inconsistent with its classification as a diversified investment company under the 1940 Act.

            Further Explanation of Diversification Policy:

            To remain classified as a diversified investment company under the 1940 Act, the Trust must conform with the following: With respect to 75% of its total assets, a diversified investment company may not invest more than 5% of its total assets, determined at market or other fair value at the time of purchase, in the securities of any one issuer, or invest in more than 10% of the outstanding voting securities of any one issuer, determined at the time of purchase. These limitations do not apply to (1) a Trust’s assets represented by cash or cash equivalents, (2) investments in securities issued or guaranteed by the United States (U.S.) government or its agencies or instrumentalities, and (3) shares of other investment companies.

            2. Concentration

            The Trust may not concentrate its investments in the securities of issuers primarily engaged in any particular industry (other than securities that are issued or guaranteed by the U.S. government or its agencies or instrumentalities).

            Further Explanation of Concentration Policy:

            The Trust may not invest more than 25% of its total assets, taken at market value, in the securities of issuers primarily engaged in any particular industry (other than securities issued or guaranteed by the U.S. government or its agencies or instrumentalities).

            3. Issuing Senior Securities

            Except as permitted under the 1940 Act, the Trust may not issue senior securities.

            4. Borrowing

            The Trust may not borrow money, except to the extent permitted by applicable law.

            Further Explanation of Borrowing Policy:

            The Trust may borrow from banks and enter into reverse repurchase agreements in an amount up to 33 1/3% of its total assets, taken at market value.  The Trust may also borrow up to an additional 5% of its total assets from banks or others.  A Trust may borrow only as a temporary measure for extraordinary or emergency purposes such as the redemption of Trust shares.  A Trust may purchase additional securities so long as outstanding borrowings do not exceed 5% of its total assets.  The Trust may obtain such short‑term credit as may be necessary for the clearance of purchases and sales of portfolio securities.  The Trust may purchase securities on margin and engage in short sales to the extent permitted by applicable law.

            5. Underwriting

            The Trust may not underwrite securities of other issuers, except insofar as a Trust may be deemed to be an underwriter in connection with the disposition of its portfolio securities.

            6. Real Estate

            The Trust may not purchase or sell real estate, except that, to the extent permitted by applicable law, a Trust may invest in (a) securities that are directly or indirectly secured by real estate, or (b) securities issued by issuers that invest in real estate.

            7. Commodities

            The Trust may not purchase or sell commodities or contracts on commodities, except to the extent that a Trust may engage in financial futures contracts and related options and currency contracts and related options and may otherwise do so in accordance with applicable law and without registering as a commodity pool operator under the Commodity Exchange Act.

            8. Lending

            The Trust may not make loans to other persons, except that the Trust may lend its portfolio securities or cash in accordance with applicable law.  The acquisition of investment securities or other investment instruments shall not be deemed to be the making of a loan.

            Further Explanation of Lending Policy:

            To generate income and offset expenses, the Trust may lend portfolio securities to broker‑dealers and other financial institutions in an amount up to 33 1/3% of its total assets, taken at market value.  While securities are on loan, the borrower will pay the Trust any income accruing on the security.  The Trust may invest any collateral it receives in additional portfolio securities, such as U.S. Treasury notes, certificates of deposit, other high‑grade, short‑term obligations or interest bearing cash equivalents. Increases or decreases in the market value of a security lent will affect the Trust and its shareholders.

            When the Trust lends its securities, it will require the borrower to give the Trust collateral in cash or government securities.  The Trust will require collateral in an amount equal to at least 100% of the current market value of the securities lent, including accrued interest.  The Trust has the right to call a loan and obtain the securities lent any time on notice of not more than five business days. The Trust may pay reasonable fees in connection with such loans.

OTHER SECURITIES AND PRACTICES

            The Trust may be invested in a wide range of securities through its purchases of shares of other U.S. and foreign equity and fixed income mutual funds (each an “underlying fund,” together the “underlying funds”).  In addition to its investments in the underlying funds, the Trust may also invest in the securities described below.

Money Market Instruments

The Trust may invest up to 100% of its assets in high quality money market instruments, such as notes, certificates of deposit, commercial paper, banker’s acceptances, bank deposits or U.S. government securities if, in the opinion of the investment advisor, market conditions warrant a temporary defensive investment strategy.

U.S. Government Agency Securities

            The Trust may invest in securities issued or guaranteed by U.S. Government agencies or instrumentalities.

            These securities are backed by (1) the discretionary authority of the U.S. Government to purchase certain obligations of agencies or instrumentalities or (2) the credit of the agency or instrumentality issuing the obligations. These agencies, although chartered or sponsored by Congress, are not funded by congressional appropriations and the securities issued by them are neither guaranteed nor issued by the U.S. government and are supported only by the credit of the issuer itself.  In general, securities issued by the U.S. government-sponsored entities are neither insured nor guaranteed by the U.S. Treasury.

            Some government agencies and instrumentalities may not receive financial support from the U.S. Government.  Examples of such agencies are:

(i)   Farm Credit System, including the National Bank for Cooperatives, Farm Credit Banks and Banks for Cooperatives;

(ii)   Farmers Home Administration;

(iii)  Federal Home Loan Banks;

(iv)  Federal Home Loan Mortgage Corporation;

Federal National Mortgage Association; and

Student Loan Marketing Association.

Securities Issued by the Government National Mortgage Association (GNMA). The Trust may invest in securities issued by the GNMA, a corporation wholly owned by the U.S. Government.  GNMA securities or "certificates" represent ownership in a pool of underlying mortgages.  The timely payment of principal and interest due on these securities is guaranteed.

            Unlike conventional bonds, the principal on GNMA certificates is not paid at maturity but over the life of the security in scheduled monthly payments.  While mortgages pooled in a GNMA certificate may have maturities of up to 30 years, the certificate itself will have a shorter average maturity and less principal volatility than a comparable 30‑year bond.

            The market value and interest yield of GNMA certificates can vary due not only to market fluctuations, but also to early prepayments of mortgages within the pool.  Since prepayment rates vary widely, it is impossible to accurately predict the average maturity of a GNMA pool.  In addition to the guaranteed principal payments, GNMA certificates may also make unscheduled principal payments resulting from prepayments on the underlying mortgages.

            Although GNMA certificates may offer yields higher than those available from other types of U.S. Government securities, they may be less effective as a means of locking in attractive long‑term rates because of the prepayment feature.  For instance, when interest rates decline, prepayments are likely to increase as the holders of the underlying mortgages seek refinancing.  As a result, the value of a GNMA certificate is not likely to rise as much as the value of a comparable debt security would in response to the same decline.  In addition, these prepayments can cause the price of a GNMA certificate originally purchased at a premium to decline in price compared to its par value, which may result in a loss.

PRINCIPAL HOLDERS OF TRUSTSHARES

            As of April 1, 2006, the officers and Trustees of the Trust owned as a group less than 1% of the outstanding shares of any class of the Trust.

            As of April 1, 2006, no one owned beneficially or of record 5% or more of the outstanding shares of the Trust.  The Trust anticipates that Evergreen Asset Allocation Fund will normally own all of the Trust’s shares.

EXPENSES

Advisory Fees

            Grantham, Mayo, Van Otterloo & Co. LLC (GMO), a private company founded in 1977, is the investment advisor to the Trust. GMO is located at 40 Rowes Wharf, Boston, Massachusetts 02110.  For more information, see “Investment Advisory Agreement” in Part 2 of this SAI.

GMO also serves as investment advisor to each of the underlying funds.  GMO does not receive a fee from the Trust for its advisory services.  However, the Trust will bear indirectly the expenses of the underlying funds, which are managed by GMO, including its indirect share of management and other fees paid to GMO.

Trustee Compensation

            The Trust does not pay Trustee fees.

SERVICE PROVIDERS

Administrator

            Evergreen Investment Services, Inc. (EIS), 200 Berkeley Street, Boston, Massachusetts 02116-5034, a subsidiary of Wachovia and an affiliate of EIMC, serves as administrator to the Trust, subject to the supervision and control of the Trust's Board of Trustees.  Pursuant to a Master Administrative Services Agreement, EIS provides the Trust with facilities, equipment and personnel. The Trust does not pay an administrative service fee.

Transfer Agent

            Evergreen Service Company, LLC (ESC), P.O. Box 8400, Boston, Massachusetts 02266-8400, a subsidiary of Wachovia and an affiliate of EIMC, is the Trust’s transfer agent. ESC issues and redeems shares, pays dividends and performs other duties in connection with the maintenance of shareholder accounts. The Trust does not pay a transfer agency fee.

Brokerage Commissions

            The Trust was established on June 14, 2005 and has paid no brokerage commissions.

Independent Registered Public Accounting Firm

KPMG LLP, 99 High Street, Boston, Massachusetts 02110, audits the financial statements of the Trust.

Custodian

State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, keeps custody of the Trust’s securities and cash and performs other related duties.

Legal Counsel

Ropes & Gray LLP, One International Place, Boston, MA 02110-2624, acts as counsel to the Trust.

Sullivan & Worcester LLP, 1666 K Street, N.W., Washington, D.C. 20006, acts as counsel to the non-interested Trustees of the Trust.

SPECIAL TAX CONSIDERATIONS

Requirements for Qualifications as a Regulated Investment Company

            The Trust intends to qualify for and elect the tax treatment applicable to a regulated investment company (RIC) under Subchapter M of the Code.  (Such qualification does not involve supervision of management or investment practices or policies by the Internal Revenue Service.)  In order to qualify as a RIC, the Trust must, among other things, (i) derive at least 90% of its gross income from dividends, interest, payments with respect to proceeds from securities loans, gains from the sale or other disposition of securities or foreign currencies and other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such securities or currencies, and net income from certain publicly traded partnerships; and (ii) diversify its holdings so that, at the end of each quarter of its taxable year, (a) at least 50% of the market value of the Trust’s total assets is represented by cash, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer, to an amount not greater than 5% of the Trust’s total assets and 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), the securities of two or more issuers which the Trust controls and which are engaged in the same, similar or related trades or businesses, or in the securities of one or more publicly traded partnerships.  By so qualifying, the Trust is not subject to federal income tax if it timely distributes its investment company taxable income and any net realized capital gains.  A 4% nondeductible excise tax will be imposed on the Trust to the extent it does not meet certain distribution requirements with respect to each calendar year and with respect to each one-year period ending on October 31.  The Trust anticipates meeting such distribution requirements.

Taxes on Distributions

Generally, the Evergreen Asset Allocation Fund (the “Fund”), a regulated investment company qualifying under Subchapter M of the Code that is currently the sole shareholder of the Trust, will be treated in the same manner as Trust shareholders who are natural persons would be, and, as such, the Fund will have ordinary income from the receipt of dividends from the underlying funds’ investment income and short-term gains and capital gain income from the receipt of capital gain dividends from underlying funds. As for most other types of shareholders of the Trust, the Fund will not be able to use losses realized within one underlying fund against gains or income realized within another underlying fund. This could cause the Fund to receive, and in turn be required to make, higher current distributions, and such distributions may consist to a greater degree of ordinary income than they would have had if the Fund had held directly the assets of the underlying funds.

In addition, when the Trust redeems shares in the underlying funds, depending on the Trust’s percentage ownership in an underlying fund both before and after a redemption of underlying fund shares, the Trust’s redemption of shares of such underlying fund may cause the Trust to be treated as receiving a dividend taxable as ordinary income on the full amount of the distribution instead of receiving capital gain income on the shares of the underlying fund.  This would be the case where the Trust holds a significant interest in an underlying fund and redeems only a small portion of such interest.   This dividend characterization may accelerate the timing of distributions to the Fund, and in turn to the Fund’s shareholders.

From time to time, the Trust will distribute the excess of its net long‑term capital gains over its short‑term capital loss to shareholders (“Capital Gain Dividends”).  For federal tax purposes, the Fund must include such capital gain dividends when calculating their net long‑term capital gains.  The Fund can designate and distribute such net long-term capital gains as Capital Gain Dividends, taxable to its shareholders at rates applicable to long-term capital gains (currently 15%).

Distributions will be taxable to the Fund whether made in shares or in cashto the extent the Fund does not distribute the Trust distributions to its shareholders. If the Fund elects to receive its distributions in the form of additional shares, it will have a cost basis for federal income tax purposes in each share so received equal to the net asset value of a share of the Trust on the reinvestment date.

            For taxable years beginning on or before December 31, 2011, “qualified dividend income” (“QDI”) received by an individual will be taxed at rates applicable to long-term capital gains. If the Trust receives dividends from an underlying fund that qualifies as a regulated investment company, and the underlying fund designates such dividends as QDI, then the Trust will receive QDI and is permitted in turn to designate a portion of its distributions as QDI as well, provided the Trust meets certain holding period requirements with respect to its shares in the underlying fund. Likewise, the Fund, the sole shareholder of the Trust, is permitted to itself designate its distributions of QDI, provided the Fund meets certain holding period requirements with respect to its shares in the Trust.

Taxes on the Sale or Exchange of Fund Shares

            Upon a sale or exchange of Trust shares, generally, a shareholder will realize a taxable gain or loss depending on his or her basis in the shares.  A shareholder must treat such gains or losses as a capital gain or loss if the shareholder held the shares as capital assets.  Generally, the Code will not allow a shareholder to realize a loss on shares it has sold or exchanged and replaced within a 61-day period beginning 30 days before and ending 30 days after he or she sold or exchanged the shares.  The Code will not allow a shareholder to realize a loss on the sale of Trust shares held by the shareholder for six months or less to the extent the shareholder received exempt interest dividends on such shares.  Moreover, the Code will treat a shareholder's loss on shares held for six months or less as a long‑term capital loss to the extent the shareholder received distributions of net capital gains on such shares.

Because the Trust is currently wholly owned by the Fund, the Fund’s redemption of the Trust’s shares will cause the Fund to be treated as receiving a dividend, to the extent of the Trust’s earnings and profits, taxable on the full amount of the distribution instead of receiving capital gain income in excess of the Fund’s basis in its shares of the Trust.  This dividend characterization may affect the characterization of distributions to Fund shareholders.  In the event such distributions in redemption together with regular dividends from the Trust exceed the Trust’s net earnings and profits, a portion of such distributions will be treated as a return capital to the Fund.

Other Tax Considerations

            The foregoing discussion relates solely to U.S. federal income tax law as applicable to U.S. persons (i.e., U.S. citizens and the Fund).  It does not reflect the special tax consequences to certain taxpayers (e.g., banks, insurance companies, tax exempt organizations and foreign persons).  Shareholders are encouraged to consult their own tax advisors regarding specific questions relating to federal, state and local tax consequences of investing in shares of the Trust.

FINANCIAL STATEMENTS

The audited financial statements for the Trust for the fiscal year ended December 31, 2005, including notes thereto and the report of the independent registered public accounting firm thereon, are hereby incorporated by reference from the Trust’s December 31, 2005 Annual Report. The Trust’s December 31, 2005 Annual Report relating to the Trust and Evergreen Asset Allocation Fund was filed electronically with the SEC on Form N-CSR on March 9, 2006 (Accession No. 0000936772-06-000060).  Copies of the Annual Report may be obtained without charge from Evergreen Service Company, LLC, P.O. Box 8400, Boston, Massachusetts 02266-8400, by calling 1.800.343.2898, or by downloading it off our Web site at EvergreenInvestments.com.

UNDERLYING FUNDS

            The following is a brief summary of each of the underlying funds in which the Trust may directly or indirectly invest, which are managed by Grantham, Mayo, Van Otterloo & Co. LLC (“GMO” or the “Manager”).The summaries are based solely on information provided in the prospectus or private placement memorandum of each underlying fund, as filed with the Securities and Exchange Commission.  Following the summaries is a list of definitions of each underlying fund’s benchmark. These summaries are qualified in their entirety by reference to the prospectus or private placement memorandum and SAI of each underlying fund.

The principal risks of each GMO fund are identified in the summaries below under “Principal Risks.”  Certain of the risks are described under "Principal Risks of Investing in the Trust" in the Trust's private placement memorandum.  In addition, following are descriptions of other risks identified below:

Non-Diversification Risk

Investing in securities of many different issuers can reduce overall risk, while investing in securities of a small number of issuers can increase it. Funds that are not "diversified" investment companies within the meaning of the 1940 Act are allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, credit, market, and other risks associated with their investment strategies or techniques may be more pronounced than if they were "diversified."

Management Risk

A fund is subject to management risk if it relies on the Manager's ability to pursue its investment objective. The Manager applies investment techniques and risk analyses in making investment decisions for the funds, but there can be no assurance that the Manager will achieve the desired results. The Manager, for example, may fail to use derivatives effectively, choosing to hedge or not to hedge positions when it is least advantageous to do so. The funds generally do not attempt to time the market and instead generally stay fully invested in the relevant asset class, such as domestic equities, foreign equities, or emerging country debt. A fund may buy securities not included in its benchmark, hold securities in very different proportions than its benchmark, and/or engage in other strategies that cause a fund's performance to differ from that of its benchmark. In those cases, a fund's performance will depend on the ability of the Manager to choose securities that perform better than securities that are included in the benchmark and/or to utilize those other strategies in a way that adds value relative to the benchmark.

Focused Investment Risk

Geographic, industry, or company diversification can reduce overall risk, and concentration of investments in a limited number of countries, geographic regions, or companies or in industries with high positive correlations to one another can increase overall risk.  Therefore, funds whose investments are focused in particular countries, regions, or companies or in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) should only be considered as part of a diversified portfolio that includes other investments.

A fund that focuses its investments in securities of issuers in industries with high positive correlations to one another may be particularly vulnerable to events affecting companies in those industries because the companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments. Fixed income funds for which the risks associated with asset-backed securities are particularly pronounced are subject to this risk because of their exposure to asset-backed securities secured by different types of consumer debt (e.g., credit-card receivables, automobile loans, educational loans, and home equity loans).

Similarly, funds that invest a significant portion of their assets in investments tied economically to a particular geographic region or foreign country have more exposure to regional and country economic risks than funds making foreign investments throughout the world's economies. The political and economic prospects of one country or group of countries within the same geographic region may affect other countries in that region. In addition, a recession, debt crisis, or decline in currency valuation in one country within a region can spread to other countries in that region. Furthermore, to the extent a fund invests in the debt or equity securities of companies located in a particular geographic region or foreign country, it may be particularly vulnerable to events affecting companies located in that region or country because those companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments.  A fund that invests a significant portion of its assets in the securities of a relatively few companies is particularly exposed to adverse developments affecting those companies.

Liquidity Risk

A fund is exposed to liquidity risk when low trading volume, lack of a market maker, or legal restrictions limit the fund's ability to sell particular securities or close out derivative positions at an advantageous price. All of the GMO funds are subject to liquidity risk. Funds with principal investment strategies that involve the use of derivatives (in particular over-the-counter derivatives) and/or investment in securities of companies with smaller market capitalizations, foreign securities (in particular emerging country securities), or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. These types of investments, including derivatives, are more likely to be fair valued. Liquidity risk also may exist when a fund has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements or closing out a short position).

This risk is particularly pronounced for funds which primarily investment in sovereign debt of emerging countries that is typically less liquid than the debt securities in its benchmark.  This risk is also particularly pronounced for funds which make (or may make) investments in emerging country securities that are not widely traded and that may be subject to purchase and sale restrictions and in securities of companies with smaller market capitalizations that may trade less frequently and in lesser quantities than more widely held securities.  In addition, each of GMO Emerging Markets Fund and GMO Emerging Countries Fund may buy securities that are less liquid than those in its benchmark.  In addition, GMO Short-Duration Collateral Share Fund invests substantially all of its assets, and GMO Short-Duration Investment Fund invests a substantial portion of its assets, in GMO Short-Duration Collateral Fund.  GMO Short-Duration Collateral Fund, in turn, invests in high quality fixed income securities, in particular asset-backed securities, that may be less liquid than those securities in the funds' benchmark.  As a result the funds' underlying investments may not be as liquid as those of other high quality fixed income funds.

Real Estate Risk

Because a fundamental policy of the GMO Real Estate Fund is to concentrate its assets in real-estate related investments, the value of the fund's portfolio can be expected to change in light of factors affecting the real estate industry, and may fluctuate more than the value of a portfolio that consists of securities of companies in a broader range of industries. Factors affecting real estate values include the supply of real property in certain markets, changes in zoning laws, delays in completion of construction, changes in real estate values, changes in property taxes, levels of occupancy, adequacy of rent to cover operating expenses, and local and regional markets for competing asset classes. The value of real-estate related investments also may be affected by changes in interest rates and social and economic trends. REITs are also subject to cash flow dependency, defaults by borrowers, self-liquidation, and the risk of failing to qualify for special tax treatment accorded REITs under the Internal Revenue Code of 1986, and/or to maintain exempt status under the 1940 Act.

Currency Risk

Currency risk is the risk that fluctuations in exchange rates may adversely affect the U.S. dollar value of a fund's investments. Currency risk includes both the risk that currencies in which a fund's investments are traded and/or in which a fund receives income, or currencies in which a fund has taken an active investment position will decline in value relative to the U.S. dollar. In the case of hedging positions, currency risk includes the risk that the U.S. dollar will decline in value relative to the foreign currency being hedged. Foreign currency exchange rates may fluctuate significantly for many reasons, including changes in supply and demand in the foreign exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks, or supranational agencies such as the International Monetary Fund, and currency controls or other political developments in the U.S. or abroad.

Many of the funds hedge currencies by entering into derivatives with respect to a currency whose value is expected to correlate to the value of a currency the fund owns, wants to own, or is exposed to through its investments. This presents the risk that the exchange rates of the currencies involved may not move in relation to one another as expected. In that case, the fund could lose money on its holding of a particular currency and also lose money on the hedge. Many of the funds also take active currency positions and hedge the currency exposure of the securities in which they have invested. As a result, their currency exposure may differ (in some cases significantly) from the currency exposure of those securities.

All funds with foreign currency holdings and/or that invest or trade in securities denominated in foreign currencies or related derivatives may be adversely affected by changes in foreign currency exchange rates. Currency risk is particularly pronounced for funds which, for investment purposes, regularly enter into derivative foreign currency transactions and take active long and short currency positions through exchange-traded and over-the-counter foreign currency derivatives. Foreign currency derivatives (such as futures, forwards, options and swaps) may involve leverage risk in addition to currency risk.

Short Sales Risk

A fund may seek to hedge investments or realize additional gains through short sales.  A fund may make short sales "against the box," meaning the fund may make short sales while owning or having the right to acquire at no added cost securities identical to those sold short.  A fund incurs transaction costs, including interest, when opening, maintaining, and closing short sales against the box.  Short sales against the box protect a fund against the risk of loss in the value of a portfolio security to the extent a decline in value of the security is offset by a corresponding gain in the short position.  However, any potential gains in the value of the security would be wholly or partially offset by a corresponding loss in the short position.

In addition, in implementing its principal investment strategies GMO Alpha Only Fund may engage in short sales that are not against the box (i.e., short sales of securities that the fund does not own) in accordance with the provisions of the 1940 Act.  In order to do so, the fund typically borrows from a broker a security in order to sell the security to a third party.  This type of short sale exposes GMO Alpha Only Fund to the risk that it will be required to acquire, convert, or exchange securities to replace the borrowed securities at a time when the securities sold short have appreciated in value, thus resulting in a loss to the fund.  If the fund engages in short sales of securities it does not own, it may have to pay a premium to borrow the securities and must pay to the lender any dividends or interest paid on the securities while they are borrowed.  When making this type of short sale, the fund must segregate liquid assets in an amount equal to the current market value of the security sold short.  Short sales on securities the fund does not own involve a form of investment leverage, and the amount of the fund's loss on such a short sale is potentially unlimited.  Accordingly, GMO Alpha Only Fund may be subject to increased leveraging risk and other investment risks described in this section as a result of engaging in short sales of securities it does not own.

GMO U.S. EQUITY FUNDS

GMO U.S. CORE EQUITY FUND

Investment Objective: GMO U.S. Core Equity Fund (“U.S. Core Equity Fund”) seeks high total return.  U.S. Core Equity Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: U.S. Core Equity Fund typically makes equity investments in companies that issue stocks included in the S&P 500 Index, a U.S. stock index, and in companies with similar size characteristics.  Under normal circumstances, U.S. Core Equity Fund invests at least 80% of its assets in equity investments tied economically to the U.S.

The Manager uses proprietary quantitative models to seek out stocks it believes are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value) or stocks it believes have improving fundamentals and positive sentiment.  The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), position size, industry and sector weights, and market capitalization.  The factors considered and the models used by the Manager may change over time.

U.S. Core Equity Fund generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, U.S. Core Equity Fund may (but is not obligated to) use a wide-variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Benchmark:  U.S. Core Equity Fund's benchmark is the S&P 500 Index.

Principal Risks: Stock Market Risk is a principal risk of an investment in U.S. Core Equity Fund.  Other principalrisks of an investment in U.S. Core Equity Fund include, Investment Style Risk, Derivatives Risk, Credit Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO U.S. QUALITY EQUITY FUND

Investment Objective: GMO U.S. Quality Equity Fund (“Quality Fund”) seeks high total return.  Quality Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: Quality Fund typically makes equity investments in companies that issue stocks included in the S&P 500 Index, a U.S. stock index, and in companies with similar size characteristics.  Under normal circumstances, Quality Fund invests at least 80% of its assets in equity investments tied economically to the U.S. Quality Fund typically holds fewer than 100 stocks.

The Manager uses proprietary models to evaluate an issuer’s quality based on several factors, including, but not limited to, expected earnings volatility (as measured by the volatility of profitability), profits (return on equity), and operational and financial leverage (fixed operating costs and total outstanding debt, each in relation to equity).

The Manager also uses proprietary quantitative models to seek out stocks it believes are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value) or stocks it believes have improving fundamentals.  The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time.

Quality Fund reserves the right to make tactical allocations of up to 20% of its assets to investments in cash and other high quality investments.  In pursuing its investment objective, Quality Fund may (but is not obligated to) use a wide-variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Benchmark:  Quality Fund’s benchmark is the S&P 500 Index.

Principal Risks: Principalrisks of an investment in Quality Fund include Stock Market Riskand Non-Diversification Risk.  Other principal risks of an investment in Quality Fund include  Investment Style Risk, Derivatives Risk, Credit Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, Management Risk, and Large Shareholder Risk.

GMO U.S. VALUE FUND

Investment Objective: GMO U.S. Value Fund (“U.S. Value Fund”) seeks long-term capital growth.   U.S. Value Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies:  U.S.Value Fund typically makes equity investments in companies that issue stocks included in the Russell 1000® Index, a U.S. stock index, and in companies with similar size characteristics.  s of May 31, 2006, the market capitalization of companies that issue stocks included in the Russell 1000 Index ranged from approximately $660 million to $388 billion.  Under normal circumstances, U.S. Value Fund invests at least 80% of its assets in investments tied economically to the U.S. U.S. Value Fund typically holds fewer than 100 stocks.

The Manager uses proprietary quantitative modes to identify an initial group of stocks trading at prices below what the Manager believes to be their fundamental value.  The Manager then applies traditional fundamental analysis to evaluate a financial, operational and management strength of the issuers of those stocks.  The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), position size, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time.

U.S. Value Fund generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, U.S. Value Fund may (but is not obligated to) use a wide variety of exchange traded and over-the-counter derivatives, including options, futures and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Benchmark: U.S. Value Fund's benchmark is the Russell 1000® Value Index.

Principal Risks: Principalrisks of an investment in U.S. Value Fund include Stock Market Risk, Investment Style Risk, and Non-Diversification Risk.  Other principal risks of an investment in U.S. Value Fund include Derivatives Risk, Credit Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO U.S. INTRINSIC VALUE FUND

Investment Objective: GMO U.S. Intrinsic Value Fund (“U.S. Intrinsic Value Fund”) seeks long-term capital growth.  U.S. Intrinsic Value Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies:  U.S.Intrinsic Value Fund typically makes equity investments in U.S. companies that issue stocks included in the Russell 1000® Index, a U.S. stock index, and in companies with similar size characteristics.  As of May 31, 2006, the market capitalization of companies that issue stocks included in the Russell 1000 Indexranged from approximately $660 million to $388 billion.  Under normal circumstances, U.S. Intrinsic Value Fund invests at least 80% of its assets in investments tied economically to the U.S.

The Manager uses proprietary quantitative models to seek out stocks it believes are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value) or stocks it believes have improving fundamentals and positive sentiment. The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), position size, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time.

U.S. Intrinsic Value Fund generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments.  In pursuing its investment objective, Intrinsic Value Fund may (but is not obligated to) use a wide-variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts to: (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Benchmark:  U.S. Intrinsic Value Fund's benchmark is the Russell 1000® Value Index.

Principal Risks: Principalrisks of an investment in U.S. Intrinsic Value Fund include Stock Market Risk, and Investment Style Risk.  Other principal risks of an investment in U.S. Intrinsic Value Fund include Derivatives Risk, Credit Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk, and Large Shareholder Risk

GMO U.S. GROWTH FUND

Investment Objective: GMO U.S. Growth Fund (“U.S. Growth Fund”) seeks long-term capital growth. U.S. Growth Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies:  U.S.Growth Fund typically makes equity investments in U.S. companies that issue stocks included in the Russell 1000® Index, a U.S. stock index, and in companies with similar size characteristics. As of May 31, 2006, the market capitalization of companies that issue stocks included in the Russell 1000 Index ranged from approximately $660 million to $388 billion. Under normal circumstances, U.S. Growth Fund invests at least 80% of its assets in investments tied economically to the U.S.

The Manager uses proprietary quantitative models to seek out stocks it believes have improving fundamentals and positive sentiment or stocks it believes are undervalued (generally, stocks the Manager believes trade at prices below what the Manager believes to be their fundamental value). The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time.

U.S.Growth Fund generally seeks to be fully invested, and generally will not take temporary defensive positions through investment in cash and other high quality investments. In pursuing its investment strategy, U.S. Growth Fund may (but is not obligated to) use a wide-variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to: (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Benchmark: U.S. Growth Fund's benchmark is the Russell 1000® Growth Index.

Principal Risks: Principalrisks of an investment in U.S. Growth Fund include Stock Market Risk and Investment Style Risk.  Other principal risks of an investment in U.S. Growth Fund include Derivatives Risk, Credit Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO REAL ESTATE FUND

Investment Objective: GMO Real Estate Fund (“Real Estate Fund”) seeks high total return. Real Estate Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: Real Estate Fund typically makes equity investments in U.S. companies that issue stocks included in the MSCI U.S. REIT Index, and in companies with similar characteristics. Under normal circumstances, Real Estate Fund will invest at least 80% of its assets in real estate investment trusts ("REITs”)and other real estate-related investments.

REITsare managed vehicles that invest in real estate or real estate-related investments. For purposes of the GMO Trust Prospectus, the term "real estate-related investments" includes REITs and companies that derive at least 50% of their revenues and profits from, or have at least 50% of their assets invested in, (i) the development, ownership, construction, management or sale of real estate, (ii) real estate holdings, or (iii) products or services related to the real estate industry. Real Estate Fund typically invests in equity REITs and real estate -related operating companies that own real estate directly; mortgage REITs, which make construction, development or long-term mortgage loans; and hybrid REITs, which share characteristics of both equity REITs and mortgage REITs.

The Manager uses proprietary quantitative models to seek out stocks it believes are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), or stocks it believes have improving fundamentals. The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), position size, and industry and sector weights. The factors considered and the models used by the Manager may change over time.

Real Estate Fund generally seeks to be fully invested, and generally will not take temporary defensive positions through investment in cash and other high quality investments. In pursuing its investment objective, Real Estate Fund may (but is not obligated to) use a wide-variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Benchmark: Real Estate Fund's benchmark is the MSCI U.S. REIT Index (formerly the Morgan Stanley REIT Index).

Principal Risks: Principal risks of an investment in Real Estate Fund include Real Estate Risk, Stock Market Risk, and Focused Investment Risk.  Other principal risks of an investment in Real Estate Fund include Derivatives Risk, Investment Style Risk, Credit Risk, Market Capitalization Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO U.S. SMALL/MID CAP VALUE FUND

Investment Objective: GMO U.S. Small/Mid Cap Value Fund (“Small/Mid Cap Value Fund”) seeks long-term capital growth. Small/Mid Cap Value Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: Small/Mid Cap Value Fund typically makes equity investments in U.S. companies that issue stocks included in the Russell 2500® Index, a U.S. stock index, and in companies with similar size characteristics (“small- and mid -cap companies”). As of May 31, 2006, the market capitalization of companies that issue stocks included in the Russell 2500 Index ranged from approximately $23 million to $13 billion, with an average market capitalization of approximately $2.6 billion and a median market capitalization of approximately $2.3 billion. Under normal circumstances, Small/Mid Cap Value Fund invests at least 80% of its assets in investments in small- and mid -cap companies tied economically to the U.S.

The Manager uses proprietary quantitative models to seek out small- and mid-cap company stocks it believes are undervalued (generally, stocks the Manager believes trade at prices below what the Manager believes to be their fundamental value) or stocks it believes have improving fundamentals and positive sentiment. The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), position size, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time.

Small/Mid Cap Value Fund generally seeks to be fully invested, and generally will not take temporary defensive positions through investment in cash and other high quality investments. In pursuing its investment objective, Small/Mid Cap Value Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to: (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Benchmark: Small/Mid Cap Value Fund’s benchmark is the Russell 2500® Value Index.

Principal Risks: Principalrisks of an investment in Small/Mid Cap Value Fund include Stock Market Risk,Market Capitalization Risk, and Investment Style Risk.  Other principal risks of an investment in Small/Mid Cap Value Fund include Derivatives Risk, Credit Risk, Liquidity Risk, Market Disruption and Geopolitical Risk, Management Risk, and Large Shareholder Risk.

GMO U.S. SMALL/MID CAP GROWTH FUND

Investment Objective: GMO U.S. Small/Mid Cap Growth Fund (“Small/Mid Cap Growth Fund”) seeks long-term capital growth. Small/Mid Cap Growth Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: Small/Mid Cap Growth Fund typically makes equity investments in U.S. companies that issue stocks included in the Russell 2500 Index, a U.S. stock index, and in companies with similar size characteristics (“small- and mid -cap companies”) As of May 31, 2006, the market capitalization of companies that issue stocks included in the Russell 2500 Index ranged from approximately $23 million to $13 billion, with an average market capitalization of approximately $2.6 billionand a median market capitalization of approximately $2.3 billion. Under normal circumstances, Small/Mid Cap Growth Fund invests at least 80% of its assets in investments in small and mid -cap companies tied economically to the U.S.

The Manager uses proprietary quantitative models to seek out small- and mid-cap company stocks it believes have improving fundamentals and positive sentiment or stocks it believes are undervalued (generally, stocks the Manager believes trade at prices below what the Manager believes to be their fundamental value). The Manager also uses proprietary techniques to adjust the portfolio for factors such as stock selection discipline (criteria used for selecting stocks), position size, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time.

Small/Mid Cap Growth Fund generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments. In pursuing its investment objective, Small/Mid Cap Growth Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures and swap contracts, to: (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Benchmark: The benchmark of Small/Mid Cap Growth Fund is the Russell 2500® Growth Index.

Principal Risks: Principalrisks of an investment in the Small/Mid Cap Growth Fund include Stock Market Risk, Market Capitalization Risk, and Investment Style Risk.  Other principal risks of an investment in the Small/Mid Cap Growth Fund include Derivatives Risk, Credit Risk, Liquidity Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO FIXED INCOME FUNDS

GMO DOMESTIC BOND FUND

Investment Objective: GMO Domestic Bond Fund (“Domestic Bond Fund”) seeks total returnin excess of its benchmark.

Principal Investment Strategies: Under normal circumstances, Domestic Bond Fund invests at least 80% of its assets in bond investments tied economically to the U.S.  Domestic Bond Fund invests most of its assets in :

shares of GMO Short-Duration Collateral Fund (which primarily invests in high quality U.S. and foreign floating rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers);

U.S. investment-grade bonds, including asset-backed securities and U.S. government securities (including securities neither guaranteed nor insured by the U.S. government); and

derivatives (including synthetic debt instruments) whose value is related to U.S. investment-grade bonds.

Domestic BondFund also may invest a portion of its assets in foreign bonds and lower-rated securities.

The Manager employs fundamental investment techniques and quantitative models to identify bond investments the Manager believes are undervalued. The Manager considers issue-specific risk in the selection process.

TheManager normally seeks to cause the duration of Domestic Bond Fund to approximate that of its benchmark. (4.57 years as of 5/31/06). Some investors may invest in Domestic Bond Fund for short-term purposes (e.g., pending investment in another GMO fund), causing the Domestic Bond Fund to incur higher transaction costs.

Benchmark: Domestic Bond Fund's benchmark is the Lehman Brothers U.S. Government Index.

Principal Risks: Principalrisks of an investment in Domestic Bond Fund include Interest Rate Risk, Derivatives Risk, and Focused Investment Risk.  Other principal risks of an investment in Domestic Bond Fund include Fund-of-Funds Risk, Leverage Risk, Credit Risk, Liquidity Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO CORE PLUS BOND FUND

Investment Objective: GMO Core Plus Bond Fund (“Core Plus Bond Fund”) seeks total returnin excess of its benchmark.

Principal Investment Strategies: Core Plus Bond Fund typically invests in fixed income securities included in the Core Plus Bond Fund's benchmark and in securities with similar characteristics. Core Plus Bond Fund seeks additional returns by investing in global interest rate, currency and emerging country debt markets. Under normal circumstances, Core Plus Bond Fund invests at least 80% of its assets in bond investments.

The Manager may implement its strategies (i) directly by purchasing U.S. and foreign bonds and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter derivatives.  To do so, Core Plus Bond Fund may invest in or use:

U.S. and foreign investment-grade bonds, including U.S. and foreign government securities and asset-backed securities issued by U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government) and foreign governments, corporate bonds, and asset-backed securities issued by private issuers;

shares of GMO Short-Duration Collateral Fund (to gain exposure to high quality U.S. and foreign floating rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers, and/or to generate a cash-like return for Core Plus Bond Fund's synthetic positions);

shares of GMO World Opportunity Overlay Fund (to gain exposure to global interest rate markets, mainly through World Opportunity Overlay Fund's use of interest rate swaps);

futures contracts, currency forwards, swap contracts and other types of derivatives (to gain exposure to the global interest rate and currency markets);

sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investments in shares of GMO Emerging Country Debt Fund, (limited to 5% ofCore Plus Bond Fund's total assets); and

credit default swaps to a significant extent to take an active long or short position with respect to the likelihood of default by corporate or sovereign issuers.

The Manager employs fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency market, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or may provide downside protection. Core Plus Bond Fund takes active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark, including through the use of derivatives, adjusting  its foreign currency exposure independently of its exposure to interest rate markets.

TheManager normally seeks to maintain Core Plus Bond Fund’s portfolio duration within +/- 20% of the benchmark’s duration (4.79 years as of 5/31/06).

Benchmark: Core Plus Bond Fund's benchmark is the Lehman Brothers U.S. Aggregate Index.

Principal Risks: Principal risks of an investment in Core Plus Bond Fund include Interest Rate Risk, Currency Risk, Foreign Investment Risk, Derivatives Risk, and Credit Risk.  Other principal risks of an investment in Core Plus Bond Fund include Fund-of-Funds Risk, Non-Diversification Risk, Liquidity Risk, Leverage Risk, Focused Investment Risk, Emerging Markets Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO INTERNATIONAL BOND FUND

Investment Objective: GMO International Bond Fund (“International Bond Fund”) seeks total returnin excess of its benchmark.

Principal Investment Strategies: International Bond Fund typically invests in fixed income securities included in its benchmark and in securities with similar characteristics. International Bond Fund seeks additional returns by investing in global interest rate, currency and emerging country debt markets. Under normal circumstances, it invests at least 80% of its assets in bond investments.

The Manager may implement its strategies (i) directly by purchasing bondsdenominated in various currencies and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter derivatives.  To do so, International Bond Fund may invest in or use:

investment-grade bonds denominated in various currencies, including foreign and U.S. government securities and asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and asset-backed securities issued by private issuers;

shares of GMO Short-Duration Collateral Fund (to generate a cash-like return for International Bond Fund's synthetic positions, and/or to gain exposure to high quality U.S. and foreign floating rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers);

shares of GMO World Opportunity Overlay Fund (to gain exposure to global interest rate markets, mainly through World Opportunity Overlay Fund's use of interest rate swaps);

futures contracts, currency forwards, swap contracts and other types of derivatives (to gain exposure to the global interest rate and currency markets); and

sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investment in shares of GMO Emerging Country Debt Fund, (limited to 5% of International Bond Fund's total assets).

The Manager employs fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or may provide downside protection. International Bond Fund takes active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark, including through the use of derivatives, adjusting its foreign currency exposure independently of its exposure to interest rate markets.

TheManager normally seeks to maintain International Bond Fund’s portfolio duration within +/- 20% of the benchmark’s duration (6.27 years as of 5/31/06).

Benchmark:International Bond Fund's benchmark is the JPMorgan Non-U.S. Government Bond Index.

Principal Risks: Principalrisks of an investment in International Bond Fund include Interest Rate Risk,Currency Risk, Foreign Investment Risk, Derivatives Risk, and Credit Risk.  Other principal risks of an investment in International Bond Fund include Fund-of-Funds Risk, Non-Diversification Risk, Liquidity Risk, Leverage Risk, Focused Investment Risk, Emerging Markets Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO CURRENCY HEDGED INTERNATIONAL BOND FUND

Investment Objective: GMO Currency Hedged International Bond Fund (“Currency Hedged International Bond Fund”) seeks total returnin excess of its benchmark.

Principal Investment Strategies: Currency Hedged International Bond Fund typically invests in fixed income securities included in its benchmark and in securities with similar characteristics. Currency Hedged International Bond Fund seeks additional returns by investing in global interest rate, currency and emerging country debt markets. Under normal circumstances, Currency Hedged International Bond Fund invests at least 80% of its assets in bond investments.

The Manager may implement its strategies (i) directly by purchasing bondsdenominated in various currencies and/or (ii). synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter derivatives.  To do so, Currency Hedged International Bond Fund may invest in or use:

investment-grade bondsdenominated in various currencies, including foreign and U.S. government securities and asset-backed securities issued byforeign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and asset-backed securities issued by private issuers;

shares of GMO Short-Duration Collateral Fund (to generate a cash-like return for Currency Hedged International Bond Fund's synthetic positions, and/or to gain exposure to high quality U.S. and foreign floating rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers);

shares of GMO World Opportunity Overlay Fund (to gain exposure to global interest rate markets, mainly through World Opportunity Overlay Fund's use of interest rate swaps);

futures contracts, currency forwards, swap contracts and other types of derivatives(to gain exposure to the global interest rate and currency markets); and

sovereign debt of emerging countries (including below investment-grade securities (also known as "junk bonds")), primarily through investment in shares of GMO Emerging Country Debt Fund (limited to 5% of Currency Hedged International Bond Fund's total assets).

Currency Hedged International Bond Fund generally attempts to hedge at least 75% of its net foreign currency exposure back to the U.S. dollar.

The Manager employs fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or may provide downside protection. Currency Hedged International Bond Fund takes active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark, including through the use of derivatives, adjusting its foreign currency exposure independently of its exposure to interest rate markets.

TheManager normally seeks to maintain Currency Hedged International Bond Fund’s portfolio duration within+/- 20% of the benchmark’s duration (6.15 years as of 5/31/06).

Benchmark: Currency Hedged International Bond Fund's benchmark is the JPMorgan Non-U.S. Government Bond Index (Hedged) (ex-Japan).

Principal Risks: Principalrisks of an investment in Currency Hedged International Bond Fund include Interest Rate Risk, Foreign Investment Risk, Derivatives Risk, and Credit Risk. Other principal risks of an investment in Currency Hedged International Bond Fund include Fund-of-Funds Risk, Non-Diversification Risk, Liquidity Risk,  Leverage Risk, Currency Risk, Focused Investment Risk, Emerging Markets Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO GLOBAL BOND FUND

Investment Objective: GMO Global Bond Fund (“Global Bond Fund”) seeks total returnin excess of its benchmark.

Principal Investment Strategies: Global Bond Fund typically invests in fixed income securities included in the fund's benchmark and in securities with similar characteristics. Global Bond Fund seeks additional returns by investing in global interest rate, currency, and emerging country debt markets. Under normal circumstances, Global Bond Fund invests at least 80% of its assets in bond investments.

The Manager may implement its strategies (i) directly by purchasing U.S. and foreign bondsdenominated in various currencies and/or (ii). synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter derivatives.   To do so, Global Bond Fund may invest in or use:

investment-grade bonds denominated in various currencies, including foreign and U.S. government securities and asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and asset-backed securities issued by private issuers;

shares of GMO Short-Duration Collateral Fund (to generate a cash-like return for Global Bond Fund's synthetic positions, and/or to gain exposure to high quality U.S. and foreign floating rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers);

shares of GMO World Opportunity Overlay Fund (to gain exposure to global interest rate markets, mainly through World Opportunity Overlay Fund's use of interest rate swaps);

futures contracts, currency forwards, swap contracts and other types of derivatives (to gain exposure to the global interest rate and currency markets); and

sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investments in shares of GMO Emerging Country Debt Fund  (limited to 5% of Currency Hedged International Bond Fund's total assets).

The Manager employs fundamental and investment techniques and quantitative models to determine the relative values of interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or may provide downside protection. Global Bond Fund takes active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark, including through the use of derivatives, adjusting its foreign currency exposure independently of its exposure to interest rate markets.

TheManager normally seeks to maintain the fund's portfolio duration within +/- 20% of the benchmark's duration (6.05 years as of 05/31/06).

Benchmark: Global Bond Fund's benchmark is the JPMorgan Global Government Bond Index.

Principal Risks: Principal risks of an investment in Global Bond Fund include Interest Rate Risk, Currency Risk, Foreign Investment Risk, Derivatives Risk, and Credit Risk. Other principal risks of an investment in Global Bond Fund include Fund-of-Funds Risk, Non-Diversification Risk, Liquidity Risk, Leverage Risk, Emerging Markets Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO SHORT-DURATION INVESTMENT FUND

Investment Objective: GMO Short-Duration Investment Fund (“Short- Duration Investment Fund”) seeks to provide current income.

Principal Investment Strategies: Short-Duration Investment Fund seeks to provide current income to the extent consistent with the preservation of capital and liquidity. Short-Duration Investment Fund seeks to achieve this objective by investing a substantial portion of its assets in GMO Short Duration Collateral Fund (“SDCF”), which primarily invests in high quality U.S. and foreign floating rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers.  In addition, Short-Duration Investment Fund makes investments in high quality fixed income securities, which may include high quality asset-backed securities issued by private issuers, U.S. government and agency securities (including securities neither guaranteed nor insured by the U.S. government), corporate debt securities, money market instruments, prime commercial paper and master demand notes, and certificates of deposit, bankers’' acceptances and other bank obligations. Short-Duration Investment Fund also may enter into repurchase agreements and use exchange-traded and over-the-counter derivatives, including futures contracts. While Short-Duration Investment Fund makes investments in high quality securities, it may choose not to dispose of a security whose rating is lowered after purchase.

In selecting fixed income securities for Short-Duration Investment Fund's portfolio, the Manager employs fundamental investment techniques and quantitative models to seek to identify securities with total return opportunities that are high relative to other fixed income securities with similar credit qualities and average lives. The Manager normally seeks to maintain a duration of 365 days or less for Short-Duration Investment Fund's portfolio. Short-Duration Investment Fund may maintain that portfolio duration, for example, by investing in bonds with longer durations, but shortening the effective duration by hedging interest rate exposure through the use of derivatives.  Short-Duration Investment Fund's dollar-weighted average portfolio maturity may be substantially longer than Short-Duration Investment Fund’'s dollar-weighted average portfolio duration.

Short-Duration Investment Fund is not a money market fund and is not subject to the portfolio quality, maturity, and other requirements of money market funds.   Some investors may invest in Short-Duration Investment Fund for short-term purposes (e.g., pending investment in another GMO fund), causing Short-Duration Investment Fund to incur higher transaction costs.

Benchmark: Short- Duration Investment Fund's current benchmark is the JPMorgan U.S. 3 Month Cash Index.

Principal Risks: Principalrisks of an investment in Short-Duration Investment Fund include Liquidity Risk, Credit Risk, Focused Investment Risk, and Interest Rate Risk.  Other principal risks of an investment in Short-Duration Investment Fund include Fund-of-Funds Risk, Derivatives Risk, Foreign Investment Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO INFLATION INDEXED BOND FUND

Investment Objective: GMO Inflation Indexed Bond Fund (“Inflation Indexed Bond Fund”) seeks total returncorresponding to the total return of its benchmark.

Principal Investment Strategies: Inflation Indexed Bond Fund primarily makes investments in securities that are indexed or otherwise “linked” to general measures of inflation in the country of issue. Under normal circumstances, Inflation Indexed Bond Fund invests at least 80% of its assets in inflation indexed bond investments. For this purpose, “inflation indexed bond investments” include instruments that are “linked” to general measures of inflation because their principal and/or interest components change with general movements of inflation in the country of issue. The Manager may implement its strategies: (i) directly by purchasing inflation indexed bonds and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded or over-the-counter derivatives. To do so, Inflation Indexed Bond Fund may invest in or use:

inflation indexed bonds issued by the U.S. and foreign governments and their agencies and instrumentalities (including securities neither guaranteed nor insured by the U.S. government), including Inflation-Protected Securities issued by the U.S. Treasury (TIPS), and inflation indexed bonds issued by corporations;

shares of GMO Short-Duration Collateral Fund (to gain exposure to non-inflation indexed (or nominal) high quality U.S. and foreign floating-rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers and/or to generate a cash-like return for Inflation Indexed Bond Fund's synthetic positions);

derivatives, including futures and swap contracts (including to gain synthetic exposure to inflation indexed bonds); and

non-inflation indexed (or nominal) fixed income securities issued by the U.S. and foreign governments and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government) and by corporations (to gain direct exposure to such securities and/or for use as part of a synthetic position).

Inflation Indexed Bond Fund also may invest a portion of its assets in below investment grade securities (also known as "junk bonds”).

The Manager seeks to identify investments that, in the opinion of the Manager, represent favorable values relative to their market prices. Inflation Indexed Bond Fund may take overweighted and underweighted positions in particular groups of bonds relative to its benchmark in order to take advantage of market inefficiencies.

The Manager normally seeks to maintain Inflation Indexed Bond Fund's portfolio duration within +/- 20% of Inflation Indexed Bond Fund's benchmark's duration (6.15 years as of 5/31/06).

Benchmark: Inflation Indexed Bond Fund's current benchmark is the Lehman Brothers U.S. Treasury Inflation Notes Index.

Principal Risks: Principalrisks of an investment in Inflation Indexed Bond Fund include Interest Rate Riskand Derivatives Risk.  Other principal risks of an investment in Inflation Indexed Bond Fund include Fund-of-Funds Risk, Foreign Investment Risk, Non-Diversification Risk, Leverage Risk, Liquidity Risk, Credit Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO INFLATION INDEXED PLUS BOND FUND

Investment Objective:GMO Inflation Indexed Plus Bond Fund ("IIPBF") seeks total return in excess of its benchmark.

Principal Investment Strategies:  IIPBF primarily makes investments that are indexed or otherwise "linked" to general measures of inflation in the country of issue.  IIPBF seeks additional returns by investing in global interest rate, currency, and emerging country debt markets.  Under normal circumstances, IIPBF invests at least 80% of its assets in inflation indexed bond investments. For this purpose, "inflation indexed bond investments" include instruments that are "linked" to general measures of inflation because their principal and/or interest components change with general movements of inflation in the country of issue.

The Manager may implement its strategies: (i) directly by purchasing inflation indexed bonds and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded or over-the-counter derivatives. To do so, IIPBF may invest in or use:

inflation indexed bonds issued by the U.S. and foreign governments and their agencies and instrumentalities (including securities neither guaranteed nor insured by the U.S. government), including Inflation-Protected Securities issued by the U.S. Treasury (TIPS), and inflation indexed bonds issued by corporations;

shares of GMO Short-Duration Collateral Fund (to gain exposure to non-inflation indexed (or nominal) high quality U.S. and foreign floating rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers and/or to generate a cash-like return for IIPBF's synthetic positions);

shares of GMO World Opportunity Overlay Fund (to gain exposure to global interest rate markets, mainly through World Opportunity Overlay Fund's use of interest rate swaps);

futures contracts, swap contracts, currency forwards, and other types of derivatives (to gain synthetic exposure to inflation indexed bonds and/or to global interest rate and currency markets); and

sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investment in shares of GMO Emerging Country Debt Fund (limited to 5% of IIPBF's total assets); and

non-inflation indexed (or nominal) fixed income securities issued by the U.S. and foreign governments and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government) and by corporations (to gain direct exposure to such securities and/or for use as part of a synthetic position).

The Manager seeks to identify investments that, in the opinion of the Manager, represent favorable values relative to their market prices.  The Manager employs fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets and to determine currency and interest rate exposures.  IIPBF takes active overweighted and underweighted positions in particular interest rate markets and currencies outside those of its benchmark, including through the use of derivatives, adjusting its foreign currency exposure independently of its exposure to interest rate markets.

Benchmark: IIPBF's benchmark is the Lehman Brothers U.S. Treasury Inflation Notes Index.

Principal Risks: Principal risks of an investment in IIPBF include Interest Rate Risk, Currency Risk, Foreign Investment Risk, Derivatives Risk, and Credit Risk.  Other principal risks of an investment in IIPBF include Fund-of-Funds Risk, Emerging Markets Risk, Non-Diversification Risk, Liquidity Risk, Leverage Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO EMERGING COUNTRY DEBT FUND

Investment Objective: GMO Emerging Country Debt Fund (“ECDF”) seeks high total return.

Principal Investment Strategies: ECDF invests primarily in sovereign debt of emerging countries. These investments may include Brady bonds, Euro bonds and bank loans to emerging countries. In addition, ECDF may invest a portion of its assets in debt investments issued by companies tied economically to emerging countries and other foreign fixed income securities, including asset-backed securities issued by foreign governments and private issuers. Under normal circumstances, ECDF invests at least 80% of its assets in debt investments tied economically to emerging countries.  ECDF   typically uses credit default swaps, and may do so to a significant extent to take an active long or short position with respect to the likelihood of default by corporate or sovereign issuers.  A substantial portion of ECDF's holdings are typically below investment grade. The Fund may acquire or hold issues that are in default and therefore not making any payments of principal or interest. Generally, at least 75% of CDF's assets are denominated in, or hedged into, U.S. dollars. In pursuing its investment objective, ECDF also typically uses exchange-traded and over-the-counter derivatives, including options, swap contracts (in addition to credit default swaps) and futures.

The Manager emphasizes a "bottom-up" approach to examining and selecting emerging country debt investments, and uses analytical techniques to identify inefficiencies in the pricing of emerging country debt investments and to identify debt investments the Manager believes are undervalued.The Manager also determines country allocations based on its fundamental outlook for those countries.

TheManager normally seeks to cause the interest rate duration of the fund's portfolio to approximate that of its benchmark (6.70 years as of 5/31/06).

Benchmark: ECDF’s benchmark is the JPMorgan Emerging Markets Bond Index Global (EMBIG).

Principal Risks: Principal risks of an investment in ECDF include Interest Rate Risk, Foreign Investment Risk, Credit Risk, Derivatives Risk, Leverage Risk, and Liquidity Risk.  Other principal risks of an investment in ECDF include Focused Investment Risk, Non-Diversification Risk, Emerging Markets Risk, Currency Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO SHORT-DURATION COLLATERAL FUND

Investment Objective: GMO Short-Duration Collateral Fund (“SDCF”) seeks total return in excess of its benchmark.

Principal Investment Strategies: SDCFseeks to achieve its investment objective by investing primarily in high quality U.S. and foreign floating rate fixed income securities. Fixed income instruments in which SDCF invests include securities issued by a wide range of private issuers and, to a lesser extent, securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). SDCF may invest a substantial portion of its assets in  asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, SDCF may invest in government securities, corporate debt securities, money market instruments, and commercial paper, and enter into reverse repurchase agreements and repurchase agreements.  SDCF’s fixed income securities primarily have floating interest rates (or may be hedged using derivatives to convert the fixed rate interest payments into floating rate interest payments), but may also include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, and payment-in-kind features.  From time to time, SDCF may acquire or hold fixed income securities that are rated below investment grade.  SDCF also may use exchange-traded and over-the-counter derivatives, including swap contracts, futures, options on futures, options on swaps (or "swaptions"), and other types of options, and forward currency contracts.

In selecting fixed income securities for SDCF’s portfolio, the Manager employs fundamental investment techniques and quantitative models to seek to identify securities with total return opportunities that are high relative to other fixed income securities with similar credit qualities and average lives.

  Under normal circumstances, the Manager expects that SDCF’s dollar-weighted average portfolio duration will be 365 days or less. SDCF may maintain that portfolio duration, for example, by investing in bonds with longer durations, but shortening the effective duration by hedging interest rate exposure through the use of derivatives.  SDCF's dollar-weighted average portfolio maturity may be substantially longer than SDCF's dollar-weighted average portfolio duration. Shares of the fund are not publicly offered. SDCF is a non-diversified investment company within the meaning of the 1940 Act.

Benchmark: SDCF's benchmark is the JPMorgan U.S. 3 Month Cash Index.

Principal Risks: Principal risks of an investment in SDCF include Liquidity Risk, Credit Risk, Focused Investment Risk, Interest Rate Risk, Derivatives Risk, Foreign Investment Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Large Shareholder Risk, and Management Risk.

GMO SHORT-DURATION COLLATERAL SHARE FUND

Investment Objective: GMO Short-Duration Collateral Share Fund seeks total return in excess of its benchmark.

Principal Investment Strategies: GMO Short-Duration Collateral Share Fund (“SDCSF”) invests substantially all of its assets in GMO Short-Duration Collateral Fund ("SDCF"), another series of GMO Trust, (an arrangement often referred to as a "master-feeder" structure) and, to a limited extent, in cash and cash equivalents. Its investment objective and principal investment strategies, therefore, are identical to those of SDCF.

            SDCF seeks to achieve its investment objective by investingprimarily in high quality U.S. and foreign floating rate fixed income securities. Fixed income securities in which SDCF invests include securities issued by a wide range of private issuers and, to a lesser extent, securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). SDCF may invest a substantial portion of its assets in asset-backed securities, including, but not limited to,  securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations.  In addition, SDCF may invest in government securities, corporate debt securities, money market instruments, and  commercial paper, and enter into reverse repurchase agreements and repurchase agreements. SDCF's fixed income securities primarily have floating interest rates (or may be hedged using derivatives to convert the fixed rate interest payments into floating rate interest payments), but may also include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, and payment-in-kindfeatures.  From time to time, SDCF may acquire or hold fixed income securities that are rated below investment grade.   SDCF may also use exchange-traded and over-the-counter derivatives, including swap contracts, futures, options on futures,options on swaps (or "swaptions") and other types of options, and forward currency contracts.

            In selecting fixed income securities for SDCF's portfolio, the Manager employs fundamental investmenttechniques and quantitative models to seek to identify securities with total return opportunities that are high relative to other fixed income securities with similar credit qualities and average lives.

Under normal circumstances, the Manager expects that SDCF's dollar-weighted average portfolio duration will be 365 days or less.  SDCF may maintain that portfolio duration,  for example, by investing in bonds with longer durations, but shortening the effective duration by hedging interest rate exposure through the use of derivatives.  SDCF's dollar-weighted average portfolio maturity may be substantially longer than SDCF's dollar-weighted average portfolio duration.

Some investors may invest in SDCSF for short-term purposes (e.g., pending investment in another GMO fund), causing SDCSF to incur higher transaction costs.  In addition, as a result of such short-term trading, SDCSF may hold more cash than other GMO funds and its performance may not match that of SDCF.

Benchmark: SDCSF's benchmark is the JPMorgan U.S. 3 Month Cash Index.

Principal Risks:Principalrisks of an investment in SDCSF include Liquidity Risk, Credit Risk, Focused Investment Risk, and Interest Rate Risk. Other principal risks of an investment in SDCSF include Derivatives Risk, Foreign Investment Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO WORLD OPPORTUNITY OVERLAY FUND

Investment Objective: GMO World Opportunity Overlay Fund (“Overlay Fund”) seeks  total return in excess of its benchmark.

Principal InvestmentStrategies: Overlay Fund’s investment program has two principal components. One component of Overlay Fund's investment program involves the use of derivatives, primarily interest rate swap contracts, to seek to exploit misvaluations in world interest rates and to add value relative to Overlay Fund's benchmark. The other component of Overlay Fund's investment program involves making direct investments primarily in high quality U.S. and foreign fixed income securities, in particular asset-backed securities, to gain exposure to Overlay Fund's benchmark (and to securities with similar characteristics to those in the benchmark) and to generate a core return.

The Manager employs proprietary quantitative models to seek to identify and estimate the relative misvaluation of interest rates within and across world interest rate markets.  In selecting fixed income securities for Overlay Fund’s portfolio, the Manager employs fundamental investment techniques and quantitative models to seek to identify securities with total return opportunities that are high relative to other fixed income securities with similar credit qualities and average lives. Shares of the fund are not publicly offered. Overlay Fund is a non-diversified investment company within the meaning of the 1940 Act.

Benchmark:  Overlay Fund’s benchmark is the JPMorgan U.S. 3 Month Cash Index.

Principal Risks: Principalrisks of an investment in Overlay Fund include Management Risk, Derivatives Risk, Leverage Risk, Interest Rate Risk, Credit Risk, Liquidity Risk, Focused Investment Risk, Non-Diversification Risk, Foreign Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk.

GMO INTERNATIONAL EQUITY FUNDS

GMO INTERNATIONAL CORE EQUITY FUND

Investment Objective: GMO International Core Equity Fund (“International Core Equity Fund”) seeks high total return. International Core Equity Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: International Core Equity Fund typically makes equity investments in companies from developed countries, other than the U.S. Under normal circumstances, International Core Equity Fund invests at least 80% of its assets in equity investments.

The Manager uses proprietary quantitative models to evaluate and select individual stocks, countries, and currencies based on several factors, including:

  Stocks – valuation(including qualityfactors) and momentum;

  Countries – aggregate stock market valuations, GDP and stock market trends, and positive market sentiment; and

Currencies – export and producer price parity, balance of payments, and interest rate differentials.

When evaluating stocks, theManager ranks stocks based on a blend of valuation and momentum factors, generally demonstrating a bias for stocks it believes are of higher quality, as measured by sustained high levels of profitability and lower levels of debt. The Manager's valuation analysis also may utilize quantitative models to predict a company's future free cash flow.  The Manager uses momentum measures to help it identify stocks with strong fundamentals that the Manager believes are likely to outperform regardless of their valuation.  The Manager seeks to select stocks that score highly on valuation and/or momentum measures.  The factors considered and models used by the Manager may change over time.  In using these models to construct International Core Equity Fund’s portfolio, the Manager seeks to produce a style-balanced portfolio, although stock selection normally reflects a slight bias for value stocks over growth stocks.

International Core Equity Fund generally seeks to be fully invested, and generally will not take temporary defensive positions through investment in cash and other high quality investments. In pursuing its investment objective, International Core Equity Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or(iv) adjust its foreign currency exposure. International Core Equity Fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, International Core Equity Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Benchmark: International Core Equity Fund's benchmark is the MSCI EAFE Index (Europe, Australasia, and Far East).

Principal Risks. Principalrisks of an investment in International Core Equity Fund include Stock Market Risk, Foreign Investment Risk, and Currency Risk.  Other principal risks of an investment in International Core Equity Fund include Liquidity Risk, Investment Style Risk, Derivatives Risk, Credit Risk, Market Capitalization Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO INTERNATIONAL INTRINSIC VALUE FUND

Investment Objective: GMO International Intrinsic Value Fund (“International Intrinsic Value Fund”) seeks high total return. International Intrinsic Value Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: International Intrinsic Value Fund typically makes equity investments in companies from developed countries, other than the U.S.

The Manager uses proprietary quantitative models to evaluate and select individual stocks, countries and currencies, based on several factors, including:

  Stocks – valuation(including qualityfactors) and momentum;

  Countries – aggregate stock market valuations, GDP and stock market trends, and positive marketsentiment; and

Currencies – export and producer price parity, balance of payments, and interest rate differentials.

When evaluating stocks, theManager ranks stocks based of valuation measures, generally demonstrating a bias for stocks it believes are of higher quality, as measured by sustained high levels of profitability and lower levels of debt. The Manager's valuation analysis also may utilize quantitative models to predict a company's future free cash flow.  The Manager uses momentum measures to rank stocks that have been pre-screened for value characteristics.  The Manager seeks to select stocks that score highly on valuation and momentum measures.  The factors considered and models used by the Manager may change over time.  In using these models to construct International Core Equity Fund’s portfolio, the Manager expects that stock selection normally will reflect a significant bias for value stocks over growth stocks.

International Intrinsic Value Fund generally seeks to be fully invested, and generally will not take temporary defensive positions through investment in cash and other high quality investments. In pursuing its investment objective, International Intrinsic Value Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or(iv) adjust its foreign currency exposure. International Intrinsic Value Fund’s foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, International Intrinsic Value Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Benchmark:International Intrinsic Value Fund's benchmark is the S&P/Citigroup Primary Market Index (“PMI”) Europe, Pacific, Asia Composite (“EPAC”) Value Style Index.

Principal Risks: Principalrisks of an investment in International Intrinsic Value Fund include Stock Market Risk, Foreign Investment Risk, Currency Risk, and Investment StyleRisk.  Other principal risksof an investment in International Intrinsic Value Fund include Liquidity Risk, Derivatives Risk, Credit Risk, Market Capitalization Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO INTERNATIONAL GROWTH EQUITY FUND

Investment Objective: GMO International Growth Equity Fund (“International Growth Equity Fund”) seeks high total return. International Growth Equity Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: International Growth Equity Fund typically makes equity investments in companies from developed countries, other than the U.S. Under normal circumstances, International Growth Equity Fund invests at least 80% of its assets in equity investments.

The Manager, using proprietary quantitative models, seeks to add value by capitalizing on inefficiencies it perceives in the pricing of growth stocks. When evaluating stocks, the Manager begins with a universe of stocks that are either included in International Growth Equity Fund’s growth-oriented benchmark or are believed to have similar growth characteristics to such stocks. The Manager uses momentum measures to help identify stocks that the Manager believes have superior growth potential that is not fully captured in their current prices.  The Manager also uses valuation measures, which include quality factors, to help identify stocks the Manager believes are able to sustain high growth farther into the future. The Manager tilts International Growth Equity Fund’s portfolio in favor of countries that the Manager believes have the highest growth prospects or that the Manager believes are most undervalued. The Manager also considers factors that may influence the growth potential of a particular country, such as currency valuation. The factors considered and models used  by the Manager may change over time.  When constructing International Growth Equity Fund's portfolio, the Manager uses quantitative models that take into account risk, liquidity, and trading costs.

International Growth Equity Fund generally seeks to be fully invested, and generally will not take temporary defensive positions through investment in cash and other high quality investments. In pursuing its investment objective, International Growth Equity Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures, contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or(iv) adjust its foreign currency exposure. International Growth Equity Fund’s foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, International Growth Equity Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Benchmark: International Growth Equity Fund’s benchmark is the S&P/Citigroup Primary Market Index (“PMI”) Europe, Pacific, Asia Composite (”EPAC”) Growth Style Index.

Principal Risks: Principal risks of an investment in International Growth Equity Fund include Stock Market Risk, Foreign Investment Risk, Currency Risk, and Investment Style Risk.  Other principal risks of an investment in International Growth Equity Fund include Liquidity Risk, DerivativesRisk, Credit Risk,  Market CapitalizationRisk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO CURRENCY HEDGED INTERNATIONAL EQUITY FUND

Investment Objective: GMO Currency Hedged International Equity Fund (“Currency Hedged International Equity Fund”) seeks high total return. Currency Hedged International Equity Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: Currency Hedged International Equity Fund may invest to varying extents in GMO International Core Equity Fund, GMO International Intrinsic Value Fund, GMO International Growth Equity Fund, and GMO International Small Companies Fund (collectively, "underlying funds”). Under normal circumstances, Currency Hedged International Fund invests at least 80% of its assets in equity investments.

The Manager allocates Currency Hedged International Equity Fund’s assets among the underlying funds based on its analysis of the relative attractiveness of value versus growth investing styles. The Manager uses proprietary quantitative models to measure the discount at which value stocks trade relative to growth stocks generally, as well as to analyze the predicted returns of the two styles in the markets. In a value/growth neutral position, the Manager allocates Currency Hedged International Equity Fund's assets among the underlying funds based on its evaluation of the underlying funds' investments in individual stocks and weightings of investments in particular countries or regions, as well as its evaluation of the expected costs of investment alternatives. The Manager also creates forecasted returns for currencies, considering factors such as relative valuations, export and producer price parity, balance of payments, and interest rates.

The Manager looks at the underlying funds’ holdings to measure base currency exposure and then attempts to hedge at least 70% of the foreign currency exposure in the underlying funds’ investments relative to the U.S. dollar. While Currency Hedged International Equity Fund’s benchmark is fully hedged,it may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Currency Hedged International Equity Fund generally seeks to be fully invested, and generally will not take temporary defensive positions through investment in cash and other high quality investments. In pursuing its investment objective, Currency Hedged International Equity Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures and swap contracts.

Benchmark: Currency Hedged International Equity Fund’s benchmark is the MSCI EAFE Index (Europe, Australasia, and Far East) (Hedged).

Principal Risks. Principal risks of an investment in Currency Hedged International Equity Fund include Stock Market Risk, Derivatives Risk, Foreign Investment Risk, and Fund-of-Funds Risk. Other principal risks of an investment in Currency Hedged International Equity Fund include Investment Style Risk, Credit Risk, Currency Risk, Liquidity Risk, Non-Diversification Risk, Market Capitalization Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO FOREIGN FUND

Investment Objective: GMO Foreign Fund (“Foreign Fund”) seeks high total return. Foreign Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: Foreign Fund typically makes equity investments in non-U.S. companies, including the companies that issue stocks included in the MSCI international developed country universe (the universe of securities from which the MSCI EAFE Index is constructed) and companies in emerging countries. Under normal circumstances, Foreign Fund invests at least 80% of its assets in investments tied economically to countries outside the U.S.

Stock Selection – The Manager selects stocks using fundamental analysis that is informed by a disciplined quantitative screening process. The Manager separates companies with valuations it believes are deservedly low from those that it believes represent investment opportunities. The Manager analyzes companies for financial, operational, and managerial strength and compares them to their global, regional, and local industry peers. Company visits by the Manager to evaluate management and production facilities and other meetings with management are an integral part of the investment process.

Country selection – Foreign Fund's country selections relative to its benchmark are determined by a cumulative quantitative value score for each country together with the Manager’s evaluation of the country’s fundamentals. Foreign Fund may take significant overweighted or underweighted positions in particular countries relative to Foreign Fund's benchmark.

Foreign Fund generally seeks to be fully invested and generally will not take temporary defensive positions, but may hold up to 10% of its total assets in cash and other high quality investments in order to manage cash inflows and outflows as a result of shareholder purchases and redemptions. Foreign Fund may make investments in emerging countries, but these investments generally will represent 10% or less of Foreign Fund’s total assets. In pursuing its investment objective, Foreign Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to adjust its foreign currency exposure.

Benchmark: Foreign Fund's benchmark is the MSCI EAFE Index (Europe, Australasia, and Far East).

Principal Risks: Principal risks of an investment in Foreign Fund include Stock Market Risk, Foreign Investment Risk, Currency Risk and Investment Style Risk.  Other principal risks of an investment in Foreign Fund include Liquidity Risk, Credit Risk, Derivatives Risk, Market Capitalization Risk, Non-Diversification Risk, Emerging Markets Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO FOREIGN SMALL COMPANIES FUND

Investment Objective: GMO Foreign Small Companies Fund (“Foreign Small Companies Fund”) seeks high total return. Foreign Small Companies Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: Foreign Small Companies Fund typically makes equity investments in companies located or doing business outside of the U.S. that are in the smallest 30% of companies in a particular country as measured by total market capitalization (“small companies”). Depending upon the country, as of May 31, 2006, the market capitalization of the largest company (in a particular country) included within Foreign Small Companies Fund’s definition of small companies ranged from approximately $692 million (Slovenia) to $33 billion (Switzerland) (based on exchange rates as of May 31, 2006). Under normal circumstances, Foreign Small Companies Fund invests at least 80% of its assets in securities of small companies that are tied economically to countries outside the U.S. The market capitalization range of investments held by Foreign Small Companies Fund is generally within the market capitalization range of companies in Foreign Small Companies Fund’s benchmark.

Stock selection – The Manager selects stocks using fundamental analysis that is informed by a disciplined quantitative screening process. The Manager separates companies with valuations it believes are deservedly low from those it believes represent investment opportunities. The Manager analyzes companies for financial, operational, and managerial strength and compares them to their global, regional, and local industry peers. Company visits by the Manager to evaluate management and production facilities and other meetings with management are an integral part of the investment process.

Country selection – Foreign Small Companies Fund's country selections relative to its benchmark are determined by a cumulative quantitative value score for each country together with the Manager’s evaluation of the country’s fundamentals. Foreign Small Companies Fund may take significant overweighted and underweighted positions in particular countries relative to Foreign Small Companies Fund's benchmark.

Foreign Small Companies Fund generally seeks to be fully invested, and generally will not take temporary defensive positions, but may hold up to 10% of its total assets in cash and other high quality investments in order to manage cash inflows and outflows as a result of shareholder purchases and redemptions. Foreign Small Companies Fund may make investments in emerging countries, but these investments (excluding investments in companies from emerging countries included in Foreign Small CompaniesFund’s benchmark) generally will represent 10% or less of Foreign Small Companies Fund’s total assets. In pursuing its investment objective, Foreign Small Companies Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures and swap contracts, to adjust its foreign currency exposure.

Benchmark: Foreign Small Companies Fund’s current benchmark is the S&P/Citigroup Extended Market Index (“EMI”) World ex-U.S. Index.

Principal Risks. Principal risks of an investment in the Foreign Small Companies Fund include Market Capitalization Risk, Stock Market Risk, Foreign Investment Risk, Currency Risk, Investment Style Risk, and Liquidity Risk.  Other principal risks of an investment in the Foreign Small Companies Fund include Credit Risk, Derivatives Risk, Emerging Markets Risk, Market Disruption and Geopolitical Risk, Management Risk, and Large Shareholder Risk.

GMO INTERNATIONAL SMALL COMPANIES FUND

Investment Objective: GMO International Small Companies Fund (“International Small Companies Fund”) seeks high total return. International Small Companies Fund seeks to achieve its objective by outperforming its benchmark.

Principal InvestmentStrategies: International Small Companies Fund typically makes equity investments in non-U.S. companies, including non-U.S. companies in developed and emerging countries, but excluding the largest 500 non-U.S. companies in developed countries based on full, non-float adjusted market capitalization and any company in an emerging country with a full, non-float adjusted market capitalization that is greater than or equal to that of any of the 500 excluded developed country companies ("small companies"). A company's full, non-float adjusted market capitalization includes all of the company's equity issues. As of May 31, 2006, the market capitalization of the largest company included within International Small Companies Fund's definition of small companies was approximately $7.6 billion. Under normal circumstances, International Small Companies Fund invests at least 80% of its assets in securities of small companies.

The Manager uses proprietary quantitative models to evaluate and select individual stocks, countries, and currencies based on several factors, including:

Stocks – valuation (including quality factors) and momentum;

Countries – aggregate stock market valuations, GDP and stock market trends, and positive market sentiment; and

Currencies – export and producer price parity, balance of payments and interest rate differentials.

When evaluating stocks, the Manager ranks stocks based on a blend of valuation and momentum factors, generally demonstrating a bias for stocks it believes are of higher quality, as measured by sustained high levels of profitability and lower levels or debt. The Manager's valuation analysis also may utilize quantitative models to predict a company's future free cash flow.  The Manager uses momentum measures to help it identify stocks with strong fundamentals that the Manager believes are likely to outperform regardless of their valuation.  The Manager seeks to select stocks that score highly on valuation and/or momentum measures.  The Manager may make investments in emerging countries, but these investments generally will represent 10% or less ofInternational Small Companies Fund's total assets.  The factors considered and models used by the Manager may change over time.

International Small Companies Fund generally seeksto be fully invested, and generally will not take temporary defensive positions through investment in cash and other high quality investments. In pursuing its investment objective, International Small Companies Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure. International Small Companies Fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, International Small Companies Fund may also take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Benchmark: The benchmark of International Small Companies Fund is the S&P/Citigroup Extended Market Index (“EMI”) World ex-U.S. Index.

Principal Risks: Principalrisks of an investment in the International Small Companies Fund include Stock Market Risk, Market Capitalization Risk, Foreign Investment Risk, Currency Risk, and Liquidity Risk.  Other Principal risks of an investment in the International Small Companies Fund include Investment Style Risk, Derivatives Risk, Emerging Markets Risk, Credit Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO EMERGING MARKETS FUND

Investment Objective: GMO Emerging Markets Fund (“Emerging Markets Fund”) seeks high total return. Emerging Markets Fund seeks to achieve its objective by outperforming its benchmark.

Principal InvestmentStrategies: Emerging Markets Fund typically makes equity investments in companies whose stocks are traded in the securities markets of the world’s non-developed markets, which excludes countries that are included in the MSCI EAFE Index, a developed markets index (“emerging markets”). Under normal circumstances, Emerging Markets Fund invests at least 80% of its assets in investments tied economically to emerging markets.

The Manager uses proprietary quantitative models and fundamental analysis to evaluate and select individual countries and stocks. Country selection generally is the most significant factor affecting Emerging Markets Fund’s performance relative to its benchmark. The Manager’s evaluation and selection decisions for countries and stocks are based on several factorsand models, including:

Countries – value, momentum, and macroeconomic models; and

Stocks –earnings and price momentum, price to earnings ratios, price to book ratios and quality.

The factors considered and models used by the Manager may change over time. Emerging Markets Fund has a value bias relative to many other traditional emerging market funds.

Emerging Markets Fund generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments. In pursuing its investment objective, Emerging Markets Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, warrants, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure. Emerging Markets Fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments. In addition, Emerging Markets Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Benchmark: Emerging Markets Fund’s benchmark is the S&P/IFCI (Investable) Composite Index.

Principal Risks: Principal risks of an investment in Emerging Markets Fund include Stock Market Risk, Foreign Investment Risk, Currency Risk, Liquidity Risk, and Market Capitalization Risk.  Other principal risks of an investment in Emerging Markets Fund include Focused Investment Risk, Investment Style Risk, Derivatives Risk, Credit Risk, Emerging Markets Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO EMERGING COUNTRIES FUND

Investment Objective: GMO Emerging Countries Fund (“Emerging Countries Fund”) seeks high total return. Emerging Countries Fund seeks to achieve its objective by outperforming its benchmark.

Principal InvestmentStrategies: Emerging Countries Fund typically makes equity investments in companies whose stocks are traded in the securities markets of the world’s non-developed countries, which excludes countries that are included in the MSCI EAFE Index, a developed markets index (“emerging countries”). Under normal circumstances, Emerging Countries Fund invests at least 80% of its assets in investments tied economically to emerging countries.

The Manager uses proprietary quantitative models and fundamental analysis to evaluate and select individual countries and stocks. Country selection generally is the most significant factor affecting Emerging Countries Fund’s performance relative to its benchmark. The Manager’s evaluation and selection decisions for countries and stocks are based on several factorsand models, including:

Countries – value, momentum, and macroeconomic models; and

Stocks –earnings and price momentum, price to earnings ratios, priceto book ratios and quality.

The factors considered and the models used by the Manager may change over time. Emerging Countries Fund has a value bias relative to many other traditional emerging countries funds.

Emerging Countries Fund generally seeks to be fully invested, and generally will not take temporary defensive positions through investment in cash and other high quality investments. In pursuing its investment objective, Emerging Countries Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, warrants, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or(iv) adjust its foreign currency exposure. Emerging Countries Fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments. In addition, Emerging Countries Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Benchmark: Emerging Countries Fund’s benchmark is the S&P/IFCI (Investable) Composite Index.

Principal Risks: Principal risks of an investment in the Emerging Countries Fund includeStock Market Risk, Foreign Investment Risk, Currency Risk, Liquidity Risk, and Market Capitalization Risk.  Other principal risks of an investment in the Emerging Countries Fund include Focused Investment Risk,  Derivatives Risk, Credit Risk, Investment Style Risk, Emerging Markets Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO EMERGING MARKETS QUALITY FUND

Investment Objective: GMO Emerging Markets Quality Fund (“Emerging Markets Quality Fund”) seeks broad exposure to the higher quality companies in its benchmark.

Principal Investment Strategies: Typicallymakes equity investments in companies whose stocks are traded in the securities markets of the world's non-developed markets, which excludes countries that are included in the MSCI EAFE Index, a developed markets index ("emerging markets").Under normal circumstances, Emerging Markets Quality Fund invests at least 80% of its assets in investments tied economically to emerging markets.

The Manager uses proprietary models to evaluate an issuer's quality based on several factors, which may include, but are not limited to, expected earnings volatility (as measured by the volatility of profitability), profits (return on equity), and operational and financial leverage (fixed operating costs and total outstanding debt, each in relation to equity).  The factors considered and models used by the Manager may change over time. Emerging Markets Quality Fund's portfolio typically is more liquid than the portfolio of GMO Emerging Markets Fund (another series of GMO Trust), and Emerging Markets Quality Fund typically is less "actively" managed than GMO Emerging Markets Fund. In addition, Emerging Markets Quality Fund invests in stocks that the Manager believes to be of higher quality than the average stock in its benchmark, and it may take overweighted or underweighted positions in particular countries and sectors relative to the benchmark. The Manager seeks to manage the fund with low portfolio turnover.

Emerging Markets Quality Fund generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments. In pursuing its investment objective, Emerging Markets Quality Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure. Emerging Markets Quality Fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments.  In addition, Emerging Markets Quality Fundmay take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Benchmark: Emerging Markets Quality Fund's benchmark is the S&P/IFCI (Investable) Composite Index.

Principal Risks: Principal risks of an investment in Emerging Markets Quality Fund include Stock Market Risk, Foreign Investment Risk, Currency Risk, Liquidity Risk, and Market Capitalization Risk.  Other principal risks of an investment in Emerging Markets Quality Fund include Focused Investment Risk, Investment Style Risk, Derivatives Risk, Emerging Markets Risk, Credit Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO GLOBAL GROWTH FUND

Investment Objective: GMO Global Growth Fund (“Global Growth Fund”) seeks high total return. Global Growth Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: Global Growth Fund typically makes equity investments in companies from the world's developed countries, including the U.S.

The Manager, using proprietary quantitative models, seeks to add value by capitalizing on inefficiencies it perceives in the pricing of growth stocks. When evaluating stocks, the Manager begins with a universe of stocks that are either included in Global Growth Fund’s growth-oriented benchmark or are believed to have similar growth characteristics to such stocks. The Manager uses momentum measures to help identify stocks that the Manager believes have superior growth potential that is not fully captured in their current prices.  The Manager also uses valuation measures, which include quality factors, to help identify stocks the Manager believes are able to sustain high growth farther into the future.  The Manager tilts Global Growth Fund's portfolio in favor of countries that the Manager believes have the highest growth prospects or that the Manager believes are most undervalued. The Manager also considers factors that may influence the growth potential of a particular country, such as currency valuation. The factors considered and models used by the Manager may change over time. When constructing Global Growth Fund's portfolio, the Manager uses quantitative models that take into account risk, liquidity, and trading costs.

Global Growth Fund generally seeks to be fully invested and generally will not take temporary defensive positions through investment in cash and other high quality investments. In pursuing its investment objective, Global Growth Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or(iv) adjust its foreign currency exposure. Global Growth Fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, Global Growth Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Benchmark:Global Growth Fund’s benchmarkis the S&P/Citigroup Primary Market Index ("PMI") World Growth Style Index.

Principal Risks: Principal risks of an investment in Global Growth Fund include Stock Market Risk, Foreign Investment Risk, Currency Risk, and Investment Style Risk.  Other principal risks of an investment in Global Growth Fund include Liquidity Risk, Derivatives Risk, Credit Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO DEVELOPED WORLD STOCK FUND

Investment Objective: GMO Developed World Stock Fund (“Developed World Stock Fund”) seeks high total return. Developed World Stock Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: Developed World Stock Fund typically makes equity investments in companies from the world's developed markets, including the U.S. Under normal circumstances, Developed World Stock Fund invests at least 80% of its assets in stocks tied economically to developed markets. For this purpose, the term “stocks” refers to investments in common stocks and other stock-related securities, such as preferredstocks, convertible securities and depository receipts, and the term “developed markets” refers to those countries included in the MSCI World Index, a global developed markets equity index, and countries with similar characteristics.

The Manager uses proprietary quantitative models to evaluate and select individual stocks, countries, and currencies based on several factors, including:

Stocks – valuation (including quality factors) and momentum;

Countries – equity market valuation, positive momentum, GDP trends, and strong industrial competitiveness (as defined through currency valuation); and

  Currencies – export and producer price parity, balance of payments, and interest rate differentials.

When evaluating stocks, the Manager ranks stocks based on a blend of valuation and momentum factors, generally demonstrating a bias for stocks it believes are of higher quality, as measured by sustained high levels of profitability and lower levels of debt. The Manager's valuation analysis also may utilize quantitative models to predict a company's future free cash flow.  The Manager uses momentum measures to help it identify stocks with strong fundamentals that the Manager believes are likely to outperform regardless of their valuation.  The Manager seeks to select stocks that score highly on valuation and/or momentum measures.  The factors considered and models used by the Manager may change over time.  In using these models to constructDeveloped World Stock Fund’s portfolio, the Manager seeks to produce a style-balanced portfolio, although stock selection normally reflects a slight bias for value stocks over growth stocks.

Developed World Stock Fund generally seeksto be fully invested, and generally will not take temporary defensive positions through investment in cash and other high quality investments. In pursuing its investment objective, Developed World Stock Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure. Developed World Stock Fund's foreign currency exposure may differ from the currency exposure represented by its equity investments.In addition, Developed World Stock Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Benchmark: Developed World Stock Fund’s benchmark is the MSCI World Index.

Principal Risks: Principal risks of an investment in Developed World Stock Fund include Stock Market Risk, Foreign Investment Risk, and Currency Risk.  Other principal risks of an investment in Developed World Stock Fund include Liquidity Risk, Investment Style Risk, Derivatives Risk, Credit Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

ASSET ALLOCATION FUNDS

GMO ALPHA ONLY FUND

Investment Objective: GMO Alpha Only Fund (“Alpha Only Fund”) seeks to outperform its benchmark.

Investment Universe and Principal Investments: Alpha Only Fund invests primarily in shares of the GMO U.S. Equity Funds and GMO International Equity Funds (which may include one or more of the GMO emerging markets funds), and also may invest in shares of GMO Emerging Country Debt Fund (collectively, the "underlying funds").  In addition, Alpha Only Fund may invest directly in securities of the type in which those fundsinvest. Alpha Only Fund implements its strategy with either direct or indirect investments in a combination of U.S., foreign, and emerging country equities, and emerging country debt.

The Manager forecasts returns for a broad range of global asset classes (e.g., foreign equity, U.S. equity, emerging country equity, and emerging country debt) and sub-asset classes (e.g., small-to-mid cap stocks in the foreign equity asset class and quality stocks in the U.S. equity and emerging country equity asset classes), using quantitative models to evaluate current economic and corporate fundamentals in relation to global market prices for each asset class over a rolling multi-year period. Based on these forecasts, the Manager invests in sub-asset classes that it expects to outperform the relevant broader asset class, and seeks to hedge some or all of the expected return (and foreign currency exposure) of the broader asset class by using futures, swap contracts, and currency forwards and by making short salesof securities.

To the extent that Alpha Only Fund's hedges are effective, the performance of its portfolio is expected to have a low correlation to the performance of the broader global asset classes in which Alpha Only Fund invests. Instead, Alpha Only Fund is expected to perform more like a short-term fixed income fund, with variation in return (alpha) resulting from aggregate outperformance or underperformance of the sub-asset classes in which Alpha Only Fund invests relative to the relevant broader asset classes.

Benchmark: Alpha Only Fund's benchmark is the Citigroup 3-Month Treasury Bill Index.

Principal Risks: Principal risks of an investment in Alpha Only Fund include Stock Market Risk, Interest Rate Risk, Derivatives Risk, Foreign Investment Risk, and Fund-of-Funds Risk.  Other principal risks of an investment in Alpha Only Fund include Liquidity Risk, Currency Risk, Non-Diversification Risk, Leverage Risk, Credit Risk, Real Estate Risk, Short Sales Risk, Market Capitalization Risk, Emerging Markets Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

BENCHMARKS

Each underlying fund has a stated benchmark (each, a “GMO Benchmark”). Notwithstanding its GMO Benchmark, an underlying fund may buy securities not included in its benchmark or hold securities in very different proportions than its benchmark. Each underlying fund’s GMO Benchmark is listed in the summaries above. General information about each GMO Benchmark is provided in the table below. In some cases, an underlying fund’s GMO Benchmark differs from the broad-based index that the SEC requires a fund to use in the average annual return table. In addition, GMO may change an underlying fund’s GMO Benchmark from time to time.

Index	Description
Citigroup (formerly known as Salomon Smith Barney) 3-Month Treasury Bill Index	Independently maintained and published short-term bill index.
S&P/Citigroup Extended Market Index (EMI) World ex-U.S. Index

Independently maintained and published index that is the small capitalization stock component of the S&P/Citigroup Broad Market Index (BMI). The BMI includes listed shares of companies from developed and emerging market countries with total available (float)market capitalization of at least the local equivalent of USD100 million. The EMI represents the bottom 20% of available (float) capital of the BMI in each country. The

S&P/Citigroup EMI World ex-U.S.Index excludes the stocks of U.S. companies included in the BMI.

S&P/Citigroup Primary Market Index (PMI) Europe, Pacific, Asia Composite (EPAC) Growth Style Index

Independently maintained and published index composed of stocks in the EPAC regions of the PMI that have a growth style. The PMI is the large capitalization stock component of the BMI, representing the top 80% of available (float) capital of the BMI in each country.

S&P/Citigroup Primary Market Index (PMI) Europe, Pacific, Asia Composite (EPAC) Value Style Index	Independently maintained and published index composed of stocks in the EPAC regions of the PMI that have a value style.
JPMorgan Global Government Bond Index	Independently maintained and published index composed of government bonds of 13 developed countries, including the U.S. with maturities of one year or more.
JPMorgan U.S. 3Month Cash Index	Independently maintained and published index measuring the total return performance of three-month euro-currency deposits in the United States.
JPMorgan Non-U.S. Government Bond Index	Independently maintained and published index composed of non-U.S. government bonds with maturities of one year or more.
JPMorgan Non-U.S. Government Bond Index (Hedged) (ex-Japan)	Independently maintained and published index composed of non-U.S. government bonds (excluding Japanese government bonds) with maturities of one year or more that are hedged into U.S. dollars.
JPMorgan Emerging Markets Bond Index Global	Independently maintained and published index composed of debt securities of over 30 countries.
Lehman Brothers U.S. Aggregate Index	Independently maintained and published index comprised of U.S. fixed rate debt issues, having a maturity of at least one year and rated investment grade or higher.
Lehman Brothers U.S. Government Index	Independently maintained and published U.S. government bond index.
Lehman Brothers U.S. TIPS Notes Index	Independently maintained index of Inflation-Protection Securities issued by the U.S. Treasury.
Lehman Brothers 1-3 Year U.S. Treasury Index

Independently maintained and published index of securities on the Lehman Brothers Treasury Index with maturities from one year up to (but not including) three years.  The Lehman Brothers Treasury Index includes public obligations of the U.S. Treasury that have a remaining maturity of one year or more.

Lehman Brothers U.S. TIPS Index	Independently maintained index of Inflation-Protected Securities issued by the U.S. Treasury (TIPS).
MSCI EAFE Index (Europe, Australasia, and Far East)	Independently maintained and published large capitalization international stock index.
MSCI EAFE (Europe, Australasia, and Far East) (Hedged)	Independently maintained and published large capitalization international stock index that is hedged into U.S. dollars.
MSCI U.S. REIT Index (formerly the Morgan Stanley REIT Index)	Independently maintained and published index of equity securities issued by REITs.
Russell 1000® Growth Index	Independently maintained and published index, measuring the performance of stocks included in the Russell 1000 Index with higher price-to-book ratios and higher forecasted growth values.
Russell 1000® Value Index	Independently maintained and published index, measuring the performance of stocks included in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values.
Russell 2500® Growth Index	Independently maintained and published index, measuring the performance of stocks included in the Russell 2500 Index with higher price-to-book ratios and higher forecasted growth values.
Russell 2500® Value Index	Independently maintained and published index, measuring the performance of stocks included in the Russell 2500 Index with lower price-to-book ratios and lower forecasted growth values.
S&P 500 Index	Independently maintained and published index of large capitalization U.S. stocks.
S&P/IFCI (Investable) Composite Index

Independently maintained and published market capitalization-weighted index of the performance of securities traded on stock exchanges of 22 different emerging markets, calculated on a total return basis.

MSCI World Index	Independently maintained and published global developed markets equity index
S&P/Citigroup PMI World Growth Style Index	Independently maintained and published index covering the developed markets – North America, Europe and Asia Pacific – of the PMI that have a growth style.

Statement of Additional Information (SAI)

PART 2

PURCHASE AND REDEMPTION OF SHARES

All information regarding the purchase and redemption of Trust shares is contained in the Trust’s private placement memorandum.

PRICING OF SHARES

The following information supplements the disclosure in the Trust’s private placement memorandum under “Calculating the Share Price”:

Calculation of Net Asset Value

            The Trust calculates its NAV once daily on Monday through Friday, as described in the prospectus.  The Trust will not compute its NAV on the days the New York Stock Exchange is closed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Evergreen reserves the right to adjust the closing time to coincide with an earlier closing of the New York Stock Exchange or due to other unusual circumstances.

            The NAV of the Trust is calculated by dividing the value of the Trust's net assets attributable to that class by all of the shares issued for that class.

Valuation of Portfolio Securities

            Current values for the Trust’s portfolio securities are determined as follows:

                        (1)  Listed equity securities are usually valued at the last sales price or official closing price on the national securities exchange where the securities are principally traded.

Securities traded on an established securities exchange or in the over-the-counter market for which there has been no sale and other securities traded in the over-the-counter market are valued at the mean of the bid and asked prices at the time of valuation.

Portfolio debt securities acquired with more than 60 days to maturity are fair valued using matrix pricing methods determined by an independent pricing service which takes into consideration such factors as similar security prices, yields, maturities, liquidity and ratings. Securities for which valuations are not readily available from an independent pricing service may be valued by brokers which use prices provided by market makers or estimates of market value obtained from yield data relating to investments or securities with similar characteristics.

                        (4)  Foreign securities traded on an established exchange are valued at the last sales price on the exchange where the security is primarily traded.  If there has been no sale, the securities are valued at the mean between bid and asked prices.  Foreign securities may be valued at fair value according to procedures approved by the Board of Trustees if the closing price is not reflective of current market values due to trading or events occurring in the foreign markets between the close of the established exchange and the valuation time of the Trust. In addition, substantial changes in values in the U.S. markets subsequent to the close of a foreign market may also affect the values of securities traded in the foreign market.  The value of foreign securities may be adjusted if such movements in the U.S. market exceed a specified threshold.

                        (5)  Short-term investments maturing in sixty days or less are valued at amortized cost, which approximates market value.

Securities, including restricted securities, for which market quotations are not readily available; listed securities or those on NMS if, in the investment advisor’s opinion, the last sales price does not reflect an accurate current market value; and other assets are valued at prices deemed in good faith to be fair under procedures established by the Board of Trustees.

Investments in other mutual funds are valued at net asset value.

From Money Market Funds, as permitted under Rule 2a-7 of the 1940 Act, securities are valued at amortized cost, which approximates market value.

PRINCIPAL UNDERWRITER

            The Trust does not have a principal underwriter because the shares of the Trust are sold directly to Evergreen Asset Allocation Fund, through private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.

BROKERAGE

            The Trust will only purchase shares directly of various GMO underlying funds and therefore does not pay brokerage fees.

ORGANIZATION

            The following is qualified in its entirety by reference to the Trust’s Declaration of Trust.

Description of Shares

            The Declaration of Trust authorizes the issuance of an unlimited number of shares of beneficial interest of series and classes of shares.  Each share of the Trust represents an equal proportionate interest with each other share of that series and/or class.  Upon liquidation, shares are entitled to a pro rata share of the Trust based on the relative net assets of each series and/or class.  The shareholder has no preemptive or conversion rights.  Shares are redeemable and transferable.

Voting Rights

            Under the terms of the Declaration of Trust, the Trust is not required to hold annual meetings.  At meetings called for the initial election of Trustees or to consider other matters, each share is entitled to one vote for each dollar of “NAV” applicable to such share.  Shares generally vote together as one class on all matters.  Classes of shares of the Trust have equal voting rights.  No amendment may be made to the Declaration of Trust that adversely affects any class of shares without the approval of a majority of the votes applicable to the shares of that class.  Shares have non‑cumulative voting rights, which means that the holders of more than 50% of the votes applicable to shares voting for the election of Trustees can elect 100% of the Trustees to be elected at a meeting and, in such event, the holders of the remaining shares voting will not be able to elect any Trustees.

The Trust has agreed with Evergreen Asset Allocation Fund that Evergreen Asset Allocation Fund will seek instructions from its security holders with regard to the voting of all proxies relating to shares of the Trust held by Evergreen Asset Allocation Fund and will vote such proxies only in accordance with the instructions from its security holders.

            After the initial meeting as described above, no further shareholder meetings for the purpose of electing Trustees will be held, unless required by law (for such reasons as electing or removing Trustees, changing fundamental policies, and approving advisory agreements or 12b-1 plans), unless and until such time as less than a majority of the Trustees holding office have been elected by the shareholder, at which time, the Trustees then in office will call a shareholder’s meeting for the election of Trustees.

Limitation of Trustees' Liability

            The Declaration of Trust provides that a Trustee will not be liable for errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties involved in the conduct of his office.

Code of Ethics

            The Trust and its investment advisor have each adopted a code of ethics pursuant to the requirements of Rule 17j-1 of the 1940 Act (“Code of Ethics”).  Each of these Codes of Ethics permits Trust personnel to invest in securities for their own accounts and is on file with, and available from, the SEC.

INVESTMENT ADVISORY AGREEMENT

            The Trust has entered into an investment advisory agreement with GMO (the "Advisory Agreement").  Under the Advisory Agreement, and subject to the supervision of the Trust's Board of Trustees, the investment advisor manages the investment and reinvestment of the Trust's assets.  The investment advisor pays for its own expenses in providing services pursuant to the Advisory Agreement, including salaries of its personnel.  The investment advisor in not obligated to pay any other expenses of the Trust.

            The Trust pays for all charges and expenses, other than those specifically referred to as being borne by the investment advisor, including, but not limited to, (1) custodian charges and expenses; (2) bookkeeping and auditors' charges and expenses; (3) transfer agent charges and expenses; (4) fees and expenses of the Trustees; (5) brokerage commissions, brokers' fees and expenses; (6) issue and transfer taxes; (7) applicable costs and expenses under the Distribution Plan (if any) (8) taxes and trust fees payable to governmental agencies; (9) the cost of share certificates; (10) fees and expenses of the registration and qualification of the Trust and its shares with the SEC or under state or other securities laws; (11) expenses of preparing, printing and mailing private placement memorandum, SAI, notices, reports and proxy materials to shareholders of the Trust; (12) expenses of shareholders' and Trustees' meetings; (13) charges and expenses of legal counsel for the Trust and for the Trustees on matters relating to the Trust; (14) charges and expenses of filing  annual and other reports with the SEC and other authorities; and (15) all extraordinary charges and expenses of the Trust. For information on advisory fees paid by the Trust, see “Expenses” in Part 1 of this SAI.

            The Advisory Agreement continues in effect for two years from its effective date and, thereafter, from year to year only if approved at least annually by the Board of Trustees of the Trust or by a vote of a majority of the Trust's outstanding shares.  In either case, the terms of the Advisory Agreement and continuance thereof must be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated, without penalty, on 60 days' written notice by the Trust's Board of Trustees or by a vote of a majority of outstanding shares.  The Advisory Agreement will terminate automatically upon its "assignment" as that term is defined in the 1940 Act.

In approving the investment advisory agreement (or renewal thereof) of the Trust, the Board of Trustees reviewed the fact that the Trust would bear no management fees and that all other expenses would be reimbursed by the administrator.  In addition, the Board of Trustees considered its discussions with management on the personnel and resources committed to management of the Trust and the nature and quality of the service provided to the Trust.  The Board of Trustees considered the special purpose of the Trust and the fact that its shares would only be available in private placement transactions.

            After reviewing a variety of factors, such as those described above, the Trustees concluded that the service provided by the investment advisor was sufficient and met the terms of the contract, and that the fees were reasonable and consistent with industry norms for funds of comparable size and asset class.

Transactions Among Advisory Affiliates

            The Trust has adopted procedures pursuant to Rule 17a‑7 of the 1940 Act ("Rule 17a‑7 Procedures").  The Rule 17a‑7 Procedures permit the Trust to buy or sell securities from another investment company for which a subsidiary of Wachovia Corporation is an investment advisor.  The Rule 17a‑7 Procedures also allow the Trust to buy or sell securities from other advisory clients for whom a subsidiary of Wachovia Corporation is an investment advisor.  The Trust may engage in such transaction if it is equitable to each participant and consistent with each participant's investment objective.

PORTFOLIO MANAGERS

            Day-to-day management of the Trust is the responsibility of GMO’s Asset Allocation Division.  The Division’s members work collaboratively to manage the Trust’s portfolio, and no one person is primarily responsible for day-to-day management of the Trust.

            The following table sets forth additional information about Mr. Inker, the senior member of the Asset Allocation Division responsible for coordinating the Trust’s overall portfolio management.  The information provided is as of December 31, 2005.

Senior Member Asset Allocation Trust	Registered investment companies managed (including other non-GMO mutual fund subadvisory relationships)		Other pooled investment vehicles managed (world-wide)		Separate accounts managed (world-wide)
	Number of accounts	Total assets	Number of accounts	Total assets	Number of accounts	Total assets
Ben Inker	9	$13,318,677,144.35	3	$4,594,466,665.65	171	$12,485,471,379.97
	Registered investment companies managed for which GMO receives a performance-based fee (including non-GMO mutual fund subadvisory relationships)		Other pooled investment vehicles managed (world-wide) for which GMO receives a performance-based fee		Separate accounts managed (world-wide) for which GMO receives a performance-based fee
	Number of accounts	Total assets	Number of accounts	Total assets	Number of accounts	Total assets
Ben Inker	0	0	3	$4,594,466,665.65	65	$5,554,619,070.13

            Because the senior member manages other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of the fund and the investment strategy of the other accounts and potential conflicts in the allocation of investment opportunities between the fund and such other accounts.  GMO believes several factors limit those conflicts. First, GMO maintains trade allocation policies which seek to ensure such conflicts are managed appropriately.  Second, where similar accounts are traded in a common trading environment, performance attribution with full transparency of holdings and identification of contributors to gains and losses act as important controls on conflicts.  Third, GMO’s investment divisions and Investment Analysis team periodically examine performance dispersion among accounts employing the same investment strategy but with different fee structures to ensure that any divergence in expected performance is adequately explained by differences in the client’s investment guidelines and timing of cash flows.  Fourth, the fact that the investment programs of the Trust and other similar accounts are determined based on quantitative models imposes discipline and constraint on GMO’s investment decisions.

            Senior members of each division are members (partners) of GMO.  Compensation for the senior member consists of a fixed annual base salary, a partnership interest in the firm’s profits and possibly an additional, discretionary, bonus related to the senior member’s contribution to GMO’s success.  The compensation program does not disproportionately reward outperformance by higher fee/performance fee products.  GMO’s Compensation Committee determines the senior member’s base salary taking into account current industry norms and market data to ensure that GMO pays a competitive base salary.  The Compensation Committee also determines the level of partnership interest, taking into account the senior member’s contribution to GMO and GMO’s mission statement.  The Committee may decide to pay a discretionary bonus to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market.  Because each member’s compensation is based on his individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation.  GMO membership interests are the primary incentive for persons to maintain employment with GMO.  GMO believes this is the best incentive to maintain stability of portfolio management personnel.

            The senior member has no beneficial interest in the Trust’s shares.

MANAGEMENT OF THE TRUST

The Trust is supervised by a Board of Trustees that is responsible for representing the interests of the shareholder.  The Trustees meet periodically throughout the year to oversee the Trust’s activities, reviewing, among other things, the Trust’s performance and its contractual arrangements with various service providers.   The Trust does not pay a fee for his or her services.  See “Expenses-Trustee Compensation” in Part 1 of this SAI.

            The Trust has an Executive Committee which consists of K. Dun Gifford, Dr. Russell A. Salton, III and the Chairman of the Board, Michael S. Scofield, each of whom is an Independent Trustee. The Executive Committee recommends Trustees to fill vacancies, prepares the agenda for Board Meetings, acts on routine matters between scheduled Board meetings and reviews and resolves conflicts of interest between the Trust and the Trust's investment advisor or its affiliates.  The Executive Committee also functions as the Nominating Committee, the 15(c) Committee and the Qualified Legal Compliance Committee.  The Trust was formed in June, 2005.  For the fiscal year ended December 31, 2005, the Executive Committee held 21 committee meetings for the thirteen other Evergreen Trusts.

            The Nominating Committee is responsible for nominating candidates for election to the Board of Trustees by the full Board.  The Committee may solicit suggestions for persons to fill vacancies on the Boards of Trustees from such sources as it deems appropriate, including Evergreen Investment Management Company, LLC (“EIMC”).  The Committee will consider nominations for openings on the Board of Trustees from shareholders who have separately or as a group held for at least one full year at least 5% of the outstanding shares of a Trust.  Shareholder recommendations should be sent to the attention of the Committee in care of the Trust’s Secretary and should include biographical information, including the proposed nominee’s business experience for the past ten years and a description of the qualifications of the proposed nominee, along with a statement from the proposed nominee that he or she is willing to serve and meets the requirements to be an Independent Trustee, if applicable.

            The 15(c) Committee is responsible for gathering relevant information to assist the full Board in fulfilling its obligations relating to the initial approval and renewal of advisory and distribution contracts pursuant to Section 15 of the 1940 Act.  It may request information from and submit questions to the Trust's investment advisor and its affiliates in order for the full Board of Trustees to determine whether or not to enter into or renew Trust contracts.

            The Qualified Legal Compliance Committee is responsible for the establishment of written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation of an applicable U.S. federal or state securities law, a material breach of a fiduciary duty arising under U.S. federal or state law, or a similar material violation of any U.S. federal or state law by a Trust or by any officer, Trustee, employee or agent of a Trust.  The Committee is also responsible for determining whether an investigation is necessary regarding any report of evidence of a material violation.  If it is determined that there has been a material violation, the Committee is responsible for informing the Trust’s chief legal officer and chief executive officer and taking all other appropriate actions to respond to evidence of a material violation.

The Trust has an Audit Committee which, as of the fiscal year ended December 31, 2005, consisted of Shirley L. Fulton, K. Dun Gifford, Gerald M. McDonnell, William W. Pettit and the Chairman of the Committee, Charles A. Austin III, each of whom is an Independent Trustee.  The purpose of the Audit Committee is to evaluate financial management, meet with the auditors and deal with other matters of a financial nature that it deems appropriate. The Trust was formed in June, 2005.  For the fiscal year ended December 31, 2005, the Audit Committee held 5 committee meetings for the thirteen other Evergreen Trusts.

The Trust has a Distribution and Shareholder Service Committee which, as of the fiscal year ended December 31, 2005, consisted of Dr. Leroy Keith, David Richardson, Gerald McDonnell and the Chairman of the Committee, Richard Wagoner. The Distribution and Shareholder Service Committee oversees and assists Trustee oversight of: the means by which shares of the Evergreen funds are marketed and sold; expenditures by the Funds’ distributor of amounts paid under the Funds’ Rule 12b-1 plans; the nature and quality of services provided by the Funds’ transfer agent; and the overall level of servicing provided to shareholders in the Funds.   For the fiscal year ended December 31, 2005, the Distribution and Shareholder Service Committee held 3 committee meetings for the thirteen other Evergreen Trusts.

The Trust has a Litigation Oversight Committee which, as of the fiscal year ended December 31, 2005, consisted of the members of the Executive Committee, Shirley L. Fulton and William W. Pettit. The Litigation Oversight Committee oversees and assists Trustee oversight of: litigation commenced by or against the Evergreen funds; litigation commenced by or against any service provider to the Trust that relates to the Trust or that may have a material effect on the service provider’s ability to perform its services to the Trust; non-routine regulatory actions, examinations, inspections, or other activities in respect of any service provider to the Trust that relate to its services to the Trust or that may have a material effect on the service provider’s ability to perform its services to the Trust. For the fiscal year ended December 31, 2005, the Litigation Oversight Committee held 3 committee meetings for the thirteen other Evergreen Trusts.

            The Trust has a Performance Committee which, as of the fiscal year ended December 31, 2005, consisted of Dr. Russell A. Salton, III, Dr. Leroy Keith, David M. Richardson, Richard Wagoner and the Chairman of the Committee, Richard J. Shima.   The Performance Committee reviews all activities involving investment-related issues and activities of EIMC and any sub-advisors to the Evergreen funds and assesses the performance of the Evergreen funds. The Trust was formed in June, 2005.  For the fiscal year ended December 31, 2005, the Performance Committee held 5 committee meetings for the thirteen other Evergreen Trusts.

            The Trust has a Pricing Committee which, as of the fiscal year ended December 31, 2005, consisted of the members of the Executive Committee and the Chairman of the Audit Committee.  In furtherance of the Board’s responsibilities under the 1940 Act to determine in good faith the fair value of securities and assets for which market quotations are not readily available or are not reliable, the Pricing Committee is responsible for reviewing issues and activities relating to pricing. The Trust was formed in June, 2005.  For the fiscal year ended December 31, 2005, the Pricing Committee held 14 committee meetings for the thirteen other Evergreen Trusts.

As of July 14, 2006, the Committee memberships have been revised as follows: Messrs. Austin and Gifford and Ms. Norris will serve as the Audit Committee, with Mr. Austin serving as Chairperson. Each member of the Committee is an Independent Trustee. Messrs. Keith and Pettit and Ms. Fulton will serve as members of the 12b-1 Committee, with Mr. Keith serving as Chairperson. Messrs Shima, McDonnell, Richardson, Salton and Wagoner will serve as the Performance Committee, with Mr. Shima serving as Chairperson. The Distribution and Shareholder Service Committee has been renamed the 12b-1 Committee. The Executive Committee has assumed the responsibilities of the Litigation Oversight Committee, which has been dissolved. The Audit Committee has assumed the responsibilities of the Pricing Committee, which has been dissolved.

            Set forth below are the Trustees of each of the fourteen Evergreen Trusts.  Unless otherwise indicated, the address for each Trustee is P.O. Box 20083, Charlotte, North Carolina 28202. All shareholder communications should be sent to this address.

Independent Trustees:

Name and

Date of Birth	Position with Trust	Beginning Year of Term of Office[1]	Principal Occupations for Last Five Years	Number of Portfolios Overseen in Evergreen Funds Complex as of 12/31/2005	Other Directorships held outside of Evergreen Funds Complex
Charles A. Austin III DOB: 10/23/1934	Trustee	1991	Investment Counselor, Anchor Capital Advisors, Inc. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; Former Director, The Francis Ouimet Society (scholarship program); Former Trustee, Mentor Funds and Cash Resource Trust; Former Investment Counselor, Appleton Partners, Inc. (investment advice); Former Director, Executive Vice President and Treasurer, State Street Research & Management Company (investment advice)	90	None
Shirley L. Fulton DOB: 1/10/1952	Trustee	2004	Partner, Tin, Fulton, Greene & Owen, PLLC (law firm); Former Partner, Helms, Henderson & Fulton, P.A. (law firm); Retired Senior Resident Superior Court Judge, 26th Judicial District, Charlotte, NC	90	None
K. Dun Gifford DOB: 10/23/1938	Trustee	1974	Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Treasurer and Chairman of the Finance Committee, Cambridge College; Former Trustee, Mentor Funds and Cash Resource Trust	90	None
Dr. Leroy Keith, Jr. DOB: 2/14/1939	Trustee	1983	Partner, Stonington Partners, Inc. (private equity fund); Trustee, Phoenix Funds Family; Director, Diversapack Co. (packaging company); Director, Obagi Medical Products Co.; Former Director, Lincoln Educational Services; Former Trustee, Mentor Funds and Cash Resource Trust	90	Trustee, Phoenix Funds Family (consisting of 51 portfolios)
Gerald M. McDonnell DOB: 7/14/1939	Trustee	1988	Manager of Commercial Operations, SMI Steel Co. - South Carolina (steel producer); Former Trustee, Mentor Funds and Cash Resource Trust	90	None

Patricia B. Norris

DOB: 4/9/1948	Trustee	2006	Former Partner, PricewaterhouseCoopers LLP (Independent Registered Public Accounting Firm)	89[2]	None
William Walt Pettit DOB: 8/26/1955	Trustee	1984	Partner and Vice President, Kellam & Pettit, P.A. (law firm); Director, Superior Packaging Corp.; Director, National Kidney Foundation of North Carolina, Inc.; Member, Superior Land, LLC; Former Trustee, Mentor Funds and Cash Resource Trust	90	None

David M. Richardson

DOB: 9/19/1941	Trustee	1982	President, Richardson, Runden LLC (executive recruitment business development/consulting company); Consultant, Kennedy Information, Inc. (executive recruitment information and research company); Consultant, AESC (The Association of Executive Search Consultants); Director, J&M Cumming Paper Co. (paper merchandising); Former Trustee, NDI Technologies, LLP (communications); Former Trustee, Mentor Funds and Cash Resource Trust	90	None

Dr. Russell A. Salton, III

DOB: 6/2/1947	Trustee	1984	President/CEO, AccessOne MedCard, Inc.; Former Medical Director, Healthcare Resource Associates, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust	90	None
Michael S. Scofield DOB: 2/20/1943	Trustee	1984	Director and Chairman, Branded Media Corporation (multi-media branding company); Attorney, Law Offices of Michael S. Scofield; Former Trustee, Mentor Funds and Cash Resource Trust	90	None

Richard J. Shima

DOB: 8/11/1939	Trustee	1993	Independent Consultant; Trustee, Saint Joseph College (CT); Director, Hartford Hospital; Trustee, Greater Hartford YMCA; Former Director, Trust Company of CT; Former Director, Enhance Financial Services, Inc.; Former Director, Old State House Association; Former Trustee, Mentor Funds and Cash Resource Trust	90	None

Interested Trustee:

Richard K. Wagoner, CFA[3] DOB: 12/12/1937	Trustee	1999	Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society; Former Trustee, Mentor Funds and Cash Resource Trust	90	None

1       Each Trustee, except Mses. Fulton and Norris, serves until a successor is duly elected or qualified or until his or her death, resignation, retirement or removal from office. As new Trustees, Ms. Fulton's and Ms. Norris’ initial term ends March 31, 2007 and June 30, 2009, respectively, at which times they may be re-elected by Trustees to serve until a successor is duly elected or qualified or until her death, resignation, retirement or removal from office by the Trustees.

2       Ms. Norris’ information is as of July 1, 2006, the effective date of her trusteeship.

3       Mr. Wagoner is an "interested person" of the Evergreen funds because of his ownership of shares in Wachovia Corporation, the parent to the Evergreen funds' investment advisor.

Trustee Ownership of Evergreen Funds Shares

            Set forth in the table below are the names of the Evergreen funds in which the Trustees are invested. Amounts reflected include amounts received through the Trustees’ Deferred Compensation Plan. The table shows the dollar range of each Trustee’s investment in each Fund and the aggregate dollar range of their investment in the Evergreen fund complex, as of December 31, 2005. Patricia B. Norris became a member of the Board of Trustees as of July 1, 2006. As of the date of her election to the Board of Trustees, Ms. Norris did not have any holdings in the Evergreen funds.

Trustee

	Fund	Dollar Range of Investment in Fund	Aggregate Dollar Range of Investments in Evergreen Funds Complex
Charles A. Austin III	Evergreen Aggressive Growth Fund[1]	$50,001-$100,000	Over $100,000
	Evergreen Core Bond Fund[1]	$10,001-$50,000
	Evergreen Equity Income Fund[1]	$50,001-$100,000
	Evergreen Growth Fund[1]	$50,001-$100,000
	Evergreen Health Care Fund[2]	Over $100,000
	Evergreen International Equity Fund[1]	$10,001-$50,000
	Evergreen Large Cap Value Fund[1]	$10,001-$50,000
	Evergreen Mid Cap Growth Fund[1]	Over $100,000
	Evergreen Money Market Fund	Over $100,000
	Evergreen Omega Fund[2]	$50,001-$100,000
Shirley L. Fulton[3]	Evergreen Asset Allocation Fund[1]	$10,001-$50,000	Over $100,000
	Evergreen Small Cap Value Fund[1]	$10,001-$50,000
	Evergreen Disciplined Value Fund[1]	$10,001-$50,000
	Evergreen Health Care Fund[1]	$10,001-$50,000
	Evergreen International Equity Fund[1]	$10,001-$50,000
K. Dun Gifford[3]	Evergreen Asset Allocation Fund	$50,001-$100,000	Over $100,000
	Evergreen Equity Income Fund	$50,001-$100,000
	Evergreen Emerging Markets Growth Fund	$10,001-$50,000
	Evergreen Global Opportunities Fund	Over $100,000
Dr. Leroy Keith, Jr.	Evergreen Asset Allocation Fund	$1-$10,000	$10,001-$50,000
	Evergreen Income Advantage Fund	$1-$10,000
	Evergreen Limited Duration Fund	$10,001-$50,000
	Evergreen Managed Income Fund	$1-$10,000
	Evergreen Omega Fund	$1-$10,000
	Evergreen Utilities and High Income Fund	$1-$10,000
Gerald M. Mc Donnell[4]	Evergreen Adjustable Rate Fund	$10,001-$50,000	Over $100,000
	Evergreen Asset Allocation Fund[1]	$50,001-$100,000
	Evergreen Balanced Fund[1]	$50,001-$100,000
	Evergreen Emerging Markets Growth Fund	$10,001-$50,000
	Evergreen Equity Income Fund	$10,001-$50,000
	Evergreen Fundamental Large Cap Fund[2]	Over $100,000
	Evergreen Global Large Cap Equity Fund[1]	$10,001-$50,000
	Evergreen Health Care Fund	$10,001-$50,000
	Evergreen Income Advantage Fund	$1-$10,000
	Evergreen Large Cap Value Fund[1]	$50,001-$100,000
	Evergreen Managed Income Fund	$1-$10,000
	Evergreen Money Market Fund[2]	Over $100,000
	Evergreen Omega Fund[1]	$10,001-$50,000
	Evergreen Short Intermediate Bond Fund	$1-$10,000
	Evergreen Strategic Municipal Bond Fund	$10,001-$50,000
	Evergreen Utilities and High Income Fund	$1-$10,000
William Walt Pettit	Evergreen Aggressive Growth Fund	$1-$10,000	Over $100,000
	Evergreen Asset Allocation Fund[1]	$1-$10,000
	Evergreen Emerging Growth Fund[1]	$1-$10,000
	Evergreen Emerging Markets Growth Fund	$1-$10,000
	Evergreen Equity Income Fund[2]	$1-$10,000
	Evergreen Fundamental Large Cap Fund[2]	Over $100,000
	Evergreen Global Large Cap Equity Fund	$1-$10,000
	Evergreen Global Opportunities Fund[1]	Over $100,000
	Evergreen Growth Fund[1]	Over $100,000
	Evergreen Health Care Fund[1]	Over $100,000
	Evergreen International Equity Fund[1]	$1-$10,000
	Evergreen Large Cap Equity Fund[1]	Over $100,000
	Evergreen Large Cap Value Fund[1]	$1-$10,000
	Evergreen Money Market Fund	$10,001-$50,000
	Evergreen Utility and Telecommunications Fund[1]	Over $100,000
David M. Richardson	Evergreen Asset Allocation Fund	$10,001-$50,000	Over $100,000
	Evergreen Managed Income Fund	$50,001-$100,000
	Evergreen Omega Fund	$10,001-$50,000
	Evergreen Special Values Fund	$50,001-$100,000
	Evergreen Utilities and High Income Fund	$10,001-$50,000
Dr. Russell A. Salton, III	Evergreen Asset Allocation Fund[1]	Over $100,000	Over $100,000
	Evergreen Global Opportunities Fund[1]	Over $100,000
	Evergreen Large Cap Value Fund[1]	Over $100,000
Michael S. Scofield	Evergreen Asset Allocation Fund	$10,001-$50,000	Over $100,000
	Evergreen Aggressive Growth Fund	$10,001-$50,000
	Evergreen Balanced Fund[2]	Over $100,000
	Evergreen Core Bond Fund[1]	$50,001-$100,000
	Evergreen Disciplined Value Fund	$10,001-$50,000
	Evergreen Equity Index Fund	$10,001-$50,000
	Evergreen Global Opportunities Fund	$10,001-$50,000
	Evergreen Health Care Fund	$10,001-$50,000
	Evergreen Income Advantage Fund	$1-$10,000
	Evergreen Managed Income Fund	$1-$10,000
	Evergreen Special Equity Fund	$10,001-$50,000
	Evergreen Treasury Money Market Fund	$1-$10,000
	Evergreen Utilities and Telecommunications Fund	$10,001-$50,000
Richard J. Shima	Evergreen Asset Allocation Fund[1]	Over $100,000	Over $100,000
	Evergreen Balanced Fund	$50,001-$100,000
	Evergreen Connecticut Municipal Bond Fund	$50,001-$100,000
	Evergreen Global Large Cap Equity Fund	Over $100,000
	Evergreen Global Opportunities Fund	Over $100,000
	Evergreen Income Advantage Fund	$10,001-$50,000
	Evergreen International Equity Fund	$10,001-$50,000
	Evergreen Large Cap Value Fund[1]	Over $100,000
	Evergreen Managed Income Fund	$10,001-$50,000
	Evergreen Omega Fund	$50,001-$100,000
	Evergreen Utilities and High Income Fund	$10,001-$50,000
Richard K. Wagoner	Evergreen Equity Income Fund	Over $100,000	Over $100,000
	Evergreen Income Advantage Fund	$1-$10,000
	Evergreen Managed Income Fund	$1-$10,000
	Evergreen Mid Cap Growth Fund	$50,001-$100,000
	Evergreen Money Market Fund	$10,001-$50,000
	Evergreen Municipal Money Market Fund	$1-$10,000
	Evergreen Omega Fund	Over $100,000
	Evergreen Special Values Fund	Over $100,000
	Evergreen Utilities and High Income Fund	$1-$10,000

1          Invested through the Trustees’ Deferred Compensation Plan.  The Deferred Compensation Plan allows each Trustee to defer any or all of his or her compensation for serving as Trustee, and to have such compensation invested into a deferral account.  The investment performance of the deferral account is based on the investment performance of the particular Evergreen fund(s) selected by the Trustee.

2          Amount shown includes direct investments as well as investments through the Trustees' Deferred Compensation Plan. Dollar ranges of investments held directly in these funds are as follows: Mr. Austin – Evergreen Health Care Fund, $10,001 - $50,000; Evergreen Omega Fund, $10,001 - $50,000. Mr. McDonnell – Evergreen Fundamental Large Cap Fund, $10,001 - $50,000 and Evergreen Money Market Fund, $1 - $10,000. Mr. Pettit – Evergreen Equity Income Fund, $1 - $10,000; Evergreen Fundamental Large Cap Fund, $10,001 - $50,000; Evergreen Global Large Cap Equity Fund, $1 - $10,000. Mr. Scofield – Evergreen Balanced Fund, $10,001-$50,000.

3       Information for Ms. Fulton and Mr. Gifford has been updated to reflect holdings as of July 26, 2006.

4       In addition to the amounts shown in the table, Mr. McDonnell has $10,001-$50,000 invested in a 529 Education Savings Plan which may from time to time invest in certain of the Evergreen funds.

Set forth below are the officers of each of the fourteen Evergreen Trusts.

Name, Address and Date of Birth	Position with Trust	Principal Occupation for Last Five Years
Dennis H. Ferro 401 S. Tryon Charlotte, NC 28288 DOB: 6/20/1945	President	President and Chief Executive Officer, Evergreen Investment Company, Inc. and Executive Vice President, Wachovia Bank, N.A.; former Chief Investment Officer, Evergreen Investment Company, Inc.
Jeremy Depalma 200 Berkeley Street Boston, MA 02116 DOB: 2/5/1974
Treasurer
Vice President, Evergreen Investment Services, Inc.
Michael H. Koonce 200 Berkeley Street Boston, MA 02116 DOB: 4/20/1960	Secretary	Senior Vice President and General Counsel, Evergreen Investment Services, Inc.; Senior Vice President and Assistant General Counsel, Wachovia Corporation
James Angelos 200 Berkeley Street Boston, MA 02116 DOB: 9/2/47	Chief Compliance Officer	Chief Compliance Officer and Senior Vice President, Evergreen Funds; Former Director of Compliance, Evergreen Investment Services, Inc.

POLICY FOR DISSEMINATION OF PORTFOLIO HOLDINGS

            A complete listing of portfolio holdings for every Evergreen fund (including the Trust) as of the calendar quarter end will be available to the public approximately 15 calendar days after the calendar quarter end. Such listing to be posted to EvergreenInvestments.com as soon after the 15 days as possible. In addition, certain Evergreen funds (such as Evergreen money market funds) may make available to the public a complete list of holdings as of month end, posted to EvergreenInvestments.com within approximately 15 calendar days after the month end.  Once released to the web, there are no restrictions on providing the data to any shareholder or external party.

No dissemination of the Evergreen funds’ portfolio holdings is allowed to any shareholder, potential shareholder or party external to Evergreen except for dissemination (i) required by law, (ii) to affiliated or unaffiliated service providers (including the investment advisor, custodian, transfer agent, principal underwriter, etc.) that have a legal or contractual duty to keep such information confidential, (iii) to other persons who owe a fiduciary or other duty of trust or confidence to the Fund (such as the Fund’s legal counsel and independent registered public accounting firm), or (iv) to institutional investment consultants or mutual fund analytical firms and in such cases, only where there are signed confidentiality agreements in place.  Institutional investment consultants are those organizations who utilize fund holdings data and characteristics such as beta, P/E ratio, etc. to screen investment vehicles for their large, institutional clients.  These consultants typically compare the Funds against other investment firms’ products to see which is most suitable for their clients.  In presentations to clients, these consultants will sometimes provide data regarding the Funds and how they compare to products of other investment advisors.  The confidentiality agreements applicable to these situations preclude these firms from providing any client with holdings data until the data is available to the public.

            This policy applies to affiliates of Evergreen such as Wachovia Trust and Wachovia Securities.  Officers of the Evergreen funds may authorize disclosure of an Evergreen Trust’s portfolio securities in accordance with this policy.  The Evergreen funds’ Board of Trustees has reviewed this policy and has designated the Evergreen funds’ chief compliance officer to be responsible for monitoring compliance with the policy.  The chief compliance officer reports directly to the Board of Trustees.

            As of April 1, 2006, the Trust had ongoing arrangements with the following recipients to make available non-public portfolio holdings information relating to the Trust:

Recipient	Purpose	Timing
State Street Bank and Trust Company	Trust’s custodian	Daily
KPMG LLP	Trust’s independent registered public accounting firm	As necessary in connection with financial statements and SEC filings
EIS	Trust’s administrator	Daily
ESC	Trust’s transfer agent	Quarterly
EIMC	Investment advisor to the Evergreen Asset Allocation Fund	Daily
GMO	Asset Allocation Trust’s investment advisor	Daily
Moody's Investor Services, Inc.	Provides rating services for the Trust	Weekly
Capital Access International	Analytical	Monthly
Lipper	Analytical	Monthly
Northern Trust Company	Analytical	Monthly
Thomson Financial, Inc.	Analytical	Monthly
Wachovia Fiduciary Compliance	Compliance Filings	Quarterly

            Once portfolio holdings information is made public, there are no restrictions on providing the data to any shareholder or other party.

ADDITIONAL INFORMATION

            Except as otherwise stated in its private placement memorandum or required by law, the Trust reserves the right to change the terms of the offer stated in its private placement memorandum without shareholder approval, including the right to impose or change fees for services provided.

            No dealer, salesman or other person is authorized to give any information or to make any representation not contained in the Trust's private placement memorandum, SAI or in supplemental sales literature issued by the Trust or EIS, and no person is entitled to rely on any information or representation not contained therein.

            The Trust's private placement memorandum and SAI omit certain information contained in the Trust's registration statement, which you may obtain for a fee from the SEC in Washington, D.C.

Appendix A

Evergreen Investment Management Company, LLC

Proxy Voting Policy and Procedures

June 10, 2006

Statement of Principles

Evergreen Investment Management Company (Evergreen) recognizes it has a fiduciary duty to vote proxies on behalf of clients who have delegated such responsibility to Evergreen, and that in all cases proxies should be voted in a manner reasonably believed to be in the clients' best interest.

Proxy Voting Records

A copy of the proxy voting records indicating how the Evergreen funds voted proxies relating to portfolio securities during the twelve-month period ended June 30, 2005 may be obtained, without charge, by visiting our website at EvergreenInvestments.com or the SEC’s website at http://www.sec.gov.

Corporate Governance Committee

Evergreen has established a corporate governance committee (Committee) which is a sub-committee of Evergreen's Investment Policy Committee. The Committee is responsible for approving Evergreen's proxy voting policies, procedures and guidelines, for overseeing the proxy voting process, and for reviewing proxy voting on a regular basis. The Committee will meet quarterly to review reports of all proxies voted for the prior period and to conduct other business as required.

Share Blocking

EIMCO does not vote global proxies, with share blocking restrictions, requiring shares to be prohibited from sale.

Conflicts of Interest

Evergreen recognizes that under certain circumstances it may have a conflict of interest in voting proxies on behalf of its clients. Such circumstances may include, but are not limited to, situations where Evergreen or one or more of its affiliates has a client or customer relationship with the issuer of the security that is the subject of the proxy vote.

In most cases, structural and informational barriers within Evergreen and Wachovia Corporation will prevent Evergreen from becoming aware of the relationship giving rise to the potential conflict of interest. In such circumstances, Evergreen will vote the proxy according to its standard guidelines and procedures described above.

If persons involved in proxy voting on behalf of Evergreen become aware of a potential conflict of interest, the Committee shall consult with Evergreen's Legal Department and consider whether to implement special procedures with respect to the voting of that proxy, including whether an independent third party should be retained to vote the proxy.

Concise Domestic Proxy Voting Guidelines

The following is a concise summary of the Evergreen Investments Management Company LLC proxy voting policy guidelines for 2006.

1. Auditors

Ratifying Auditors

Vote FOR proposals to ratify auditors, unless:

  An auditor has a financial interest in or association with the company, and is therefore not independent;
  There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position; or
  Fees for non-audit services are excessive.

2. Board of Directors

Voting on Director Nominees in Uncontested Elections

Vote CASE-BY-CASE on director nominees, examining, but not limited to, the following factors:

  Composition of the board and key board committees;
  Attendance at board and committee meetings;
  Corporate governance provisions and takeover activity;
  Disclosures under Section 404 of the Sarbanes-Oxley Act;
  Long-term company performance relative to a market and peer index;
  Extent of the director’s investment in the company;
  Existence of related party transactions;
  Whether the chairman is also serving as CEO;
  Whether a retired CEO sits on the board;
  Number of outside boards at which a director serves.

WITHHOLD from individual directors who:

  Attend less than 75 percent of the board and committee meetings without a valid excuse (such as illness, service to the nation, work on behalf of the company);
  Sit on more than six public company boards;
  Are CEOs of public companies who sit on the boards of more than two public companies besides their own (withhold only at their outside boards).

WITHHOLD from the entire board (except for new nominees, who should be considered on a CASE-BY-CASE basis) if:

  The company’s poison pill has a dead-hand or modified dead-hand feature. Withhold every year until this feature is removed;
  The board adopts or renews a poison pill without shareholder approval since the beginning of 2005, does not commit to putting it to shareholder vote within 12 months of adoption or reneges on a commitment to put the pill to a vote and has not yet been withheld from for this issue;
  The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year;
  The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years;
  The board failed to act on takeover offers where the majority of the shareholders tendered their shares;
  At the previous board election, any director received more than 50 percent withhold votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold rate;
  A Russell 3000 company underperformed its industry group (GICS group). The test will consist of the bottom performers within each industry group (GICS) based on a weighted average TSR. The weightings are as follows: 20 percent weight on 1-year TSR; 30 percent weight on 3-year TSR; and 50 percent weight on 5-year TSR. Company’s response to performance issues will be considered before withholding.

WITHHOLD from inside directors and affiliated outside directors when:

  The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;
  The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;
  The full board is less than majority independent.

WITHHOLD from the members of the Audit Committee if:

  The non-audit fees paid to the auditor are excessive;
  A material weakness identified in the Section 404 disclosures rises to a level of serious concern; there are chronic internal control issues and an absence of established effective control mechanisms.

WITHHOLD from the members of the Compensation Committee if:

  There is a negative correlation between chief executive pay and company performance;
  The company fails to submit one-time transfers of stock options to a shareholder vote;
  The company fails to fulfill the terms of a burn rate commitment they made to shareholders;
  The company has poor compensation practices.

WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.

Classification/Declassification of the Board

Vote AGAINST proposals to classify the board. Vote FOR proposals to repeal classified boards and to elect all directors annually.

Independent Chair (Separate Chair/CEO)

Generally vote FOR shareholder proposals requiring the position of chair be filled by an independent director unless there are compelling reasons to recommend against the proposal, such as a counterbalancing governance structure. This should include all of the following:

  Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.);
  Two-thirds independent board;
  All-independent key committees;
  Established governance guidelines;
  The company does not under-perform its peers.

Majority Vote Shareholder Proposals

Generally vote FOR reasonably crafted shareholders proposals calling for directors to be elected with an affirmative majority of votes cast and/or the elimination of the plurality standard for electing directors (including binding resolutions requesting that the board amend the company’s bylaws), provided the proposal includes a carve-out for a plurality voting standard when there are more director nominees than board seats (e.g., contested elections). Consider voting AGAINST the shareholder proposal if the company has adopted a formal corporate governance policy that present a meaningful alternative to the majority voting standard and provide an adequate response to both new nominees as well as incumbent nominees who fail to receive a majority of votes cast.

At a minimum, a company’s policy should articulate the following elements to adequately address each director nominee who fails to receive an affirmative of majority of votes cast in an election:

  Established guidelines disclosed annually in the proxy statement concerning the process to follow for nominees who receive majority withhold votes;
  The policy needs to outline a clear and reasonable timetable for all decision-making regarding the nominee’s status;
  The policy needs to specify that the process of determining the nominee’s status will be managed by independent directors and must exclude the nominee in question;
  An outline of a range of remedies (for example, acceptance of the resignation, maintaining the director but curing the underlying causes of the withheld votes, etc.);
  The final decision on the nominee’s status should be promptly disclosed via an SEC filing. The policy needs to include the timeframe for disclosure and require a full explanation of how the decision was reached.

In addition, the company should articulate to shareholders why its policy is the best structure for demonstrating accountability to shareholders.

3. Proxy Contests

Voting for Director Nominees in Contested Elections

Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:

  Long-term financial performance of the target company relative to its industry;
  Management’s track record;
  Background to the proxy contest;
  Qualifications of director nominees (both slates);
  Strategic plan of dissident slate and quality of critique against management;
  Likelihood that the proposed goals and objectives can be achieved (both slates);
  Stock ownership positions.

Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

4. Takeover Defenses

Poison Pills

Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:

  Shareholders have approved the adoption of the plan; or
  The board, in its exercise of its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay in adoption that would result from seeking stockholder approval (i.e. the “fiduciary out” provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within twelve months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within twelve months would be considered sufficient.

Vote CASE-by-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

  No lower than a 20 percent trigger, flip-in or flip-over;
  A term of no more than three years;
  No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;
  Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, ten percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

Supermajority Vote Requirements

Vote AGAINST proposals to require a supermajority shareholder vote. Vote FOR proposals to lower supermajority vote requirements.

5. Mergers and Corporate Restructurings

For mergers and acquisitions, evaluate the proposed transaction based on these factors:

  Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable?
  Market reaction - How has the market responded to the proposed deal?
  Strategic rationale - Does the deal make sense strategically? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable.
  Negotiations and process - Were the terms of the transaction negotiated at arm's length? Was the process fair and equitable?
  Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests.
  Governance - Will the combined company have a better or worse governance profile than the parties to the transaction?

6. State of Incorporation

Reincorporation Proposals

Vote CASE-BY-CASE on proposals to change a company's state of incorporation, taking into consideration both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, comparative economic benefits, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

7. Capital Structure

Common Stock Authorization

Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance. Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being de-listed or if a company's ability to continue to operate as a going concern is uncertain. In addition, for capital requests less than or equal to 300 percent of the current authorized shares that marginally fail the calculated allowable cap (i.e., exceed the allowable cap by no more than 5 percent), on a CASE-BY-CASE basis, vote FOR the increase based on the company's performance and whether the company’s ongoing use of shares has shown prudence.

Issue Stock for Use with Rights Plan

Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a non-shareholder approved shareholder rights plan (poison pill).

Preferred Stock

Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock). Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

Vote FOR proposals to create "de-clawed" blank check preferred stock (stock that cannot be used as a takeover defense). Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable. Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company's industry and performance in terms of shareholder returns.

8. Executive and Director Compensation

Equity Compensation Plans

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the plan if:

  The total cost of the company’s equity plans is unreasonable;
  The plan expressly permits the repricing of stock options without prior shareholder approval;
  There is a disconnect between CEO pay and the company’s performance;
  The company’s three year burn rate exceeds the greater of 2 percent and the mean plus 1 standard deviation of its industry group; or
  The plan is a vehicle for poor pay practices.

Director Compensation

Vote CASE-BY-CASE on compensation plans for non-employee directors, based on the cost of the plans against the company’s allowable cap. Vote for the plan if ALL of the following qualitative factors in the board’s compensation plan are met and disclosed in the proxy statement:

  Stock ownership guidelines with a minimum of three times the annual cash retainer.
  Vesting schedule or mandatory holding/deferral period:
    A minimum vesting of three years for stock options or restricted stock; or
    Deferred stock payable at the end of a three-year deferral period.
  A balanced mix between cash and equity. If the mix is heavier on equity, the vesting schedule or deferral period should be more stringent, with the lesser of five years or the term of directorship.
  No retirement/benefits and perquisites for non-employee directors; and
  A table with a detailed disclosure of the cash and equity compensation for each non-employee director for the most recent fiscal year.

Disclosure of CEO Compensation-Tally Sheet

Companies should provide better and more transparent disclosure related to CEO pay. Consider withhold votes in the future from the compensation committee and voting against equity plans if compensation disclosure is not improved and a tally sheet is not provided.

Employee Stock Purchase Plans--Qualified Plans

Vote CASE-BY-CASE on qualified employee stock purchase plans. Vote FOR plans if:

  Purchase price is at least 85 percent of fair market value;
  Offering period is 27 months or less; and
  The number of shares allocated to the plan is ten percent or less of the outstanding shares.

Employee Stock Purchase Plans--Non-Qualified Plans

Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR plans with:

  Broad-based participation (i.e., all employees with the exclusion of individuals with 5 percent or more of beneficial ownership of the company);
  Limits on employee contribution (a fixed dollar amount or a percentage of base salary);
  Company matching contribution up to 25 percent of employee’s contribution, which is effectively a discount of 20 percent from market value;
  No discount on the stock price on the date of purchase since there is a company matching contribution.

Option Exchange Programs/Re-pricing Options

Vote CASE-by-CASE on management proposals seeking approval to exchange/reprice options, taking into consideration historic trading patterns, rationale for the re-pricing, value-for-value exchange treatment of surrendered options, option vesting, term of the option, exercise price and participation. Vote FOR shareholder proposals to put option re-pricing to a shareholder vote.

Severance Agreements for Executives/Golden Parachutes

Vote FOR shareholder proposals to require golden parachutes or executive severance agreements to be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts. Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden parachutes. An acceptable parachute should include:

  A trigger beyond the control of management;
  The amount should not exceed three times base amount (defined as the average annual taxable W-2 compensation during the five years prior to the year in which the change of control occurs;
  Change-in-control payments should be double-triggered, i.e., (1) after a change in the company’s ownership structure has taken place, and (2) termination of the executive as a result of the change in control.

9. Corporate Responsibility

Animal Rights

Generally vote AGAINST proposals to phase out the use of animals in product testing unless:

  The company is conducting animal testing programs that are unnecessary or not required by regulation;
  The company is conducting animal testing when suitable alternatives are accepted and used at peer firms;
  There is a disconnect between CEO pay and the company’s performance;
  The company has been the subject of recent, significant controversy related to its testing programs.

Generally vote FOR proposals seeking a report on the company’s animal welfare standards.

Drug Pricing and Re-importation

Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing. Vote CASE-BY-CASE on proposals requesting that the company evaluate their product pricing considering:

  The existing level of disclosure on pricing policies;
  Deviation from established industry pricing norms;
  The company’s existing initiatives to provide its products to needy consumers;
  Whether the proposal focuses on specific products or geographic regions.

Generally vote FOR proposals requesting that companies report on the financial and legal impact of their policies regarding prescription drug re-importation unless such information is already publicly disclosed. Generally vote AGAINST proposals requesting that companies adopt specific policies to encourage or constrain prescription drug re-importation.

Genetically Modified Foods

Vote AGAINST proposals asking companies to voluntarily label genetically engineered (GE) ingredients in their products or alternatively to provide interim labeling and eventually eliminate GE ingredients due to the costs and feasibility of labeling and/or phasing out the use of GE ingredients.

Tobacco

Most tobacco-related proposals (such as on second-hand smoke, advertising to youth and spin-offs of tobacco-related business) should be evaluated on a CASE-BY-CASE basis.

Toxic Chemicals

Generally vote FOR resolutions requesting that a company discloses its policies related to toxic chemicals. Vote CASE-BY-CASE on resolutions requesting that companies evaluate and disclose the potential financial and legal risks associated with utilizing certain chemicals. Generally vote AGAINST resolutions requiring that a company reformulate its products within a certain timeframe unless such actions are required by law in specific markets.

Arctic National Wildlife Refuge

Generally vote AGAINST request for reports outlining potential environmental damage from drilling in the Arctic National Wildlife Refuge (ANWR) unless:

  New legislation is adopted allowing development and drilling in the ANWR region;
  The company intends to pursue operations in the ANWR; and
  The company has not disclosed an environmental risk report for its ANWR operations.

Concentrated Area Feeding Operations (CAFOs)

Vote FOR resolutions requesting that companies report to shareholders on the risks and liabilities associated with CAFOs unless:

  The company has publicly disclosed guidelines for its corporate and contract farming operations, including compliance monitoring; or
  The company does not directly source from CAFOs.

Global Warming and Kyoto Protocol Compliance

Generally vote FOR proposals requesting a report on greenhouse gas emissions from company operations and/or products unless this information is already publicly disclosed or such factors are not integral to the company’s line of business. Generally vote AGAINST proposals that call for reduction in greenhouse gas emissions by specified amounts or within a restrictive time frame unless the company lags industry standards and has been the subject of recent, significant fines or litigation resulting from greenhouse gas emissions.

Generally vote FOR resolutions requesting that companies outline their preparations to comply with standards established by Kyoto Protocol signatory markets unless:

  The company does not maintain operations in Kyoto signatory markets;
  The company already evaluates and substantially discloses such information; or,
  Greenhouse gas emissions do not significantly impact the company’s core businesses.

Political Contributions

Vote CASE-BY-CASE on proposals to improve the disclosure of a company's political contributions considering: any recent significant controversy or litigation related to the company’s political contributions or governmental affairs; and the public availability of a policy on political contributions. Vote AGAINST proposals barring the company from making political contributions.

Link Executive Compensation to Social Performance

Vote CASE-BY-CASE on proposals to review ways of linking executive compensation to social factors, such as corporate downsizings, customer or employee satisfaction, community involvement, human rights, environmental performance, predatory lending, and executive/employee pay disparities.

Outsourcing/Offshoring

Vote CASE-BY-CASE on proposals calling for companies to report on the risks associated with outsourcing, considering: the risks associated with certain international markets; the utility of such a report; and the existence of a publicly available code of corporate conduct that applies to international operations.

Human Rights Reports

Vote CASE-BY-CASE on requests for reports detailing the company’s operations in a particular country and on proposals to implement certain human rights standards at company facilities or those of its suppliers and to commit to outside, independent monitoring.

10. Mutual Fund Proxies

Election of Directors

Vote CASE-BY-CASE on the election of directors and trustees, following the same guidelines for uncontested directors for public company shareholder meetings. However, mutual fund boards do not usually have compensation committees, so do not withhold for the lack of this committee.

Converting Closed-end Fund to Open-end Fund

Vote CASE-BY-CASE on conversion proposals, considering the following factors:

  Past performance as a closed-end fund;
  Market in which the fund invests;
  Measures taken by the board to address the discount; and
  Past shareholder activism, board activity, and votes on related proposals.

Establish Director Ownership Requirement

Generally vote AGAINST shareholder proposals that mandate a specific minimum amount of stock that directors must own in order to qualify as a director or to remain on the board.

Reimburse Shareholder for Expenses Incurred

Vote CASE-BY-CASE on shareholder proposals to reimburse proxy solicitation expenses. When supporting the dissidents, vote FOR the reimbursement of the solicitation expenses.

Terminate the Investment Advisor

Vote CASE-BY-CASE on proposals to terminate the investment advisor, considering the following factors:

  Performance of the fund’s net asset value;
  The fund’s history of shareholder relations;
  The performance of other funds under the advisor’s management.

Concise Global Proxy Voting Guidelines

Following is a concise summary of general policies for voting global proxies. In addition, country- and market-specific policies, which are not captured below.

Financial Results/Director and Auditor Reports

Vote FOR approval of financial statements and director and auditor reports, unless:

  there are concerns about the accounts presented or audit procedures used; or
  the company is not responsive to shareholder questions about specific items that should be publicly disclosed.

Appointment of Auditors and Auditor Compensation

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

  there are serious concerns about the accounts presented or the audit procedures used;
  the auditors are being changed without explanation; or
  nonaudit-related fees are substantial or are routinely in excess of standard annual audit fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ABSTAIN if a company changes its auditor and fails to provide shareholders with an explanation for the change.

Appointment of Internal Statutory Auditors

Vote FOR the appointment or reelection of statutory auditors, unless:

  there are serious concerns about the statutory reports presented or the audit procedures used;
  questions exist concerning any of the statutory auditors being appointed; or
  the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Allocation of Income

Vote FOR approval of the allocation of income, unless:

  the dividend payout ratio has been consistently below 30 percent without adequate explanation; or
  the payout is excessive given the company's financial position.

Stock (Scrip) Dividend Alternative

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Amendments to Articles of Association

Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

Lower Disclosure Threshold for Stock Ownership

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.

Amend Quorum Requirements

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

Transact Other Business

Vote AGAINST other business when it appears as a voting item.

Director Elections

Vote FOR management nominees in the election of directors, unless:

  Adequate disclosure has not been met in a timely fashion;
  There are clear concerns over questionable finances or restatements;
  There have been questionable transactions with conflicts of interest;
  There are any records of abuses against minority shareholder interests; and
  The board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Vote AGAINST individual directors if repeated absences at board meetings have not been explained (in countries where this information is disclosed).

Vote AGAINST labor representatives if they sit on either the audit or compensation committee, as they are not required to be on those committees.

Director Compensation

Vote FOR proposals to award cash fees to nonexecutive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote nonexecutive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both nonexecutive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for nonexecutive directors.

Discharge of Board and Management

Vote FOR discharge of the board and management, unless:

  there are serious questions about actions of the board or management for the year in question; or
  legal action is being taken against the board by other shareholders.

Vote AGAINST proposals to remove approval of discharge of board and management from the agenda.

Director, Officer, and Auditor Indemnification and Liability Provisions

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

Board Structure

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

Share Issuance Requests

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital

Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

  the specific purpose of the increase (such as a share-based acquisition or merger) does not meet established guidelines for the purpose being proposed; or
  the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances (and less than 25 percent for companies in Japan).

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Capital Structures

Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets established guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Debt Issuance Requests

Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets established guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

Pledging of Assets for Debt

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Increase in Borrowing Powers

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

Share Repurchase Plans:

Vote FOR share repurchase plans, unless:

  clear evidence of past abuse of the authority is available; or
  the plan contains no safeguards against selective buybacks.

Reissuance of Shares Repurchased:

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

Capitalization of Reserves for Bonus Issues/Increase In Par Value:

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

Reorganizations/Restructurings:

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions:

Vote FOR mergers and acquisitions, unless:

  the impact on earnings or voting rights for one class of shareholders is disproportionate to the relative contributions of the group; or
  the company's structure following the acquisition or merger does not reflect good corporate governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

ABSTAIN if there is insufficient information available to make an informed voting decision.

Mandatory Takeover Bid Waivers:

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

Reincorporation Proposals:

Vote reincorporation proposals on a CASE-BY-CASE basis.

PART C

OTHER INFORMATION

Item 23.    Exhibits

Unless otherwise indicated, each of the Exhibits listed below is filed herewith.

Number	Exhibit Description	Location

(a)	Declaration of Trust	Incorporated by reference to Amendment No. 1 to Registration Statement filed on Form N-1A on November 14, 2005

(b)	By-laws	Incorporated by reference to Amendment No. 1 to Registration Statement filed on Form N-1A on November 14, 2005

(c)

Provisions of instruments defining the rights of holders of the securities being registered are contained in the Declaration of Trust Articles II, III. (6) (c), IV.(8), V, VI, VI.(3), VII, VIII and By-laws II, III & VIII

Included as part of Exhibits (a) and (b) above.

(d)	Investment Advisory and Management Agreement between the Registrant and Grantham, Mayo, Van Otterloo & Co. LLC	Incorporated by reference to Initial Registration Statement filed on Form N-1A on September 15, 2005

(e)	Not applicable

(f)	Not applicable

(g)	Custodian Agreement between the Registrant and State Street Bank and Trust Company	Incorporated by reference to Initial Registration Statement filed on Form N-1A on September 15, 2005

(h)(1)	Master Administrative Services Agreement between Evergreen Investment Services, Inc. and the Registrant	Incorporated by reference to Initial Registration Statement filed on Form N-1A on September 15, 2005

(h)(2)	Transfer Agent Agreement between the Registrant and Evergreen Service Company, LLC	Incorporated by reference to Initial Registration Statement filed on Form N-1A on September 15, 2005

(h)(3)	Letter Amendment to Transfer Agent Agreement	Incorporated by reference to Initial Registration Statement filed on Form N-1A on September 15, 2005

(i)	Not applicable

(j)	Not applicable

(k)	Not applicable

(l)	Not applicable

(m)	Not applicable

(n)	Not applicable

(o)	Not applicable

(p)(1)	Code of Ethics (Evergreen Funds)	Incorporated by reference to Initial Registration Statement filed on Form N-1A on September 15, 2005

(p)(2)	Code of Ethics of the Trust. Code of Ethics – Grantham, Mayo, Van Otterloo & Co. LLC	Incorporated by reference to Initial Registration Statement filed on Form N-1A on September 15, 2005

Item 24.       Persons Controlled by or Under Common Control with Registrant.

The Trust is wholly owned by Evergreen Asset Allocation Fund, a series of Evergreen Equity Trust, a Delaware statutory trust.

Item 25.       Indemnification.

  Registrant has obtained from a major insurance carrier a trustees and officers liability policy covering certain types of errors and omissions. Provisions for the indemnification of the Registrant's Trustees and officers are also contained in the Registrant's Declaration of Trust.

  Provisions for the indemnification of the Registrant's Investment Advisor is contained in the Investment Advisory and Management Agreement.

  Provisions for the indemnification of Evergreen Service Company, LLC, the Registrant's transfer agent, are contained in the Master Transfer and Recordkeeping Agreement between Evergreen Service Company, LLC and the Registrant.

  Provisions for the indemnification of State Street Bank and Trust Co., the Registrant's custodian, are contained in the Custodian Agreement between State Street Bank and Trust Co. and the Registrant.

Item 26.       Business or Other Connections of Investment Advisor.

     The information required by this item with respect to Grantham, Mayo, Van Otterloo & Co., LLC is incorporated by reference to the Form ADV (File No. 801-15028) of Grantham, Mayo, Van Otterloo & Co., LLC.

Item 27.       Principal Underwriter.

     Not applicable

Item 28.       Location of Accounts and Records.

     All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

Evergreen Service Company, LLC 200 Berkeley Street, Boston, Massachusetts 02116-5034.

Wachovia Bank, N.A., One Wachovia Center, 301 S. College Street, Charlotte, North Carolina 28288-0630.

Iron Mountain, 3431 Sharp Slot Road, Swansea, Massachusetts 02777.

State Street Bank and Trust Company, 2 Heritage Drive, North Quincy, Massachusetts 02171.

Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts 02110.

Item 29.       Management Services.

     Not applicable

Item 30.       Undertakings.

       Not applicable

NOTICE

A copy of the Certificate of Trust of Asset Allocation Trust (the "Trust"), together with all amendments thereto, is on file with the Secretary of State of The State of Delaware and notice is hereby given that this instrument is executed on behalf of the Trust by trustees and officers of the Trust as officers and trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the officers or trustees of the Trust or the shareholder individually but are binding only upon the assets and property of the Trust.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, and Commonwealth of Massachusetts, on the 31st day of July 2006.

ASSET ALLOCATION TRUST
By: /s/ Michael H. Koonce
Name: Michael H. Koonce
Title: Secretary

INDEX TO EXHIBITS
EXHIBIT Letter.	EXHIBIT